Registration No. 333-

As filed with the Securities and Exchange Commission on December 6, 2016

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
Form S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933
XERIUM TECHNOLOGIES, INC.
(Exact name of registrant as specified in its charter)
See Table of Registrant Guarantors for information regarding additional Registrants
Delaware	2221	42-1558674
(State or other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification Number)
	14101 Capital Boulevard
	Youngsville, North Carolina 27596
	(919) 526-1400
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Harold C. Bevis
President, Chief Executive Officer and Director
Xerium Technologies, Inc.

14101 Capital Boulevard
Youngsville, North Carolina 27596
(919) 526-1400
(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to: Shaun M. Klein Dentons US LLP 2398 East Camelback Road, Suite 850 Phoenix, AZ 85016 (602) 508-3908

Approximate date of commencement of proposed sale to the public: As soon as practicable on or after the effective date of this Registration Statement.

If the securities being registered on this Form are to be offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☑
Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐
If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:
☐   Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer)
☐   Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer)
CALCULATION OF REGISTRATION FEE
		Proposed	Proposed
	Amount	Maximum	Maximum
Title of Each Class of	to be	Offering Price	Aggregate	Amount of
Securities to be Registered	Registered	per Unit	Offering Price	Registration Fee (1)
9.500% Senior Secured Notes due 2021	$480,000,000	100%	$480,000,000	$55,632
Guarantees of 9.500% Senior Secured Notes due 2021 (2)	—	—	—	(3)
(1)	The registration fee has been calculated, in accordance with Rule 457(f)(2) under the Securities Act of 1933, based on the book value, calculated as of December 6, 2016, of the outstanding 9.500% Senior Secured Notes due 2021 to be cancelled in the exchange transaction hereunder.
(2)	Each of the Co-Registrants listed on the “Table of Guarantor Registrants” on the following page is guaranteeing on a full and unconditional basis the obligations of Xerium Technologies, Inc. under the notes being registered hereby.
(3)	No separate consideration will be received for the guarantees. Pursuant to Rule 457(n) under the Securities Act of 1933, there is no separate fee with respect to guarantees.

The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

TABLE OF GUARANTOR REGISTRANTS

		Primary Standard
	State or other	Industrial	I.R.S. Employer
	jurisdiction	Classification	Identification
Exact name of guarantor as specified in its charter(1)	of formation	Code Number	Number
Huyck Licensco Inc.	Delaware	2221	06-1260434
JJ Plank Company, LLC	Delaware	2221	81-1601396
Robec Brazil LLC	Delaware	2221	20-3318360
Stowe Woodward LLC	Delaware	2221	51-0394459
Stowe Woodward Licensco LLC	Delaware	2221	06-1260436
Wangner Itelpa I LLC	Delaware	2221	43-2073561
Wangner Itelpa II LLC	Delaware	2221	43-2073562
Weavexx, LLC	Delaware	2221	05-0387869
Xerium Asia, LLC	Delaware	2221	20-8863367
Xerium III (US) Limited	Delaware	2221	51-0394460
Xerium IV (US) Limited	Delaware	2221	51-0394461
Xerium V (US) Limited	Delaware	2221	51-0394462
XTI LLC	Delaware	2221	20-1296754

(1)	The address for each of the additional registrants is c/o Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, North Carolina 27615, and the telephone number, including area code, of the additional registrants at that address is (919) 526-1400.

The information contained in this prospectus is not complete and may be changed. We may not complete this exchange offer or issue these securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any jurisdiction where the offer or sale is not permitted.

SUBJECT TO COMPLETION. DATED DECEMBER 6, 2016.

PROSPECTUS

$480,000,000

Exchange Offer for
$480,000,000 Outstanding 9.500% Senior Secured Notes due 2021
for
A Like Principal Amount of Registered 9.500% Senior Secured Notes due 2021
_________________________

On August 9, 2016, we issued $480 million aggregate principal amount of 9.500% senior secured notes due 2021 in a private placement exempt from the registration requirements under the Securities Act of 1933, as amended (the “Securities Act”), which we refer to as the “old notes.” In connection with that private placement, we entered into a registration rights agreement in which we agreed, among other things, to complete an exchange offer of the old notes for the exchange notes. We are offering to exchange a new issue of 9.500% senior secured notes due 2021 (the “exchange notes”) for an equal principal amount of our outstanding old notes. We sometimes refer to the old notes and the exchange notes in this prospectus together as the “notes.”

The exchange offer expires at 5:00 p.m., New York City time, on              , 2016, unless extended.

Terms of the Exchange Offer:

●

The exchange offer is subject to certain conditions, including that the exchange offer does not violate any law or applicable interpretation of any law by the staff of the Securities and Exchange Commission (the “SEC”).

●	You may withdraw your tendered old notes at any time before the exchange offer expires.
●	We will not receive any cash proceeds from the exchange offer.
●

We do not intend to list the exchange notes on any national securities exchange or seek approval through any automated quotation system, and no active market currently exists for the old notes or is anticipated for the exchange notes to be issued.

●

The terms of the exchange notes are identical in all material respects (including principal amount, interest rate, maturity and redemption rights) to the old notes for which they may be exchanged, except that the exchange notes will be registered under the Securities Act, generally will not be subject to transfer restriction or be entitled to registration rights or related provisions relating to additional interest applicable to the old notes and will bear a different CUSIP or ISIN number from the old notes.

●

Each of our wholly-owned domestic restricted subsidiaries (other than those that are securitization subsidiaries or immaterial subsidiaries) existing as of the issue date of the old notes fully and unconditionally guarantee the exchange notes on a senior secured basis. These guarantees of the exchange notes will be senior secured obligations of the Guarantors (as hereinafter defined). None of our foreign subsidiaries will guarantee the exchange notes.

●

The exchange notes will be our senior obligations, will rank equal in right of payment with all of our and the subsidiary Guarantors’ existing and future senior indebtedness and will rank senior to all our and the guarantors’ existing and future subordinated indebtedness.

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus in connection with any resale of the exchange notes. The accompanying letter of transmittal relating to the exchange offer states that by so acknowledging and delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities. We have agreed that, for a period of 90 days after the date of this prospectus, we will make this prospectus available to broker-dealers upon request for use in connection with any such resale. See “Plan of Distribution.”

An investment in the exchange notes involves risks. You should carefully review the risk factors beginning on page 8 of this prospectus for a discussion of the factors you should consider in connection with the exchange offer.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

The date of this prospectus is              , 2016.

ABOUT THIS PROSPECTUS

In making your decision regarding participation in the exchange offer, you should rely only on the information contained in this prospectus. This prospectus incorporates important business and financial information about us that is not included in or delivered with this prospectus. We have not authorized anyone to provide you with any other information. We are not making an offer of these securities in places where the offer is not permitted. The information contained in or incorporated by reference into this prospectus is accurate as of the date of the document containing such information, regardless of the time of any offer of the exchange notes. Our business, financial condition, results of operations or cash flow may have changed since that date. You should read this prospectus together with the additional information described under the headings “Information Incorporated by Reference” and “Where You Can Find More Information.”

This prospectus may be supplemented from time to time to add, update or change information in this prospectus. Any statement contained in this prospectus will be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in such prospectus supplement modifies or supersedes such statement. Any statement so modified will be deemed to constitute a part of this prospectus only as so modified, and any statement so superseded will be deemed not to constitute a part of this prospectus.

FORWARD-LOOKING STATEMENTS

This prospectus, including information incorporated by reference into this prospectus, contains forward-looking statements in addition to historical information. These statements relate to future events or to our future financial performance and involve known and unknown risks, uncertainties, and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance, or achievements expressed or implied by these forward-looking statements. In some cases, forward-looking statements can be identified by the use of words such as “may,” “could,” “expect,” “intend,” “plan,” “seek,” “anticipate,” “believe,” “estimate,” “predict,” “potential,” or “continue” or the negative of these terms or other comparable terminology. Undue reliance should not be placed on forward-looking statements because they involve known and unknown risks, uncertainties, and other factors that are, in some cases, beyond our control and that could materially affect actual results, levels of activity, performance, or achievements. Factors that could materially affect our actual results, levels of activity, performance or achievements include, but are not limited to, the following items:

■	rate and magnitude of decline in graphical grade paper production;
■	fluctuations in interest rates and currency exchange rates;

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■	over-capacity of certain grades of paper, leading to distressed profit situations;
■	execution risk related to the startup of our new facilities in China and Turkey and our expansion projects;
■	local economic conditions in the areas around the world where we conduct business;
■	quality issues with new products that could lead to higher warranty and quality costs;
■	structural shifts in the demand for paper;
■	the effectiveness of our strategies and plans;
■	sudden increase or decrease in production capacity;
■	trend toward extended life in forming fabrics, leading to reduced market size;
■	our development and marketing of new technologies and our ability to compete against new technologies developed by competitors;
■	variations in demand for our products, including our new products;
■	fluctuations in the price of our component supply costs and energy costs;
■	our ability to generate substantial operating cash flow to fund growth and unexpected cash needs;
■

occurrences of terrorist attacks or an armed conflict involving the United States or any other country in which we conduct business, or any other domestic or international calamity, including natural disasters; and

■	changes in the policies, laws, regulations and practices of the United States and any foreign country in which we operate or conduct business, including changes regarding taxes and the repatriation of earnings.

Other factors that could materially affect our actual results, levels of activity, performance or achievements can be found in the “Risk Factors” section in this prospectus and in our Annual Report (as defined herein). If any of these risks or uncertainties materialize, or if our underlying assumptions prove to be incorrect, actual results may vary significantly from what we project. Any forward-looking statement included or incorporated by reference in this prospectus reflects our current views with respect to future events and is subject to these and other risks, uncertainties, and assumptions relating to our operations, results of operations, growth strategy, and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, whether as a result of new information, future events, or otherwise, except as required by law.

INFORMATION INCORPORATED BY REFERENCE

We have “incorporated by reference” the information we file with the SEC, which means that we have disclosed important information to you by referring you to those documents. The information incorporated by reference is considered to be part of this prospectus and the information we file later with the SEC prior to the completion of this offering will automatically update and supersede this information.

We previously filed the following documents with the SEC (File No. 001-32498) and such filings are incorporated by reference into this prospectus:

■	Annual Report on Form 10-K for the year ended December 31, 2015, as amended by Amendment No. 1 thereto filed with the SEC on April 29, 2016 (as so amended, our “Annual Report”);
■	Quarterly Reports on Form 10-Q for the quarters ended March 31, 2016, June 30, 2016 and September 30, 2016; and
■	Current Reports on Form 8-K filed with the SEC on January 6, 2016, May 10, 2016, June 16, 2016, July 11, 2016, July 19, 2016 (Item 9.01 only), July 28, 2016 (Items 1.01 and 9.01 only) and August 9, 2016 (Items 1.01, 2.03 and 9.01 only).

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All documents we file with the SEC pursuant to Section 13(a), 13(c), 14, or 15(d) of the Exchange Act before the exchange offer described in this prospectus is terminated are incorporated by reference into this prospectus from the date of the filing of the documents, except for information “furnished” under Item 2.02 or Item 7.01 of Form 8-K or other information “furnished” to the SEC which is not deemed filed and not incorporated by reference in this prospectus. Information we subsequently file with the SEC that is incorporated by reference into this prospectus will automatically update and may replace information in this prospectus and information filed with the SEC previously.

You may request a copy of these filings (other than exhibits, unless the exhibits are specifically incorporated by reference into these documents) at no cost by writing or telephoning Investor Relations at the following address and telephone number:

Xerium Technologies, Inc.
14101 Capital Boulevard
Youngsville, NC 27596
Telephone: 919-526-1444

You should rely only upon the information in or incorporated by reference in this prospectus. We have not authorized anyone to provide you with different information. You should not assume that the information in this prospectus is accurate as of any date other than the date of this prospectus.

To obtain timely delivery of the requested information, you must request this information by         , 2016, which is five business days before the expiration date of the exchange offer. If we extend the exchange offer, you must request this information at least five business days before the expiration of the exchange offer, as extended.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-4 under the Securities Act with respect to the exchange notes being offered hereby. This prospectus, which forms a part of the registration statement, does not contain all of the information set forth in the registration statement. For further information with respect to us and the exchange notes, reference is made to the registration statement. Statements contained in this prospectus as to the contents of any contract or other document are not necessarily complete. If a contract or document has been filed as an exhibit to the registration statement, we refer you to the copy of the contract or document that has been filed. Each statement in this prospectus relating to a contract or document filed as an exhibit is qualified in all respects by the filed exhibit. You may obtain a copy of the registration statement and its exhibits, free of charge, by oral or written request directed to: Xerium Technologies, Inc., 14101 Capital Boulevard, Youngsville, NC 27596, Attention: Corporate Secretary, phone number (919) 526-1400. The registration statement, including the exhibits, can be read on the website of the SEC or at the offices of the SEC as further described in the following paragraph.

We file certain reports with the SEC, including annual reports on Form 10-K, quarterly reports on Form 10-Q and other reports required pursuant to the Securities Exchange Act of 1934, as amended (the “Exchange Act”). You may read and copy any materials that we file with the SEC at the SEC’s Public Reference Room at 100 F Street, N.E., Washington, DC 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. We are an electronic filer, and the SEC maintains an internet site at http://www.sec.gov that contains the reports and other information that we file electronically. In addition, we make available free of charge, through our website at www.xerium.com, our annual report on Form 10-K and quarterly reports on Form 10-Q, and all amendments to those reports, together with all other materials we file with or furnish to the SEC, as soon as reasonably practicable after such material is electronically filed with or furnished to the SEC. The information provided on or accessible through our website is not part of this prospectus, and is therefore not incorporated by reference unless such information is specifically referenced elsewhere in this prospectus.

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SUMMARY

This summary may not contain all of the information that may be important to you. You should read this summary together with the entire prospectus, including the risk factors and the financial statements and the related notes included elsewhere or incorporated by reference in this prospectus, before making a decision with respect to an investment in the exchange notes. Unless otherwise noted, references in this prospectus to “Xerium,” the “Company,” the “Issuer,” “we,” “our” and “us” mean Xerium Technologies, Inc. and its subsidiaries. The term “Subsidiary Guarantors” or “Guarantors” refers to those subsidiaries of Xerium Technologies, Inc. that guarantee the exchange notes and the old notes.

The Company

Xerium is a leading global provider of industrial consumables and mechanical services used in the production of paper, paperboard, building products and nonwoven materials. Our operations are strategically located in the major paper-making regions of the world, including North America, Europe, Latin America and Asia-Pacific.

Our products play key roles in the formation and processing of paper along the length of a paper-making machine. Paper producers rely on our products and services to help improve the quality of their paper, differentiate their paper products, operate their paper-making machines more efficiently and reduce production costs. Our products and services typically represent only a small percentage of a paper producer’s overall production costs, yet they can reduce costs by permitting the use of lower-cost raw materials and by reducing energy consumption. Paper producers must replace machine clothing and refurbish or replace roll covers periodically as these products wear down during the paper production process. Our products are designed to withstand high temperatures, chemicals and high pressure conditions and are the result of a substantial investment in research and development and highly sophisticated manufacturing processes.

We operate in two principal business segments: clothing and roll covers. In our clothing segment, we manufacture and sell highly engineered synthetic textile belts that transport paper as it is processed in a paper-making machine. Clothing plays a significant role in the forming, pressing and drying stages of paper production. Because paper-making processes and machine specifications vary widely, the clothing size, form, material and function is custom engineered to fit each individual paper-making machine and process. For the nine months ended September 30, 2016, our clothing segment represented 61% of our net sales.

Our roll cover products provide a surface with the mechanical properties necessary to process the paper sheet in a cost-effective manner that delivers the sheet qualities desired by each paper producer. We tailor our roll covers to individual paper-making machines and processes, using different materials, treatments and finishings. In addition to manufacturing and selling new roll covers, we also provide refurbishment services for previously installed roll covers and we manufacture new and rebuilt spreader rolls. We also provide various related products and services to our customers, both directly and through third party providers, as a growing part of our overall product offering through our roll covers sales channels. For the nine months ended September 30, 2016, our roll cover segment represented 39% of our net sales.

Our Corporate Information

Xerium is a Delaware corporation. Our principal executive office is located at 14101 Capital Boulevard, Youngsville, North Carolina, and our telephone number is (919) 526-1400. Xerium maintains a website at www.xerium.com. Information contained on our website does not constitute a part of this prospectus and is not being incorporated by reference herein.

Summary Terms of the Exchange Offer

The following is a brief summary of the principal terms of the exchange offer. For a more detailed description of the exchange notes, see “The Exchange Offer” in this prospectus.

The Exchange Offer	We are offering to exchange up to $480,000,000 in aggregate principal amount of our exchange notes for an equal principal amount of our old notes.

Expiration of The Exchange Offer; Withdrawal of Tender

The exchange offer will expire at 5:00 p.m., New York City time, on                 , 2016, unless we decide to extend it. We do not currently intend to extend the expiration of the exchange offer. You may withdraw your tender of old notes in the exchange offer at any time before the expiration of the exchange offer. If we decide for any reason not to accept your old notes tendered for exchange, the old notes will be returned to you at our expense promptly after the expiration or termination of the exchange offer.

Conditions to the Exchange Offer	The exchange offer is subject to customary conditions, which we may waive. Please read “The Exchange Offer—Conditions to the Exchange Offer” for more information regarding the conditions to the exchange offer.

Procedures for Tendering Old Notes

Unless you comply with the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery,” you must do one of the following on or prior to the expiration of the exchange offer to participate in the exchange offer:

■

tender your old notes by sending the certificates for your old notes, in proper form for transfer, a properly completed and duly executed letter of transmittal, with any required signature guarantees, and all other documents required by the letter of transmittal, to US Bank, as registrar and exchange agent, at the address listed under the caption “The Exchange Offer—Exchange Agent”; or

■

tender your old notes by using the book-entry transfer procedures described below and transmitting a properly completed and duly executed letter of transmittal, with any required signature guarantees, or an agent’s message instead of the letter of transmittal, to the exchange agent. In order for a book-entry transfer to constitute a valid tender of your old notes in the exchange offer, US Bank, as registrar and exchange agent, must receive a confirmation of book-entry transfer of your old notes into the exchange agent’s account at The Depository Trust Company prior to the expiration of the exchange offer. For more information regarding the use of book-entry transfer procedures, including a description of the required agent’s message, please read the discussion under the caption “The Exchange Offer—Procedures for Tendering—Book-Entry Transfer.”

Guaranteed Delivery Procedures	If you are a registered holder of the old notes and wish to tender your old notes in the exchange offer, but:

■	the old notes are not immediately available;
■	time will not permit your old notes or other required documents to reach the exchange agent before the expiration of the exchange offer; or
■	the procedure for book-entry transfer cannot be completed prior to the expiration of the exchange offer,

then you may tender old notes by following the procedures described under the caption “The Exchange Offer—Procedures for Tendering—Guaranteed Delivery.”

Special Procedures for Beneficial Owners

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and you wish to tender your old notes in the exchange offer, you should promptly contact the person in whose name the old notes are registered and instruct that person to tender on your behalf.

If you wish to tender in the exchange offer on your own behalf, prior to completing and executing the letter of transmittal and delivering the certificates for your old notes, you must either make appropriate arrangements to register ownership of the old notes in your name or obtain a properly completed bond power from the person in whose name the old notes are registered.

Consequences of Failure to Exchange

Any old notes that are not tendered in the exchange offer, or that are not accepted in the exchange, will remain subject to the restrictions on transfer provided for in the old notes and in the indenture. In general, since the old notes have not been registered under the U.S. federal securities laws, you will not be able to offer or sell the old notes except under an exemption from, or in a transaction not subject to, the requirements of the Securities Act or unless the old notes are registered under the Securities Act. Other than in connection with the exchange offer, we do not currently anticipate that we will register the old notes under the Securities Act.

Certain U.S. Federal Income Tax Considerations	The exchange of old notes for exchange notes in the exchange offer should not constitute a taxable exchange for U.S. federal income tax purposes. See “Certain U.S. Federal Income Tax Considerations.”
Use Of Proceeds

We will not receive any proceeds from the issuance of the exchange notes in exchange for the outstanding old notes. We are making this exchange solely to satisfy our obligations under the registration rights agreement entered into in connection with the offering of the old notes. See “Use of Proceeds.”

Fees and Expenses	We will pay all of our expenses incident to the exchange offer.
Exchange Agent	We have appointed US Bank as exchange agent for the exchange offer. You can find the address, telephone number and fax number of the exchange agent under “The Exchange Offer—Exchange Agent.”

Effect on Holders of Old Notes

As a result of the making of, and upon acceptance for exchange of all validly tendered old notes pursuant to the terms of, the exchange offer, we will have fulfilled a covenant contained in the registration rights agreement (except in certain limited circumstances) and, accordingly, we will not be obligated to pay additional interest as described in the registration rights agreement. If you are a holder of old notes and do not tender your old notes in the exchange offer, you will continue to hold such old notes and you will be entitled to all the rights and limitations applicable to the old notes in the indenture, except for any rights under the registration rights agreement that by their terms terminate upon the consummation of the exchange offer (except in certain limited circumstances). See “Risk Factors—If you do not exchange your old notes, they may be difficult to resell.”

Transferability

Based on existing interpretations of the Securities Act by the staff of the SEC, as set forth in several no-action letters issued to third parties that are not related to us, we believe that the exchange notes you receive in the exchange offer may be offered for resale, resold or otherwise transferred by you without further compliance with the registration and prospectus delivery provisions of the Securities Act so long as:

■	the exchange notes are being acquired in the ordinary course of your business;
■

you are not participating, do not intend to participate, and have no arrangement or understanding with any person to participate in the distribution of the exchange notes issued to you in the exchange offer;

■	you are not our affiliate (as defined in Rule 405 under the Securities Act); and
■	you are not a broker-dealer tendering old notes acquired directly from us for your account.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where the old notes were acquired by such broker-dealer as a result of market-making or other trading activities, must acknowledge that it will deliver a prospectus in connection with any resale of such exchange notes during the 90 days after the expiration of the exchange offer. Please read “Plan of Distribution.”

Our belief that transfers of these exchange notes would be permitted without registration or prospectus delivery under the conditions described above is based on SEC interpretations given to other, unrelated issuers in similar exchange offers. We cannot assure you that the SEC would make similar determinations with respect to this exchange offer. If any of these conditions are not satisfied, or if our belief is not accurate, and you transfer any exchange notes issued to you in the exchange offer without delivering a resale prospectus meeting the requirements of the Securities Act or without an exemption from registration of your exchange notes from those requirements, you may incur liability under the Securities Act. We will not assume, be responsible for, or indemnify you against, any such liability.

Please read “The Exchange Offer—Resales of Exchange Notes” for more information regarding resales of the exchange notes.

Summary Terms of the Exchange Notes

The following is a brief summary of the principal terms of the exchange notes. For a more detailed description of the exchange notes, see “Description of Exchange Notes” in this prospectus.

Issuer	Xerium Technologies, Inc.

Securities Offered	$480.0 million in aggregate principal amount of 9.500% senior secured notes due 2021.

Maturity Date	August 15, 2021.

Interest	Interest on the exchange notes accrues at a rate of 9.500% per annum and is payable semiannually in cash in arrears on February 15 and August 15 of each year, commencing on February 15, 2017.
Guarantees

Each of our wholly-owned domestic restricted subsidiaries (other than those that are securitization subsidiaries or immaterial subsidiaries) existing as of the issue date of the old notes fully and unconditionally guarantee the exchange notes on a senior secured basis. The guarantees by the Guarantors of the exchange notes rank equally in right of payment with all existing and future senior indebtedness of the Guarantors. Our non-guarantor subsidiaries accounted for approximately 70% of our net sales for the nine-month period ended September 30, 2016 and approximately 73% and 26% of our total assets and liabilities, respectively, as of September 30, 2016.

Security

The exchange notes and the guarantees are secured by (i) a first priority lien on all of our existing and future property and assets constituting Notes Priority Collateral and (ii) a second priority lien on all of our existing and future property and assets constituting ABL Priority Collateral, in each case subject to permitted liens, as described under the caption “Description of Exchange Notes — Security”.

Ranking

The exchange notes are our senior secured obligations. They rank equal in right of payment with our existing and future senior indebtedness and senior in right of payment to any of our existing and future subordinated indebtedness. As a consequence of lien subordination provisions under an intercreditor agreement, the exchange notes are effectively subordinated to our revolving credit facility to the extent of the value of the ABL Priority Collateral and effectively senior to our revolving credit facility to the extent of the value of the Notes Priority Collateral, as described under the caption “Description of Exchange Notes — Intercreditor Agreement”.

Optional Redemption

On and after August 15, 2018, we may redeem the exchange notes, in whole or in part, at the redemption prices specified under the caption “Description of Exchange Notes — Optional Redemption,” plus accrued and unpaid interest to the date of redemption.

At any time prior to August 15, 2018, we may redeem up to 35% of the aggregate principal amount of the exchange notes together with any additional exchange notes issued under the indenture with the net cash proceeds of certain equity offerings as described under the caption “Description of Exchange Notes — Optional Redemption.”

At any time prior to August 15, 2018, we may redeem the exchange notes, in whole or in part, at a price equal to 100% of the principal amount thereof, plus an applicable “make-whole” premium and accrued and unpaid interest to the date of redemption, as described under the caption “Description of Exchange Notes — Optional Redemption.”

Change of Control Offer

If a change of control occurs, we must give holders of the exchange notes an opportunity to sell to us their exchange notes at a purchase price equal to 101% of the principal amount of the exchange notes, plus accrued and unpaid interest to the purchase date, subject to certain conditions. See “Description of Exchange Notes — Repurchase at the Option of Holders — Change of Control Triggering Event.”

Asset Sale Offer

Upon the occurrence of certain asset sales, we may be required to use the net proceeds of such asset sales to purchase some of the exchange notes at 100% of the principal amount thereof plus accrued and unpaid interest to the date of repurchase.

Excess Cash Flow Offer

Subject to certain conditions, within 95 days of the end of each fiscal year, we will be required to make an offer to repurchase Exchange Notes using 75% of excess cash flow for the prior fiscal year, commencing with the fiscal year ending December 31, 2017, for a cash purchase price of 101.5% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase; provided that for the fiscal year ending December 31, 2017, excess cash flow will be calculated for the five consecutive fiscal quarters ended December 31, 2017. See “Description of Exchange Notes—Repurchase at the Option of Holders—Excess Cash Flow Offer.”

Certain Covenants	The indenture governing the exchange notes contains covenants that restrict our ability and the ability of certain of our subsidiaries to, among other things:

■	incur or guarantee additional indebtedness or issue preferred stock;
■	pay dividends or make other distributions to stockholders;
■	make certain investments or acquisitions;
■	purchase or redeem capital stock or subordinated indebtedness;
■	create liens;
■	incur restrictions on the ability of our subsidiaries to make dividends or make other payments to us;
■	sell assets;
■	consolidate or merge with or into other companies or transfer all or substantially all of its assets;
■	engage in transactions with affiliates; and
■	change the business we conduct.

These covenants are subject to a number of important qualifications and exceptions. See “Description of Exchange Notes — Certain Covenants.”

Absence of a Public Market for the Exchange Notes

The exchange notes generally are freely transferable but are also new securities for which there is not initially an existing trading market. There can be no assurance as to the development or liquidity of any market for the exchange notes. We do not intend to apply for listing of the exchange notes on any securities exchange or to seek quotation of the exchange notes on any automated dealer quotation system.

Risk Factors

Investing in the exchange notes involves substantial risk. You should carefully consider all information in or incorporated by reference in this prospectus before you decide whether to invest in the exchange notes. In particular, you should evaluate the specific risks described in the section entitled “Risk Factors” in this prospectus for a discussion of some of the key factors you should carefully consider before deciding to exchange your old notes for exchange notes.

RISK FACTORS

In addition to the other information contained or incorporated by reference in this prospectus, you should carefully consider the factors described below or incorporated herein, including under the heading “Risk Factors” in our Annual Report, in evaluating whether to invest in the exchange notes. Additional risks and uncertainties not presently known to us that we currently deem immaterial or that are similar to those faced by other companies in our industry or business in general, such as competitive conditions, may also impair our business operations. If any of the risks described below or incorporated by reference herein occurs, our business, financial condition, results of operations or prospects could be negatively affected, and as a result, the trading price of the exchange notes could decline and you could lose all or part of your investment.

Risks Related to The Exchange Notes and This Exchange Offer

Despite our current indebtedness level, we and our restricted subsidiaries may still be able to incur substantially more debt, which could exacerbate the risks associated with our substantial leverage.

We may be able to incur substantial additional indebtedness in the future. Although the Indenture governing the exchange notes (the “Indenture”) limits, and our revolving credit facility limits, our ability and the ability of our restricted subsidiaries to incur additional indebtedness, these restrictions are subject to a number of qualifications and exceptions and, under certain circumstances, debt incurred in compliance with these restrictions could be substantial. For example, under the Indenture, we may incur additional indebtedness and certain of such additional indebtedness may be secured, including in the case of additional old notes or exchange notes by a pari passu lien on the collateral, subject to certain conditions. In addition, the Indenture may not prevent us from incurring obligations that do not constitute indebtedness. See the sections entitled “Description of Exchange Notes—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock” and “Description of Exchange Notes—Certain Covenants—Liens.” Also see “Management’s Discussion and Analysis of Financial Condition and Results of Operations—Credit Facility and Notes” in our Annual Report. To the extent that we incur additional indebtedness or such other obligations, the risks associated with our substantial leverage described below, including our possible inability to service our debt, would increase.

Our ability to make any required payments on the exchange notes is dependent on the operations of and the distribution of funds from our subsidiaries.

We conduct a significant portion of our operations through our subsidiaries. Accordingly, repayment of our indebtedness, including the exchange notes, is dependent, to a significant extent, on the generation of cash flow by our subsidiaries and their ability to make such cash available to us, by dividend, debt repayment or otherwise. Each of our subsidiaries is a legally distinct entity and, while certain of our domestic subsidiaries guarantee the exchange notes, such guarantees are subject to risks. See “—Federal and state fraudulent transfer laws may permit a court to void the exchange notes, the guarantees and the liens granted in respect thereof, subordinate claims in respect of the exchange notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the exchange notes.” The ability of our subsidiaries to pay dividends and make distributions will be subject to, among other things, the terms of any debt instruments of those subsidiaries then in effect, applicable law and, in the case of our foreign subsidiaries, limitations on the repatriation of earnings. If distributions from our subsidiaries to us were eliminated, delayed, reduced or otherwise impaired, our ability to make payments on the exchange notes would be substantially impaired.

We may not be able to generate sufficient cash to service all of our indebtedness, including the exchange notes, and may be forced to take other actions to satisfy our obligations under our debt agreements, which may not be successful.

Our ability to make scheduled payments on or to refinance our debt obligations depends on our financial condition and operating performance, which are subject to prevailing economic and competitive conditions and to certain financial, business and other factors beyond our control. Our business may not generate sufficient cash flow from operations in the future and our currently anticipated levels of revenue and cash flow may not be realized, either or both of which could result in our being unable to repay indebtedness, including borrowings under our revolving credit facility and the exchange notes, or to fund other liquidity needs. Therefore, we may not be able to maintain or realize a level of cash flows from operating activities sufficient to permit us to pay the principal, premium, if any, and interest on our indebtedness, including borrowings under our revolving credit facility and the exchange notes.

If our cash flows and capital resources are insufficient to fund our debt service obligations, we may be forced to reduce or delay investments and capital expenditures, sell assets, seek additional capital or restructure or refinance our indebtedness, including our indebtedness under our revolving credit facility and the exchange notes. Our ability to restructure or refinance our debt will depend on the condition of the capital markets and our financial condition at such time. Any refinancing of our debt could be at higher interest rates and may require us to comply with more onerous borrowing covenants, which could further restrict our business operations. The terms of existing or future debt instruments, including our revolving credit facility and the Indenture, may restrict us from adopting some of these alternatives. In addition, any failure to make payments of principal and interest on our outstanding indebtedness on a timely basis would likely result in a reduction of our credit rating, which could harm our ability to incur additional indebtedness as well as negatively impact the trading price of the exchange notes. These alternative measures may not be successful and may not permit us to meet our scheduled debt service obligations.

Not all of our subsidiaries are guaranteeing our obligations under the exchange notes, and the exchange notes are structurally subordinated to all indebtedness of our non-guarantor subsidiaries.

The exchange notes are guaranteed by each of our existing and subsequently acquired, direct or indirect wholly-owned domestic restricted subsidiaries other than those that are securitization subsidiaries or immaterial subsidiaries. Except for such subsidiary Guarantors of the exchange notes, our subsidiaries, including all of our foreign restricted subsidiaries and our subsidiaries that are less than wholly-owned, will have no obligation, contingent or otherwise, to pay amounts due under the exchange notes or to make any funds available to pay those amounts, whether by dividend, distribution, loan or other payment.

The exchange notes are structurally subordinated to all indebtedness and other obligations of any non-guarantor subsidiary, even if such obligations do not constitute senior indebtedness, such that, in the event of insolvency, liquidation, reorganization, dissolution or other winding up of any non-guarantor subsidiary, all of such subsidiary’s creditors (including trade creditors and preferred stockholders, if any) would be entitled to payment in full out of such subsidiary’s assets before we would be entitled to any payment. As a result, the exchange notes are structurally subordinated to all liabilities of our non-guarantor subsidiaries.

Our non-guarantor foreign subsidiaries also may be subject to restrictions on their ability to distribute cash to us as a result of law and, as a result, we may not be able to access their cash flows to service our debt obligations, including the exchange notes.

Our non-guarantor subsidiaries accounted for approximately $249.1 million or 70% of our net sales for the nine month period ended September 30, 2016 and $417.2 million or 73% of our total assets and $177.7 million or 26% of our total liabilities as of September 30, 2016.

The value of the collateral may not be sufficient to satisfy all the obligations secured by such collateral. As a result, holders of the exchange notes may not receive full payment on their exchange notes following an event of default.

In connection with the offering of the old notes, the collateral agent under the Indenture and the agent under our revolving credit facility entered into an intercreditor agreement pursuant to which (a) the liens on the ABL Priority Collateral securing the exchange notes and the exchange note Guarantees are contractually subordinated to the liens thereon that secure our revolving credit facility and certain hedges obligations and cash management service obligations; (b) the lenders under our revolving credit facility, such lenders (or affiliates thereof) who are owed such hedging obligations and cash management service obligations will be entitled to receive proceeds from any realization of such collateral to repay their obligations in full before the holders of the exchange notes will be entitled to any recovery from such collateral; and (c) the liens on the Notes Priority Collateral securing our revolving credit facility are contractually subordinated to the liens thereon that secure the exchange notes and the guarantees. In the event of a foreclosure, the proceeds from the sale of all of such collateral and the other collateral that secures the exchange notes may not be sufficient to satisfy the amounts outstanding under the exchange notes (and other obligations similarly secured, if any).

No appraisal has been made of the collateral. The value of the collateral is subject to fluctuations and in the event of liquidation will depend upon market and economic conditions, the availability of buyers and similar factors. The collateral does not include contracts, agreements, licenses and other rights that by their express terms prohibit the assignment thereof or the grant of a security interest therein. Some of these may be material to us and such exclusion could have a material adverse effect on the value of the collateral. By its nature, some or all of the collateral may be illiquid, may not have a readily ascertainable market value or may not be saleable or, if saleable, there may be substantial delays in its liquidation. To the extent that liens, security interests and other rights granted to other parties (including the lenders under our revolving credit facility with respect to the ABL Priority Collateral) encumber assets owned by us, those parties have or may exercise rights and remedies with respect to the property subject to their liens that could adversely affect the value of that collateral and the ability of the collateral agent under the Indenture or the holders thereof to realize or foreclose on that collateral. Consequently, we cannot assure investors in the exchange notes that liquidating the collateral securing the exchange notes would produce proceeds in an amount sufficient to pay any amounts due under the exchange notes after also satisfying the obligations to pay any creditors with prior claims on the collateral, including in the case of the ABL Priority Collateral, the lenders under our revolving credit facility, if applicable. If the proceeds of any sale of collateral are not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes (to the extent not repaid from the proceeds of the sale of the collateral securing the exchange notes) would have only an unsecured, unsubordinated claim against our and the Guarantors’ remaining assets. Bankruptcy laws and other laws relating to foreclosure and sale also could substantially delay or prevent the ability of the collateral agent or any holder of the exchange notes to obtain the benefit of any collateral securing the exchange notes. Such delays could have a material adverse effect on the value of the collateral.

We will in most cases have control over the collateral, and the sale of particular assets by us could reduce the pool of assets securing the exchange notes and the guarantees.

The collateral documents allow us to remain in possession of, retain exclusive control over, freely operate, and collect, invest and dispose of any income from the collateral securing the exchange notes and the guarantees, in each case subject to certain limitations. There are circumstances other than repayment or discharge of the exchange notes under which the collateral securing the exchange notes and the guarantees will be released automatically, without your consent or the consent of the trustee or the collateral agent, including:

■	a sale, transfer or other disposal of such collateral in a transaction not prohibited under the Indenture;

■	with respect to collateral held by a Guarantor, upon the release of such Guarantor from its guarantee; and

■

with respect to the ABL Priority Collateral that secures our revolving credit facility, if applicable, upon any release in connection with a foreclosure or exercise of remedies with respect to such collateral in accordance with the terms of the intercreditor agreement.

The Indenture also permits us to designate any existing or future restricted subsidiary that is a Guarantor or any future subsidiary, whether or not it is a guarantor, as an unrestricted subsidiary. If we designate such a Guarantor as an unrestricted subsidiary for purposes of the Indenture, all of the liens on any collateral owned by such subsidiary or any of its subsidiaries and any guarantee by such subsidiary or any of its subsidiaries will be released under the Indenture but not necessarily under our revolving credit facility, if applicable. Designation of an unrestricted subsidiary will reduce the aggregate value of the collateral securing the exchange notes to the extent that liens on the assets of the unrestricted subsidiary and its subsidiaries are released.

The lien-ranking provisions set forth in the intercreditor agreement substantially limit the rights of the holders of the exchange notes with respect to liens on the ABL Priority Collateral securing the exchange notes and the guarantees.

Pursuant to the intercreditor agreement, the rights of the holders of the exchange notes with respect to the ABL Priority Collateral are substantially limited. Holders of the exchange notes may not be able to control actions with respect to the ABL Priority Collateral, including the commencement and conduct of enforcement proceedings against the ABL Priority Collateral, whether or not the holders of the exchange notes agree or disagree with those actions and even if the rights of the holders of the exchange notes are adversely affected. Under the intercreditor agreement, the lenders under our revolving credit facility have the sole and exclusive right to exercise remedies with respect to the ABL Priority Collateral for a period of at least 270 days. In addition, such lenders have rent-free access to, and use of, the Notes Priority Collateral in connection with enforcing their rights against the ABL Priority Collateral for a period of at least 180 days.

Certain security interests may not be in place by the closing date of the offering or may not be perfected on the closing date of this offering.

To the extent any security interest in the collateral securing the Notes cannot be created or perfected on or prior to the closing date of this offering, we are required to use our commercially reasonable efforts to have all such security interests created and/or perfected promptly but in any event within 120 days following the issue date of the old notes. We may not be able to perfect any such security interests. Under U.S. bankruptcy law, if a security interest in certain collateral is created or perfected within 90 days (or, in certain circumstances, a period longer than 90 days) prior to a bankruptcy filing, then such security interest is at risk of avoidance as a preferential transfer in bankruptcy. Therefore, creation or perfection of the security interests in any collateral after the closing date of this offering increases the risk that the liens granted therein become avoided or subject to the liens of intervening creditors.

The pledge of securities (including the capital stock) of our subsidiaries that secure the exchange notes will automatically be released from the lien on them and no longer constitute collateral when the pledge of such capital stock or such other securities would require the filing of separate financial statements with the SEC for that subsidiary.

The exchange notes and the guarantees are secured by a pledge of the capital stock of subsidiaries held by Xerium and the Guarantors (subject in the case of such subsidiaries that are foreign subsidiaries, up to 65% of the voting stock of such subsidiaries and 100% of their non-voting capital stock) and intercompany notes held by Xerium and the Guarantors. Under SEC regulations in effect as of the issue date of the Notes, if the par value, book value as carried by us or market value (whichever is greatest) of the capital stock, other securities or similar items of a subsidiary pledged as part of the collateral is greater than or equal to 20% of the aggregate principal amount of the notes then outstanding, such a subsidiary would be required to provide separate financial statements to the SEC. Therefore, the Indenture and the related collateral documents provide that any capital stock and other securities of our subsidiaries will be excluded from the collateral that secures the exchange notes and guarantees to the extent that the pledge of such capital stock or other securities would cause such companies to be required to file separate financial statements with the SEC pursuant to Rule 3-16 of Regulation S-X (as in effect from time to time). As a result, holders of the exchange notes could lose a portion or all of their security interest in the capital stock or other securities of those subsidiaries. It may be more difficult, costly and time-consuming for holders of the exchange notes to foreclose on the assets of such a subsidiary that is a Guarantor than to foreclose on its capital stock or other securities, so the proceeds realized upon any such foreclosure could be significantly less than those that would have been received upon any sale of the capital stock or other securities of such subsidiary. See “Description of Exchange Notes—Security—General.”

The rights of holders of exchange notes to the collateral securing the exchange notes may be adversely affected by the failure to perfect security interests in the collateral and other issues generally associated with the realization of security interests in collateral.

Your rights in the collateral may be adversely affected by the failure to perfect security interests in certain collateral in the future. Applicable law requires that certain property and rights acquired after the grant of a general security interest, such as real property, equipment subject to a certificate of title and certain proceeds, can be perfected only at the time at which such property and rights are acquired and identified. The trustee and the collateral agent for the exchange notes may not monitor the future acquisition of property and rights that constitute collateral, and necessary action may not be taken to properly perfect the security interest in such after-acquired collateral. The collateral agent for the exchange notes has no obligation to monitor the acquisition of additional property or rights that constitute collateral or the perfection of any security interest in favor of the exchange notes against third parties. A failure to monitor such acquisitions and take necessary action may result in the loss of the effectiveness of the grant of the security interest therein or the priority of the security interest in favor of the exchange notes against third parties.

In addition, the security interest of the collateral agent for the exchange notes will be subject to practical challenges generally associated with the realization of security interests in collateral. For example, the collateral agent may need to obtain the consent of third parties and make additional filings. If we or the collateral agent are unable to obtain these consents or make these filings, the security interests may be invalid and the holders of the exchange notes will not be entitled to the collateral or any recovery with respect to the collateral. Further, the consents of any third parties (such as a lessor whose consent is required for a mineral lease assignment) may not be given when required to facilitate a foreclosure on such collateral. Accordingly, the collateral agent may not have the ability to foreclose upon those assets, and the value of the collateral may significantly decrease. We are also not required to obtain third party consents in certain categories of collateral.

The imposition of certain permitted liens will cause the assets on which such liens are imposed to be excluded from the collateral securing the exchange notes and the guarantees. There are also certain other categories of property that are also excluded from the collateral.

The Indenture permits liens in favor of third parties to secure certain indebtedness, such as indebtedness incurred under our revolving credit facility, purchase money debt and capitalized lease obligations. Certain of these third party liens rank senior to the liens securing the exchange notes and in certain circumstances the assets subject to such liens (e.g., assets securing permitted purchase money debt and capitalized lease obligations) will be excluded from the collateral securing the exchange notes and the guarantees. In addition, certain categories of assets are excluded from the collateral securing the exchange notes and the guarantees (e.g., voting stock of a foreign subsidiary that is in excess of 65% of all voting stock of such foreign subsidiary) and the liens on certain categories of assets (e.g., motor vehicles subject to title statutes) are not required to be perfected. See “Description of Exchange Notes—Security—General.” If an event of default occurs and the exchange notes are accelerated, the exchange notes and the guarantees will rank equally with the holders of other unsubordinated and unsecured indebtedness of the relevant entity with respect to such excluded property and will be effectively subordinated to holders of obligations secured by a lien perfected on such excluded property.

Rights of holders of exchange notes in the collateral may be adversely affected by bankruptcy proceedings.

The right of the collateral agent for the exchange notes to repossess and dispose of the collateral securing the exchange notes upon acceleration is likely to be significantly impaired by federal bankruptcy law if bankruptcy proceedings are commenced by or against us prior to or possibly even after the collateral agent has repossessed and disposed of the collateral. Under the U.S. Bankruptcy Code, a secured creditor, such as the collateral agent for the exchange notes, is prohibited from repossessing its security from a debtor in a bankruptcy case, or from disposing of security repossessed from a debtor, without bankruptcy court approval. Moreover, bankruptcy law permits the debtor to continue to retain and to use collateral, and the proceeds, products, rents or profits of the collateral, even though the debtor is in default under the applicable debt instruments, provided that the secured creditor is given “adequate protection.” The meaning of the term “adequate protection” may vary according to circumstances, but it is intended in general to protect the value of the secured creditor’s interest in the collateral and may include cash payments or the granting of additional security, if and at such time as the court in its discretion determines, for any diminution in the value of the collateral as a result of the stay of repossession or disposition or any use of the collateral by the debtor during the pendency of the bankruptcy case. In view of the broad discretionary powers of a bankruptcy court, it is impossible to predict how long payments under the exchange notes could be delayed following commencement of a bankruptcy case, whether or when the collateral agent would repossess or dispose of the collateral, the value of the collateral at the time of the bankruptcy petition or whether or to what extent holders of the exchange notes would be compensated for any delay in payment or loss of value of the collateral through the requirements of “adequate protection.” Any disposition of the collateral during a bankruptcy case would also require permission of the bankruptcy court. Furthermore, in the event the bankruptcy court determines that the value of the collateral is not sufficient to repay all amounts due on the exchange notes, the holders of the exchange notes would have “under-secured claims” as to the difference. Federal bankruptcy laws do not permit the payment or accrual of interest, costs and attorneys’ fees for “under-secured claims” during the debtor’s bankruptcy case. Additionally, the trustee’s ability to foreclose on the collateral on your behalf may be subject to the consent of third parties, prior liens and practical problems associated with the realization of the trustee’s security interest in the collateral. Moreover, the debtor or trustee in a bankruptcy case may seek to void an alleged security interest in collateral for the benefit of the bankruptcy estate. It may successfully do so if the security interest is not properly perfected or was perfected within a specified period of time (generally 90 days) prior to the initiation of such proceeding. Under such circumstances, a creditor may hold no security interest and be treated as holding a general unsecured claim in the bankruptcy case. It is impossible to predict what recovery (if any) would be available for such an unsecured claim if we became a debtor in a bankruptcy case. While bankruptcy law generally invalidates provisions restricting a debtor’s ability to assume and/or assign a contract, there are exceptions to this rule which could be applicable in the event that we become subject to a bankruptcy proceeding.

Federal and state fraudulent transfer laws may permit a court to void the exchange notes, the guarantees and the liens granted in respect thereof, subordinate claims in respect of the exchange notes and the guarantees and require noteholders to return payments received and, if that occurs, you may not receive any payments on the exchange notes.

Federal and state fraudulent transfer and conveyance statutes may apply to the issuance of the exchange notes, the incurrence of any guarantees of the exchange notes and the granting of any liens in respect thereof. Under federal bankruptcy law and comparable provisions of state fraudulent transfer or conveyance laws, which may vary from state to state, the exchange notes, any guarantee or any lien granted in respect thereof could be voided as a fraudulent transfer or conveyance if (i) we or any Guarantor, as applicable, issued the exchange notes or incurred the guarantees with the intent of hindering, delaying or defrauding creditors or (ii) we or any Guarantor, as applicable, received less than reasonably equivalent value or fair consideration in return for either issuing the exchange notes, incurring the guarantees or granting any lien in respect thereof and, in the case of (ii) only, one of the following is also true at the time thereof: (1) we or any Guarantor, as applicable, were insolvent or rendered insolvent by reason of the issuance of the exchange notes or the incurrence of the guarantees; (2) the issuance of the exchange notes or the incurrence of the guarantees left us or any Guarantor, as applicable, with an unreasonably small amount of capital to carry on its business; or (3) we or any Guarantor intended to, or believed that we or such Guarantor would, incur debts beyond our or such Guarantor’s ability to pay such debts as they mature.

A court would likely find that we or a Guarantor did not receive reasonably equivalent value or fair consideration for the exchange notes, such guarantee or such lien if we or such Guarantor did not substantially benefit directly or indirectly from the issuance of the exchange notes or the applicable guarantee or such lien. As a general matter, value is given for a transfer or an obligation if, in exchange for the transfer or obligation, property is transferred or an antecedent debt is secured or satisfied. A debtor will generally not be considered to have received value in connection with a debt offering if the debtor uses the proceeds of that offering to make a dividend payment or otherwise retire or redeem equity securities issued by the debtor.

We cannot be certain as to the standards a court would use to determine whether or not we or such Guarantor were solvent at the relevant time or, regardless of the standard that a court uses, that the issuance of the guarantee would not be subordinated to our or any Guarantor’s other debt. Generally, however, an entity would be considered insolvent if, at the time it incurred indebtedness: (i) the sum of its debts, including contingent liabilities, was greater than the fair saleable value of all its assets; or (ii) the present fair saleable value of its assets was less than the amount that would be required to pay its probable liability on its existing debts, including contingent liabilities, as they become absolute and mature; or (iii) it could not pay its debts as they become due.

If a court were to find that the issuance of the exchange notes, the incurrence of the guarantees or the granting of any lien in respect thereof was a fraudulent transfer or conveyance, the court could void the payment obligations under the exchange notes or such guarantees, void such lien or subordinate the exchange notes or such guarantees to presently existing and future indebtedness of ours or of the related Guarantor, or require the holders of the exchange notes to repay any amounts received with respect to such guarantees. In the event of a finding that a fraudulent transfer or conveyance occurred, you may not receive any repayment on the exchange notes. Further, the voidance of the exchange notes could result in an event of default with respect to our and our subsidiaries’ other debt that could result in acceleration of such debt.

Although any guarantee entered into in connection with the issuance of the exchange notes will contain a provision intended to limit that Guarantor’s liability to the maximum amount that it could incur without causing the incurrence of obligations under its guarantee to be a fraudulent transfer, this provision may not be effective to protect such guarantee from being voided under fraudulent transfer law, or may reduce that Guarantor’s obligation to an amount that effectively makes its guarantee worthless.

If we default on our obligations to pay our other indebtedness, we may not be able to make payments on the exchange notes.

Any default under the agreements governing our current or future indebtedness, including a default under our revolving credit facility, that is not waived by the required lenders, and the remedies sought by the holders of such indebtedness could prevent us from paying principal, premium, if any, and interest on the exchange notes and substantially decrease the market value of the exchange notes. If we are unable to generate sufficient cash flow and are otherwise unable to obtain funds necessary to meet required payments of principal, premium, if any, and interest on our indebtedness, or if we otherwise fail to comply with the various covenants, including financial and operating covenants in the instruments governing our indebtedness (including covenants in our revolving credit facility and the Indenture), we could be in default under the terms of the agreements governing such indebtedness, including our revolving credit facility and the Indenture. In the event of such default:

■

the holders of such indebtedness may be able to cause all of our available cash flow to be used to pay such indebtedness and, in any event, could elect to declare all the funds borrowed thereunder to be due and payable, together with accrued and unpaid interest; and

■	the lenders under our revolving credit facility could elect to terminate their commitments thereunder, cease making further loans and institute foreclosure proceedings against our assets; and
■	we could be forced into bankruptcy or liquidation.

If our operating performance declines, we may in the future need to obtain waivers from the required lenders under our revolving credit facility to avoid being in default. If we breach our covenants under our revolving credit facility and seek a waiver, we may not be able to obtain a waiver from the required lenders. If this occurs, we would be in default under our revolving credit facility, the lenders could exercise their rights, as described above, and we could be forced into bankruptcy or liquidation.

Because each Guarantor’s liability under its guarantees may be reduced to zero, avoided or released under certain circumstances, you may not receive any payments from some or all of the Guarantors.

The guarantees by the Guarantors are limited to the maximum amount that the Guarantors are permitted to guarantee under applicable law. As a result, a Guarantor’s liability under its guarantee could be reduced to zero, depending on the amount of other obligations of such Guarantor. Further, under the circumstances discussed more fully above, a court under federal or state fraudulent conveyance and transfer statutes could void the obligations under a guarantee or subordinate it to all other obligations of the Guarantor. In addition, you will lose the benefit of a particular guarantee if it is released under certain circumstances described under “Description of Exchange Notes—Certain Covenants—Note Guarantees.”

The collateral is subject to casualty risks.

We intend to maintain insurance or otherwise insure against hazards in a manner appropriate and customary for our business. There are, however, certain losses that may be either uninsurable or not economically insurable, in whole or in part. Insurance proceeds may not compensate us fully for our losses. If there is a complete or partial loss of any of the collateral, the insurance proceeds may not be sufficient to satisfy all of the secured obligations, including the exchange notes and the guarantees.

We may not be permitted to use the funds necessary to finance the repurchase of the exchange notes in connection with an excess cash flow offer required by the Indenture.

Subject to certain conditions, the Indenture governing the exchange notes requires us, within 95 days of the end of each fiscal year, to make an offer to repurchase exchange notes at 101.5% of the principal amount thereof, plus accrued and unpaid interest to the date of purchase with a portion of our excess cash flow for the prior fiscal year; provided that for the fiscal year ending December 31, 2017, excess cash flow will be calculated for the five consecutive fiscal quarters ended December 31, 2017. However, restrictions under our revolving credit facility or other future debt instruments may not allow us to repurchase the exchange notes in an excess cash flow offer. If we could not refinance such debt or otherwise obtain a waiver from the holders of such debt, we would be prohibited from repurchasing the exchange notes, which would constitute an event of default under the Indenture. If the indebtedness under our revolving credit facility is not paid, the lenders thereunder may seek to enforce security interests in the collateral securing such indebtedness, thereby limiting our ability to raise cash to purchase the exchange notes, and reducing the practical benefit of the offer to purchase provisions to the holders of the exchange notes.

The credit ratings assigned to the exchange notes may not reflect all risks of an investment in the exchange notes.

The credit ratings assigned to the exchange notes reflect the rating agencies’ assessments of our ability to make payments on the exchange notes when due. Consequently, actual or anticipated changes in these credit ratings will generally affect the market value of the exchange notes. These credit ratings, however, may not reflect the potential impact of risks related to structure, market or other factors related to the value of the exchange notes.

Our ability to repurchase the exchange notes upon a change of control may be limited.

Upon the occurrence of specific change of control events, we will be required to offer to repurchase all outstanding exchange notes at 101% of the principal amount thereof, plus accrued and unpaid interest to the date of repurchase. In addition, lenders under our revolving credit facility may have the right to accelerate the indebtedness thereunder upon a change of control. Any of our future debt agreements may contain a similar provision regarding the lender’s right to accelerate the indebtedness upon a change of control. However, we may not have sufficient funds at the time of the change of control to make the required repurchase of exchange notes or repayment of our other indebtedness.

If we fail to repurchase any exchange notes submitted in a change of control offer, it would constitute an event of default under the Indenture which, in turn, would constitute an event of default under our revolving credit facility and could constitute an event of default under our other indebtedness, even if the change of control itself would not cause a default. Important corporate events, such as takeovers, recapitalizations or similar transactions, may not constitute a change of control under the Indenture and thus not permit the holders of the exchange notes to require us to repurchase or redeem the exchange notes. See “Description of Exchange Notes—Repurchase at the Option of Holders—Change of Control Triggering Event.”

You may not be able to determine when a change of control giving rise to mandatory repurchase rights has occurred following a sale of “substantially all” of our assets and our restricted subsidiaries’ assets.

The definition of change of control in the Indenture includes a phrase relating to the direct or indirect sale, conveyance, transfer, lease or other disposition of “all or substantially all” of our assets and our restricted subsidiaries’ assets. There is no precise established definition of the phrase “substantially all” under applicable law. Accordingly, your ability to require us to repurchase exchange notes as a result of a sale, conveyance, transfer, lease or other disposition of less than all of our assets and our restricted subsidiaries’ assets to another individual, group or entity may be uncertain.

We cannot assure you that an active trading market will develop for the exchange notes. The failure of a market to develop for the exchange notes could affect the liquidity and value of the exchange notes.

The exchange notes will be a new issue of securities, and there is no existing market for the exchange notes. We do not intend to apply for listing of the exchange notes on any national securities exchange or to arrange for quotation on any automated dealer quotation system. In addition, the liquidity of any trading market in the exchange notes and any market price quoted for the exchange notes, may be adversely affected by changes in the overall market for high-yield securities and by changes in our financial performance or prospects or in the financial performance or prospects of companies in our industry generally. In addition, such market-making activities will be subject to limits imposed by the U.S. federal securities laws, and may be limited during the exchange offer or the pendency of any shelf registration statement. As a result, we cannot assure you that an active trading market will develop or be maintained for the exchange notes. If an active trading market does not develop or is not maintained, the market price and liquidity of the exchange notes may be adversely affected. In that case you may not be able to sell your exchange notes at a particular time or you may not be able to sell your exchange notes at a favorable price.

The market price for the exchange notes may be volatile.

Historically, the market for non-investment grade debt has been subject to disruptions that have caused substantial volatility in the prices of securities similar to the exchange notes. The market for the exchange notes, if any, may be subject to similar disruptions. Any such disruptions may adversely affect the value of your exchange notes.

You may not receive the exchange notes in the exchange offer if the exchange offer procedures are not properly followed.

We will issue the exchange notes in exchange for your old notes only if you properly tender the old notes before expiration of the exchange offer. Neither we nor the exchange agent are under any duty to give notification of defects or irregularities with respect to the tenders of the old notes for exchange. If you are the beneficial holder of old notes that are held through your broker, dealer, commercial bank, trust company or other nominee, and you wish to tender such notes in the exchange offer, you should promptly contact the person through whom your old notes are held and instruct that person to tender on your behalf.

Broker-dealers may become subject to the registration and prospectus delivery requirements of the Securities Act and any profit on the resale of the exchange notes may be deemed to be underwriting compensation under the Securities Act.

Any broker-dealer that acquires exchange notes in the exchange offer for its own account in exchange for old notes which it acquired through market-making or other trading activities must acknowledge that it will comply with the registration and prospectus delivery requirements of the Securities Act in connection with any resale transaction by that broker-dealer. Any profit on the resale of the exchange notes and any commission or concessions received by a broker-dealer may be deemed to be underwriting compensation under the Securities Act.

If you do not exchange your old notes, they may be difficult to resell.

It may be difficult for you to sell old notes that are not exchanged in the exchange offer, since any old notes not exchanged will continue to be subject to the restrictions on transfer described in the legend on the global security representing the outstanding old notes. These restrictions on transfer exist because we issued the old notes pursuant to an exemption from the registration requirements of the Securities Act and applicable state securities laws. Generally, the old notes that are not exchanged for exchange notes will remain restricted securities. Accordingly, those old notes may not be offered or sold, unless registered under the Securities Act and applicable state securities laws, except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

SELECTED FINANCIAL DATA

The following tables set forth our selected consolidated financial data for and at the end of each of the years in the five-year period ended December 31, 2015 and the nine month periods ended September 30, 2016 and 2015, derived from our consolidated financial statements. Our audited consolidated financial statements for each of the years ended December 31, 2015, 2014 and 2013, are included in our Annual Report, which is incorporated by reference herein. Our audited consolidated financial statements for each of the years ended December 31, 2012 and 2011 are included in our Annual Report on Form 10-K for the year ended December 31, 2012, filed previously and not incorporated by reference herein.

You should read this information and the information presented below together with the information under "Management's Discussion and Analysis of Financial Condition and Results of Operations" and our financial statements, including the notes thereto, included in our Annual Report, which is incorporated by reference in this prospectus. Results for prior periods may not be indicative of results that may be achieved in future periods.

						Nine Months Ended
	Year Ended December 31,					September 30,
	2015	2014	2013	2012	2011	2016	2015
	(in thousands, except per share data)
						(unaudited)
Statement of operations data:
Net sales	$477,243	$542,932	$546,892	$538,740	$586,960	$358,129	$361,896
Costs and expenses:
Cost of products sold	288,512	327,161	337,256	345,171	370,754	222,595	217,413
Selling	64,414	73,002	73,348	76,083	81,455	47,272	48,645
General and administrative	56,250	56,539	60,214	63,701	62,012	37,577	40,261
Research and development	7,404	7,903	7,858	11,681	10,049	5,271	5,695
Restructuring	14,649	18,142	14,844	25,708	1,589	8,103	12,734
Total operating costs and expenses	431,229	482,747	493,520	522,344	525,859	320,818	324,748
Income from operations	46,014	60,185	53,372	16,396	61,101	37,311	37,148
Other (expense) income:
Interest expense, net	(38,413)	(36,768)	(40,681)	(37,878)	(39,150)	(33,215)	(28,144)
(Loss) gain on extinguishment of debt	(388)	—	(3,123)	243	(2,926)	(11,763)	—
Foreign exchange gain (loss)	1,872	(719)	(1,052)	(358)	(156)	(476)	2,150
Income (loss) before (provision) benefit for income taxes	9,085	22,698	8,516	(21,597)	18,869	(8,166)	11,154
(Provision) benefit for income taxes	(13,465)	(30,080)	(4,363)	3,562	(10,679)	(4,557)	(9,209)
Net (loss) income	$(4,380)	$(7,382)	$4,153	$(18,035)	$8,190	$(12,673)	$1,945
Net (loss) income per common share—basic	$(0.28)	$(0.48)	$0.27	$(1.18)	$0.54	$(0.79)	$0.12
Net (loss) income per common share—diluted	$(0.28)	$(0.48)	$0.26	$(1.18)	$0.54	$(0.79)	$0.12
Cash dividends per common share	$—	$—	$—	$—	$—	$—	$—

						Nine Months Ended
	Year Ended December 31,					September 30,
	2015	2014	2013	2012	2011	2016	2015
	(in thousands, except per share data)
						(unaudited)
Balance sheet data (at end of period):
Unrestricted cash and cash equivalents	$9,839	$9,517	$25,716	$34,777	$43,566	$8,380	$10,704
Total assets(1)	550,374	584,273	612,986	605,330	650,551	572,562	570,238
Total debt(1)	483,173	459,664	432,061	431,479	453,884	514,556	489,383
Total stockholders’ deficit	(113,070)	(74,110)	(11,449)	(29,061)	(2,305)	(109,844)	(107,251)
Cash flow data:
Net cash provided by operating activities	$31,163	$6,892	$36,114	$39,322	$45,208	$21,967	$26,980
Net cash used in investing activities	(47,605)	(41,788)	(41,869)	(20,617)	(8,688)	(25,745)	(40,272)
Net cash provided by (used in) financing activities	16,574	20,693	(3,274)	(27,472)	(31,463)	4,193	15,585
Other financial data:
Depreciation and amortization	$29,250	$34,292	$36,403	$40,838	$43,686	$24,779	$21,625
Capital expenditures	50,871	45,218	44,145	21,705	30,154	(9,614)	(40,376)

(1)	Previous year amounts were reduced by deferred financing costs, as a result of the Company adopting ASU 2015-03 at December 31, 2015. See Note 5 to the Consolidated Financial Statements, incorporated by reference in our Annual Report for further discussion.

RATIO OF EARNINGS TO FIXED CHARGES

The following table presents our ratio of earnings to fixed charges for the nine months ended September 30, 2016 and each of the years ended December 31, 2015, 2014, 2013, 2012 and 2011. For purposes of determining the ratio of earnings to fixed charges, earnings consist of income from continuing operations before income taxes plus fixed charges. Fixed charges include interest expense, amortized premiums, discounts and capitalized expenses related to indebtedness and an imputed interest component of rental expense. The information set forth below should be read together with our financial statements, including the notes thereto, incorporated by reference into this prospectus.

	Nine months ended
	September 30, 2016	Year ended December 31,
		2015	2014	2013	2012	2011
Ratio of Earnings to Fixed Charges(A)	1.11x	1.24x	1.61x	1.29x	0.42x	1.56x

(A)	Earnings excludes gains/(losses) on debt extinguishment of (11.6) million, (0.4) million, 0.0 million, 0.2 million, and (2.9) million for the 9 months ended September 30, 2016 and each of the years ended 2015, 2014, 2013, 2012, and 2011, respectively.

USE OF PROCEEDS

The exchange offer is intended to satisfy our obligations under the registration rights agreement. We will not receive any cash proceeds from the issuance of the exchange notes under the exchange offer. In consideration for issuing the exchange notes in exchange for old notes as described in this prospectus, we will receive old notes of equal principal amount. The old notes surrendered in exchange for the exchange notes will be retired and cancelled and will not be reissued. Accordingly, the issuance of the exchange notes will not result in any change in our outstanding indebtedness.

DESCRIPTION OF EXCHANGE NOTES

You can find the definitions of certain terms used in this description under the subheading “— Certain Definitions.” In this description, the word “Xerium” refers only to Xerium Technologies, Inc. and not to any of its subsidiaries.

Xerium issued the old notes under an indenture dated as of August 9, 2016 (the “Indenture”), among itself, the Guarantors and U.S. Bank National Association, as trustee and collateral agent, in a private transaction that was not subject to the registration requirements of the Securities Act. The exchange notes will be issued under the Indenture and will be identical in all material respects to the old notes, except that the exchange notes will have been registered under the Securities Act and will not bear legends restricting their transfer, and will be free of any obligation regarding registration, including the payment of additional interest upon failure to file or have declared effective an exchange offer registration statement or to consummate an exchange offer by certain dates. Unless specifically stated to the contrary, references to the term “Notes” in the following description applies equally to the old notes and the exchange notes. The old notes and the exchange notes will be treated as a single class for all purposes under the Indenture, including, without limitation, amendments, waivers, redemptions and offers to purchase. The terms of the Notes will include those stated in the Indenture and those made part of the Indenture by reference to the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”). The Collateral Documents and the Intercreditor Agreement referred to below under the caption “—Security” define the terms of the agreements that secure the Notes and the Note Guarantees.

The following description is a summary of the material provisions of the Indenture, the Collateral Documents and the Intercreditor Agreement. It does not restate those agreements in their entirety. We urge you to read the Indenture, the Collateral Documents and the Intercreditor Agreement because they, and not this description, define your rights as holders of the Notes. Copies of the Indenture, the Collateral Documents and the Intercreditor Agreement are available as set forth below under “—Additional Information.” Certain defined terms used in this description but not defined below under “— Certain Definitions” have the meanings assigned to them in the Indenture.

The registered holder of a note will be treated as the owner of it for all purposes. Only registered holders will have rights under the Indenture.

Brief Description of the Notes and the Note Guarantees

The Notes

The Notes:

■	are general obligations of Xerium;
■	are secured by (i) a first priority lien on all of Xerium’s existing and future property and assets constituting Notes Priority Collateral and (ii) a second priority lien on all of Xerium’s existing and future property and assets constituting ABL Priority Collateral, in each case, subject to Permitted Liens;

■	are pari passu in right of payment with all existing and future senior Indebtedness of Xerium (including the ABL Credit Agreement);
■	are effectively senior to all existing and future unsecured senior Indebtedness of Xerium, to the extent of the value of the Collateral;
■	are (i) effectively subordinated to all of Xerium’s Obligations with respect to the ABL Credit Agreement to the extent of the value of the ABL Priority Collateral and (ii) effectively senior to all of Xerium’s Obligations with respect to the ABL Credit Agreement to the extent of the value of the Notes Priority Collateral;

■	are effectively subordinated to any existing and future Indebtedness of Xerium that is secured by Liens on property and assets that do not constitute Collateral to the extent of the value of such property and assets;

■	are structurally subordinated to all existing and future Indebtedness, claims of holders of Preferred Stock and other liabilities of Xerium’s subsidiaries that are not guaranteeing the Notes;
■	are senior in right of payment to any future Subordinated Indebtedness of Xerium; and
■	are unconditionally guaranteed on a senior secured basis by the Guarantors.

The Note Guarantees

The Notes are guaranteed by each of the Guarantors. The Note Guarantee of each Guarantor:

■	is a general obligation of such Guarantor;
■	is secured by (i) a first priority lien on all of such Guarantor’s existing and future property and assets constituting Notes Priority Collateral and (ii) a second priority lien on all of such Guarantor’s existing and future property and assets constituting ABL Priority Collateral, in each case, subject to Permitted Liens;

■	ranks pari passu in right of payment with all existing and future senior Indebtedness (including the ABL Credit Agreement) of such Guarantor;
■	is effectively senior to all existing and future unsecured senior Indebtedness of such Guarantor, to the extent of the value of the Collateral;
■	is (i) effectively subordinated to all of such Guarantor’s Obligations with respect to the ABL Credit Agreement to the extent of the value of the ABL Priority Collateral and (ii) effectively senior to all of such Guarantor’s Obligations with respect to the ABL Credit Agreement to the extent of the value of the Notes Priority Collateral;

■	is effectively subordinated to any existing and future Indebtedness of such Guarantor that is secured by Liens on property and assets that do not constitute Collateral to the extent of the value of such property and assets; and

■	is senior in right of payment to any future Subordinated Indebtedness of such Guarantor.

Substantially all of the operations of Xerium are conducted through its Subsidiaries. Not all of Xerium’s Subsidiaries guarantee the Notes, and, as described under “— Note Guarantees,” Note Guarantees may be released under certain circumstances. In addition, future Subsidiaries of Xerium may not be required to guarantee the Notes. Claims of creditors of such non-guarantor Subsidiaries, including trade creditors and creditors holding Indebtedness or Note Guarantees issued by such non-guarantor Subsidiaries, and claims of holders of Preferred Stock of such non-guarantor Subsidiaries, generally will have priority with respect to the assets and earnings of such non-guarantor Subsidiaries over the claims of the creditors of Xerium, including holders of Notes. Accordingly, the Notes will be structurally subordinated to creditors (including trade creditors) and holders of Preferred Stock, if any, of such non-guarantor Subsidiaries.

Our non-guarantor Subsidiaries accounted for $249.1 million, or 70%, of our net sales for the twelve months ended September 30, 2016. These non-guarantor Subsidiaries had total assets of $417.2 million, or 73%, of our total assets as of September 30, 2016. Although the Indenture limits the incurrence of Indebtedness and the issuance of Preferred Stock by certain Subsidiaries of Xerium, such limitation is subject to a number of significant qualifications. Moreover, the Indenture does not impose any limitation on the incurrence by such Subsidiaries of liabilities that are not considered Indebtedness under the Indenture. See “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock.”

Principal, Maturity and Interest

Xerium issued $480.0 million in aggregate principal amount of the old notes on August 9, 2016. Xerium may issue additional Notes under the Indenture from time to time after this offering. Any issuance of additional Notes is subject to all of the covenants in the Indenture, including the covenants described below under the captions “—Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” and “—Liens.” The Notes and any additional Notes subsequently issued under the Indenture will be treated as a single class for all purposes under the Indenture, including, without limitation, waivers, amendments, redemptions and offers to purchase. However, if any additional Notes are not fungible with the Notes for federal income tax purposes, they will have a different CUSIP number or numbers and will be represented by one or more different Global Notes (as defined under “—Book Entry, Delivery and Form”). Any additional Notes issued after this offering will be secured by the Collateral, equally and ratably, with the Notes. As a result, the issuance of additional Notes will have the effect of diluting the security interest of the Collateral for the then outstanding Notes. Unless the context otherwise requires, for all purposes of the Indenture and this “Description of Exchange Notes,” references to “Notes” include any additional Notes actually issued. Xerium will issue Notes in denominations of $2,000 and integral multiples of $1,000 in excess of $2,000. The Notes will mature on August 15, 2021.

Interest on the Notes accrues at the rate of 9.500% per annum and will be payable semi-annually in arrears on February 15 and August 15, commencing on February 15, 2017. Xerium will make each interest payment to the holders of record on the immediately preceding February 1 and August 1.

Interest on the Notes accrues from the Issue Date or, if interest has already been paid, from the date from which it was most recently paid. Interest will be computed on the basis of a 360-day year comprised of twelve 30-day months.

If an interest payment date falls on a day that is not a Business Day, the interest payment to be made on such interest payment date will be made on the next succeeding Business Day with the same force and effect as if made on such interest payment date, and no additional interest will accrue solely as a result of such delayed payment.

Methods of Receiving Payments on the Notes

If a holder of Notes has given wire transfer instructions to Xerium, Xerium will pay all principal, interest and premium, if any, on that holder’s Notes in accordance with those instructions. All other payments on the Notes will be made at the office or agency of the paying agent and registrar within the City and State of New York unless Xerium elects to make interest payments by check mailed to the holders at their address set forth in the register of holders.

Paying Agent and Registrar for the Notes

The trustee acts as paying agent and registrar for the Notes. Xerium may change the paying agent or registrar without prior notice to the holders of the Notes, and Xerium or any of its Subsidiaries may act as paying agent or registrar.

Transfer and Exchange

A holder may transfer or exchange Notes in accordance with the provisions of the Indenture. The registrar and the trustee may require a holder, among other things, to furnish appropriate endorsements and transfer documents in connection with a transfer of Notes. Holders will be required to pay all taxes due on transfer. Xerium will not be required to transfer or exchange any note selected for redemption. Also, Xerium will not be required to transfer or exchange any note for a period of 15 days before a selection of Notes to be redeemed.

Note Guarantees

Not all of Xerium’s Subsidiaries guarantee the Notes. All of the direct and indirect wholly-owned Domestic Subsidiaries of Xerium existing as of the Issue Date guarantee the Notes. The obligations of each Guarantor under its Note Guarantee are limited as necessary to prevent that Note Guarantee from constituting a fraudulent conveyance under applicable law. This provision may not, however, be effective to protect a Note Guarantee from being voided under fraudulent transfer law, or may reduce the applicable Guarantor’s obligation to an amount that effectively makes its Note Guarantee worthless. If a Note Guarantee was rendered voidable, it could be subordinated by a court to all other indebtedness (including guarantees and other contingent liabilities) of the Guarantor, and, depending on the amount of such indebtedness, a Guarantor’s liability on its Note Guarantee could be reduced to zero. See “Risk Factors — Risks Relating to the Notes — Federal and state fraudulent transfer laws may permit a court to void the exchange notes, the guarantees and the liens granted in respect thereof, subordinate claims in respect of the exchange notes and the guarantees and require noteholders to return payments received, and, if that occurs, you may not receive any payments on the exchange notes.”

Any Guarantor that makes a payment under its Note Guarantee will be entitled upon payment in full of all guaranteed obligations under the Indenture to a contribution from each other Guarantor in an amount equal to such other Guarantor’s pro rata portion of such payment based on the respective net assets of all the Guarantors at the time of such payment determined in accordance with GAAP.

Security

General

Pursuant to one or more Collateral Documents made by Xerium and the Guarantors in favor of the collateral agent for the benefit of the Notes Secured Parties, the Notes, the Note Guarantees and all other Obligations under the other Indenture Documents are secured by a Lien on substantially all of the assets of Xerium and the Guarantors, including a pledge of the Capital Stock of each Subsidiary owned directly by Xerium or a Guarantor.

“ABL Priority Collateral” means all Collateral consisting of the following (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Law) would be ABL Priority Collateral):

(1)	all account receivables, other than account receivables which constitute identifiable proceeds of Notes Priority Collateral;

(2)	cash, money and cash equivalents, other than identifiable cash proceeds from the sale or disposition of Notes Priority Collateral;

(3)	all (x) deposit accounts (other than PPE Priority Accounts), (y) securities accounts (other than PPE Priority Accounts), security entitlements and securities credited to such a securities account (other than Equity Interests in any Restricted Subsidiary of Xerium or their Affiliates), and (z) commodity accounts (other than PPE Priority Accounts) and commodity contracts and, in each case, all cash, money, cash equivalents, checks and other property held therein or credited thereto; provided, however, to the extent that identifiable proceeds of Notes Priority Collateral are deposited in any such deposit accounts, securities accounts or commodity account, after the delivery of a PPE Cash Proceeds Notice, such identifiable proceeds shall be treated as Notes Priority Collateral;

(4)	all inventory;

(5)	to the extent relating to or arising from, evidencing or governing any of the items referred to in the preceding clauses (1) through (4) constituting ABL Priority Collateral, all documents, general intangibles (including all rights under contracts but excluding any intellectual property), instruments (including promissory notes other than any intercompany note made in favor of Xerium or any Guarantor by Xerium or any Subsidiary thereof), chattel paper (including tangible chattel paper and electronic chattel paper), and commercial tort claims;

(6)	all federal, state, provincial, municipal and other tax refunds or rebates;

(7)	to the extent relating to any of the items referred to in the preceding clauses (1) through (6) constituting ABL Priority Collateral, all supporting obligations and letter-of-credit rights; provided, that to the extent that any of the foregoing also relates to Notes Priority Collateral, only that portion related to the items referred to in the preceding clauses (1) through (6) shall be included in the ABL Priority Collateral;

(8)	all books and records relating to the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral (including all books, databases, customer lists, engineer drawings, and records, whether tangible or electronic, which contain any information relating to any of the items referred to in the preceding clauses (1) through (7) constituting ABL Priority Collateral but, in each case, excluding any intellectual property);

(9)	all collateral security and guarantees with respect to any of the foregoing and all cash, money, cash equivalents, insurance proceeds, instruments, securities and financial assets received as proceeds of any of the foregoing; and

(10)	all proceeds of any of the items referred to in the preceding clauses (1) through (9).

“Notes Priority Collateral” means all Collateral (including for the avoidance of doubt, any such assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Law) would be Notes Priority Collateral) other than ABL Priority Collateral.

Notwithstanding the foregoing, the Collateral does not include (collectively, the “Excluded Assets”):

(1)	(i) the Voting Stock of any direct foreign subsidiary (that is not a Guarantor) of Xerium or a Guarantor in excess of 65% of all of the outstanding Voting Stock of such foreign subsidiary or (ii) Equity Interests in joint ventures to the extent prohibited by the terms of any applicable charter, joint venture or similar agreement;

(2)	any lease, license, franchise, charter, authorization, contract, property right or agreement to which Xerium or any Guarantor is a party or any of its rights or interests thereunder if and only for so long as the grant of a Lien under the Collateral Documents will constitute or result in a breach, termination or default under any such lease, license, franchise, charter, authorization, contract, property right or agreement (other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the Uniform Commercial Code (“UCC”) (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law (including the Bankruptcy Code) or principles of equity); provided that such lease, license, franchise, charter, authorization, contract, property right or agreement (including any proceeds of any of the foregoing) or, to the extent severable, any portion thereof, will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Lien granted under the Collateral Documents, promptly at such time as such consequences will no longer result;

(3)	any asset or property right of any nature if the grant of such security interest shall constitute or result in (A) the abandonment, invalidation or unenforceability of such asset or property right or the loss of use of such asset or property right or (B) a breach, termination or default under any lease, license, contract or agreement, other than to the extent that any such term would be rendered ineffective pursuant to Section 9-406, 9-407, 9-408 or 9-409 of the UCC (or any successor provision or provisions) of any relevant jurisdiction or any other applicable law or principles of equity, to which Xerium or any Guarantor is party; provided that (I) in each case, such asset or property right will be an Excluded Asset only to the extent and for so long as the consequences specified above will result and will cease to be an Excluded Asset and will become subject to the Liens granted under the Indenture Documents promptly after such time as such consequences will no longer result and (II) the foregoing exclusions of this clause (3) shall in no way be construed to limit, impair, or otherwise affect any of the collateral agent’s or any noteholder’s continuing security interests in and Liens upon any rights or interests of Xerium or any Guarantor in or to (A) monies due or to become due under or in connection with any described asset, property right, lease, license, contract or agreement, or (B) any proceeds from the sale, license, lease, or other dispositions of any such asset, property right, lease, license, contract or agreement;

(4)	Real Estate Assets that are not Material Real Estate Assets;

(5)	all cars, trucks, trailers and other vehicles and items covered by certificates of title or ownership to the extent that a Lien on such assets cannot be perfected by the filing of UCC financing statements in any jurisdiction in the United States;

(6)	assets located outside the United States (other than Equity Interests of foreign subsidiaries that are directly held by Xerium or any Guarantor) to the extent a Lien on such assets cannot be perfected by the filing of UCC financing statements in any jurisdiction in the United States;

(7)	any “intent-to-use” application for registration of a trademark filed in the United States Patent and Trademark Office pursuant to Section 1(b) of the Lanham Act, 15 U.S.C. §1051, prior to the filing of a “Statement of Use” pursuant to Section 1(d) of the Lanham Act or an “Amendment to Allege Use” pursuant to Section 1(c) of the Lanham Act with respect thereto, solely to the extent, if any, that, and solely during the period, if any, in which the grant of a security interest therein would impair the validity or enforceability of any registration that issues from such intent-to-use application under applicable federal law;

(8)	property and assets owned by Xerium or any Guarantors that are the subject of Permitted Liens described in clause (6) of the definition thereof for so long as such Permitted Liens are in effect and the Indebtedness secured thereby otherwise prohibits such property or asset from being Collateral;

(9)	any Capital Stock and other securities of a Subsidiary of Xerium to the extent that the pledge of such Capital Stock and other securities results in Xerium’s being required to file separate financial statements of such Subsidiary with the SEC, but only to the extent necessary to not be subject to such requirement and only for so long as such requirement is in existence; provided that neither Xerium nor any Restricted Subsidiary shall take any action in the form of a reorganization, merger or other restructuring a principal purpose of which is to provide for the release of the Lien on any Capital Stock pursuant to this clause (9). In addition, in the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to require (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would require) the filing with the SEC (or any other governmental agency) of separate financial statements of any Subsidiary of Xerium due to the fact that such Subsidiary’s Capital Stock secures the Notes affected thereby, then the Capital Stock of such Subsidiary will automatically be deemed not to be part of the Collateral securing the Notes but only to the extent necessary to not be subject to such requirement and only for so long as required to not be subject to such requirement. In such event, the Collateral Documents may be amended or modified, without the consent of any holder of the Notes, to the extent necessary to release the security interests in favor of the collateral agent on the shares of Capital Stock that are so deemed to no longer constitute part of the Collateral. In the event that Rule 3-16 of Regulation S-X under the Securities Act is amended, modified or interpreted by the SEC to permit (or is replaced with another rule or regulation, or any other law, rule or regulation is adopted, which would permit) such Subsidiary’s Capital Stock to secure the Notes in excess of the amount then pledged without the filing with the SEC (or any other governmental agency) of separate financial statements of such Subsidiary, then the Capital Stock of such Subsidiary will automatically be deemed to be a part of the Collateral; and

(10)	proceeds and products from any and all of the foregoing excluded collateral described in clauses (1) through (9), unless such proceeds or products would otherwise constitute Collateral securing the Notes;

provided, that notwithstanding anything to the contrary, to the extent that Xerium or a Guarantor grants a Lien on any asset or right described in clause (1) through (8) or (10) above to secure any Obligations under the ABL Credit Agreement or any other Credit Facility or any other ABL Obligations or any Obligations under any Pari Passu Payment Lien Documents or any other Pari Passu Payment Lien Obligations, such asset or right shall not constitute an “Excluded Asset.”

So long as no Event of Default has occurred and is continuing, subject to certain terms and conditions, Xerium and the Guarantors will be entitled to receive all cash dividends, interest and other payments made upon or with respect to the Collateral and to exercise any voting and other consensual rights pertaining to the Collateral.

Upon the occurrence and during the continuance of an Event of Default, subject to terms of the Intercreditor Agreement (as defined below):

(1)	upon notice to Xerium of the intent to exercise remedies, all voting or other consensual rights pertaining to the Collateral will become vested solely in the collateral agent and the right of Xerium and the Guarantors to exercise any such voting and consensual rights will cease; and

(2)	the collateral agent may, subject to the terms of the Intercreditor Agreement, take possession of and sell the Collateral or any part of the Collateral in accordance with the terms of the Collateral Documents.

Subject to terms of the Intercreditor Agreement, the collateral agent acting at the direction of the trustee will determine the circumstances and manner in which the Collateral will be disposed of, including, but not limited to, the determination of whether to release all or any portion of the Collateral from the Liens created by the Collateral Documents and whether to foreclose on the Collateral following an Event of Default that has occurred and is continuing.

All of the Liens created by the Indenture and the Collateral Documents to secure the Obligations of Xerium and the Guarantors under the Notes and the Note Guarantees will be immediately and automatically released upon:

(1)	the full and final payment (other than contingent indemnification obligations for which no claim has been asserted) and performance of the Obligations of Xerium and the Guarantors under the Indenture, the Notes, the Note Guarantees and the other Indenture Documents;

(2)	legal or covenant defeasance pursuant to the provisions set forth under the caption “—Legal Defeasance and Covenant Defeasance” or discharge of the Indenture in accordance with the provisions set forth under the caption “—Satisfaction and Discharge;” or

(3)	the consent of holders of at least 66⅔% in aggregate principal amount of the Notes then outstanding.

In addition, the collateral agent will immediately and automatically release from the Lien created by the Collateral Documents:

(1)	Collateral that is sold, transferred, disbursed or otherwise disposed of to a Person other than Xerium or a Guarantor to the extent such sale, transfer, disbursement or disposition is not prohibited by the provisions of the Indenture; provided that any products or proceeds received by Xerium or a Guarantor in respect of any such Collateral shall continue to constitute Collateral to the extent required by the Indenture and the Collateral Documents;

(2)	the property and assets of a Guarantor upon the release of such Guarantor from its Note Guarantee in accordance with the terms of the Indenture;

(3)	any property or asset of Xerium or a Guarantor that is or becomes an Excluded Asset;

(4)	any portion of the Collateral not constituting all or substantially all of the Collateral upon consent of holders of a majority in aggregate principal amount of Notes then outstanding; and

(5)	to the extent required by the Intercreditor Agreement or the Collateral Documents;

provided that, notwithstanding any other provision of the Indenture or the Collateral Documents, Liens securing all or substantially all of the Collateral may be released only pursuant to the terms of the previous paragraph.

The collateral agent’s ability to foreclose on the Collateral may be subject to lack of perfection, the consent of third parties, prior liens and practical problems associated with the realization of the collateral agent’s Lien on the Collateral.

Certain security interests in the Collateral may not be in place on the issue date of the exchange notes or may not be perfected on the issue date of the exchange notes. For example, some of the instruments and other documents, such as Mortgages and account control agreements, required to perfect a security interest may not be delivered and/or, if applicable, recorded on or prior to such date. To the extent any such security interest is not perfected by such date, Xerium and the Guarantors will use their commercially reasonable efforts to perform all acts and things that may be required, including obtaining any required consents from third parties, to have all security interests in the Collateral duly created and enforceable and perfected, to the extent required by the Collateral Documents, promptly following the issue date of the exchange notes (but within 120 days following the Issue Date). Xerium and the Guarantors will not be required to: (a) cause the collateral agent to have “control” with respect to (i) any deposit account that is exclusively a payroll account, zero balance employee benefit account or other employee wage and benefit payment account that Xerium or any Guarantor may hold in trust for the benefit of an unaffiliated third party, (ii) any deposit account used exclusively for payment of payroll taxes or tax accounts, including, without limitation, sales tax accounts, (iii) escrow accounts, (iv) fiduciary or trust accounts, (v) zero-balance accounts or (vi) an individual deposit account or securities account that has an average monthly balance of less than $1,500,000; or (b) perfect a security interest in (i) commercial tort claims that do not exceed $1,000,000 individually or (ii) letter of credit rights that do not exceed $1,000,000 individually. Notwithstanding anything to the contrary in the immediately preceding sentence, Xerium and the Guarantors will be required, in the case of clause (a) of the preceding sentence, to cause the collateral agent to have “control” with respect to such accounts to the extent that (and at such time as) the ABL Agent has “control” with respect to such accounts and, in the case of clause (b) of the preceding sentence, to perfect security interests in any commercial tort claims or letter of credit rights to the extent that (and at such time as) a security interest securing any ABL Obligations is perfected, in each case, subject to the terms of the Intercreditor Agreement.

No appraisals of any Collateral have been prepared in connection with this offering of Notes. The value of the Collateral at any time will depend on market and other economic conditions, including the availability of suitable buyers for the Collateral. In the event of a foreclosure, liquidation, bankruptcy or similar proceeding, no assurance can be given that the proceeds from any sale or liquidation of the Collateral will be sufficient to pay Xerium’s Obligations under the Notes or the Guarantors’ Obligations under the Note Guarantees, in full or at all. See “Risk Factors—Risks Related to the Notes—The value of the collateral may not be sufficient to satisfy all the obligations secured by such collateral. As a result, holders of the exchange notes may not receive full payment on their exchange notes following an event of default.”

If the proceeds of any of the Collateral were not sufficient to repay all amounts due on the Notes, the holders of the Notes (to the extent not repaid from the proceeds of the sale of the Collateral) would have only an unsecured claim against the remaining assets of Xerium and the Guarantors.

Intercreditor Agreement

In connection with the issuance of the old notes, the collateral agent entered into an intercreditor agreement (the “Intercreditor Agreement”), on behalf of itself and the other PPE Secured Parties (including the holders of the Notes), with the ABL Agent, on behalf of itself and the other ABL Secured Parties, which agreement was acknowledged by Xerium and the Guarantors (the Guarantors, together with Xerium, are referred to hereinafter as the “Credit Parties”). The Intercreditor Agreement defines the relative rights and related matters of the ABL Secured Parties and the PPE Secured Parties with respect to the Collateral. The Intercreditor Agreement applies to the exchange notes. The following description is a summary of the principal terms that are contained in the Intercreditor Agreement, rather than a complete and definitive description of all of the terms of the Intercreditor Agreement.

Lien Priorities

Lien Priority

(a) Notwithstanding (i) the date, time, method, manner or order of grant, attachment or perfection (including any defect or deficiency or alleged defect or deficiency in any of the foregoing) of any Liens granted to the ABL Secured Parties in respect of all or any portion of the Collateral or of any Liens granted to the PPE Secured Parties in respect of all or any portion of the Collateral and regardless of how any such Lien was acquired (whether by grant, statute, operation of law, subrogation or otherwise), (ii) the order or time of filing or recordation of any document or instrument for perfecting the Liens in favor of the ABL Agent or the collateral agent (or ABL Secured Parties or PPE Secured Parties) in any Collateral, (iii) any provision of the UCC, Bankruptcy Laws or any other applicable law, or of the ABL Documents or the PPE Documents (including the Indenture Documents), (iv) whether the ABL Agent or the collateral agent, in each case, either directly or through agents, holds possession of, or has control over, all or any part of the Collateral, (v) the date on which the ABL Obligations or the PPE Obligations (including the Notes Obligations) are advanced or made available to the Credit Parties, (vi) the fact that any such Liens in favor of the ABL Agent or the ABL Lenders or the collateral agent or the other PPE Secured Parties securing any of the ABL Obligations or PPE Obligations, respectively, are (x) subordinated to any Lien securing any obligation of any Credit Party other than the PPE Obligations or the ABL Obligations, respectively, or (y) otherwise subordinated, voided, avoided, invalidated or lapsed, or (vii) any other circumstance of any kind or nature whatsoever, the ABL Agent, on behalf of itself and the ABL Secured Parties, and the collateral agent, on behalf of itself and the PPE Secured Parties, agree that:

(1)	any Lien in respect of all or any portion of the ABL Priority Collateral now or hereafter held by or on behalf of
(a) the collateral agent or any PPE Secured Party that secures all or any portion of the PPE Obligations shall in all respects be junior and subordinate to all Liens granted to the ABL Agent and the ABL Secured Parties in such ABL Priority Collateral to secure all or any portion of the ABL Obligations and (b) the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be senior and prior to all Liens granted to the collateral agent or any PPE Secured Party in such ABL Priority Collateral to secure all or any portion of the PPE Obligations;

(2)	any Lien in respect of all or any portion of the Notes Priority Collateral now or hereafter held by or on behalf of
(a) the ABL Agent or any ABL Secured Party that secures all or any portion of the ABL Obligations shall in all respects be junior and subordinate to all Liens granted to the collateral agent and the PPE Secured Parties in such Notes Priority Collateral to secure all or any portion of the PPE Obligations and (b) the collateral agent or any PPE Secured Party that secures all or any portion of the PPE Obligations shall in all respects be senior and prior to all Liens granted to the ABL Agent or any ABL Secured Party in such Notes Priority Collateral to secure all or any portion of the ABL Obligations.

(b) Notwithstanding any failure by any ABL Secured Party or PPE Secured Party to perfect its security interests in the Collateral or any avoidance, invalidation, priming or subordination by any third party or court of competent jurisdiction of the security interests in the Collateral granted to the ABL Secured Parties or the PPE Secured Parties, the priority and rights as between the ABL Secured Parties and the PPE Secured Parties with respect to the Collateral shall be as set forth in the Intercreditor Agreement.

(c) Each Agent, for and on behalf of itself and the Secured Parties that such Agent represents, acknowledges and agrees that the other Agent, for the benefit of itself and the Secured Parties that the other Agent represents, has been, or may be, granted Liens upon all of the Collateral in which such Agent has been granted Liens and such Agent, for and on behalf of itself and the Secured Parties that such Agent represents, consents thereto. The subordination of Liens by each Agent in favor of the other Agent as set forth in the Intercreditor Agreement shall not be deemed to subordinate such Agent’s Liens to the Liens of any other Person, nor shall such subordination be affected by the subordination of such Liens to any Lien of any other Person.

(d) The Intercreditor Agreement shall not restrict any of the ABL Agent and the other ABL Secured Parties’ rights and remedies (including without limitation, the rights and remedies of J.P. Morgan Europe Limited, as European Collateral Agent and European Administrative Agent under the ABL Documents (in such capacities, together with any successors and assigns, referred to herein as the “European Agents”)) with respect to the assets of any Foreign Subsidiary of Xerium for so long as any such assets do not constitute Collateral that secures the Notes or any Note Guarantee. In recognition of the foregoing, each Agent will acknowledge and agree that, notwithstanding any provision thereof, for purposes of the Intercreditor Agreement (i) the term “Collateral” shall not include the assets or property of any Foreign Subsidiary of Xerium that is a borrower or guarantor under (or in respect of) the ABL Credit Agreement, (ii) no Foreign Subsidiary of Xerium is a guarantor under (or in respect of) the Indenture unless it shall have executed a supplemental indenture to the Indenture pursuant to which it shall have become a Guarantor thereunder, (iii) no such Foreign Subsidiary constitutes a “Credit Party” under the Intercreditor Agreement unless it shall have executed a supplemental indenture to the Indenture pursuant to which it shall have become a Guarantor thereunder and (iv) until such time, if any, as any of the assets of a Foreign Subsidiary of Xerium also constitutes Collateral that secures the Notes or any Note Guarantee, the ABL Agent and the other ABL Secured Parties (including, for the avoidance of doubt, the European Agents) shall be free to deal with the assets and properties of any such Foreign Subsidiary (including the exercise of any remedies with respect thereto) and retain and/or apply proceeds thereof without regard to any of the provisions or restrictions set forth in the Intercreditor Agreement.

Waiver of Right to Contest Liens

Each Agent, for and on behalf of itself and the Secured Parties that such Agent represents, agrees that such Agent and the Secured Parties that such Agent represents shall not (and will waive any right to) take any action to contest or challenge (or assist or support any other Person in contesting or challenging), directly or indirectly, whether or not in any proceeding (including in any Insolvency Proceeding), the validity, priority, enforceability or perfection of the Secured Obligations of the other Agent and the Secured Parties that the other Agent represents or the Liens of the other Agent and the Secured Parties that the other Agent represents in respect of any of the Collateral or the provisions of the Intercreditor Agreement. Each Agent, for itself and on behalf of the Secured Parties that such Agent represents, further agrees that neither such Agent nor the Secured Parties that such Agent represents will take any action that would interfere with any Exercise of Secured Creditor Remedies undertaken by the other Agent or any Secured Party that the other Agent represents under the Credit Documents that evidences or governs the Secured Obligations of the other Agent and the Secured Parties that the other Agent represents with respect to the Priority Collateral that secures such Secured Obligations. Each Agent, for itself and on behalf of the Secured Parties that such Agent represents, waives any and all rights such Agent or the Secured Parties that such Agent represents may have as a junior lien creditor or otherwise to contest, protest, object to, or interfere with the manner in which the other Agent or any Secured Party that the other Agent represents seeks to enforce its Liens in any Priority Collateral that secures the Secured Obligations of the other Agent and the Secured Parties. The foregoing shall not be construed to prohibit either Agent from enforcing the provisions of the Intercreditor Agreement or otherwise acting in accordance with the Intercreditor Agreement.

Remedies Standstill

(a) The collateral agent, on behalf of itself and the PPE Secured Parties, agrees that, from the date of the Intercreditor Agreement until the earlier of (i) the date which is 270 days after the ABL Agent’s receipt of an Enforcement Notice from the collateral agent (the “PPE Enforcement Date”), or (ii) the date upon which the Discharge of ABL Obligations shall have occurred, neither the collateral agent nor any PPE Secured Party will Exercise Any Secured Creditor Remedies with respect to any of the ABL Priority Collateral without the written consent of the ABL Agent, and will not take, receive or accept any proceeds of ABL Priority Collateral, it being understood and agreed that the temporary deposit of proceeds of ABL Priority Collateral in a deposit account controlled by the collateral agent shall not constitute a breach of the Intercreditor Agreement so long as such proceeds are promptly (but in no event later than five Business Days after receipt) remitted to the ABL Agent. From and after the date upon which the Discharge of ABL Obligations shall have occurred (or prior thereto upon the occurrence of the PPE Enforcement Date), the collateral agent or any PPE Secured Party may Exercise Any Secured Creditor Remedies under the PPE Documents or applicable law as to any ABL Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the collateral agent or the PPE Secured Parties is at all times subject to the provisions of the Intercreditor Agreement; provided further, that the collateral agent shall not Exercise Any Secured Parties’ Remedies against the ABL Priority Collateral after the PPE Enforcement Date and prior to Discharge of ABL Obligations (A) at any time the ABL Agent or the ABL Secured Parties have commenced and are diligently pursuing an Exercise of Secured Creditor Remedies against a material portion of the ABL Priority Collateral, (B) at any time that any Credit Party is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding, or (C) if the “Event of Default” under the PPE Documents is waived in accordance with the terms of the PPE Documents.

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, from the date of the Intercreditor Agreement until the earlier of (i) the date which is 180 days after the collateral agent’s receipt of an Enforcement Notice from the ABL Agent (the “ABL Enforcement Date”), or (ii) the date upon which the Discharge of PPE Obligations shall have occurred, neither the ABL Agent nor any ABL Secured Party will Exercise Any Secured Creditor Remedies with respect to the Notes Priority Collateral without the written consent of the collateral agent, and will not take, receive or accept any proceeds of the Notes Priority Collateral, it being understood and agreed that the temporary deposit of proceeds of Notes Priority Collateral in a deposit account controlled by the ABL Agent shall not constitute a breach of the Intercreditor Agreement so long as such proceeds are remitted to the collateral agent in accordance with “—Actions of the Parties—Tracing of and Priorities in Proceeds” or paragraph (a) of “—Application of Proceeds— Application of Proceeds” below. From and after the date upon which the Discharge of PPE Obligations shall have occurred (or prior thereto upon the occurrence of the ABL Enforcement Date), the ABL Agent or any ABL Secured Party may Exercise Any Secured Creditor Remedies under the ABL Documents or applicable law as to any Notes Priority Collateral; provided, however, that any Exercise of Secured Creditor Remedies with respect to any Collateral by the ABL Agent or the ABL Secured Parties is at all times subject to the provisions of the Intercreditor Agreement; provided further, that the ABL Agent shall not Exercise Any Secured Parties’ Remedies with respect to the Notes Priority Collateral after the ABL Enforcement Date and prior to the Discharge of PPE Obligations (A) at any time the collateral agent or the PPE Secured Parties have commenced and are diligently pursuing an Exercise of Secured Creditor Remedies against any material portion of the Notes Priority Collateral, (B) at any time that any Credit Party is then a debtor under or with respect to (or otherwise subject to) any Insolvency Proceeding or (C) if the “Event of Default” under the ABL Credit Agreement is waived in accordance with the terms of the ABL Credit Agreement.

(c) Notwithstanding the provisions of paragraph (a) or (b) of this “—Remedies Standstill” or any other provision of the Intercreditor Agreement, nothing contained in the Intercreditor Agreement shall be construed to prevent any Agent or any Secured Party from (i) filing a claim or statement of interest with respect to the ABL Obligations or PPE Obligations owed to it in any Insolvency Proceeding commenced by or against any Credit Party, (ii) taking any action (not adverse to the priority status of the Liens of the other Agent or other Secured Parties on the Collateral in which such other Agent or other Secured Party has a priority Lien or the rights of the other Agent or any of the other Secured Parties to Exercise Any Secured Creditor Remedies in respect thereof) in order to create, perfect, preserve or protect (but not enforce) its Lien on any Collateral, (iii) filing any necessary or responsive pleadings in opposition to any motion, adversary proceeding or other pleading filed by any Person objecting to or otherwise seeking disallowance of the claim or Lien of such Agent or Secured Party or (iv) voting on any plan of reorganization or file any proof of claim in any Insolvency Proceeding of any Credit Party, in each case (i) through (iv) above to the extent not inconsistent with the express terms of the Intercreditor Agreement.

Exercise of Rights

(a) No Other Restrictions. Except as expressly set forth in the Intercreditor Agreement, each PPE Secured Party and each ABL Secured Party shall have any and all rights and remedies it may have as a creditor under applicable law, including the right to the Exercise of Secured Creditor Remedies; provided, however, that the Exercise of Secured Creditor Remedies with respect to the Collateral shall be subject to the Lien Priority and to the provisions of the Intercreditor Agreement. The ABL Agent may enforce the provisions of the ABL Documents, the collateral agent may enforce the provisions of the PPE Documents and each may Exercise Any Secured Creditor Remedies, all in such order and in such manner as each may determine in the exercise of its sole discretion, consistent with the terms of the Intercreditor Agreement and mandatory provisions of applicable law; provided, however, that each of the ABL Agent and the collateral agent agrees to provide to the other (x) an Enforcement Notice prior to the commencement of an Exercise of Any Secured Creditor Remedies and (y) copies of any notices that it is required under applicable law to deliver to any Credit Party; provided further, however, that the ABL Agent’s failure to provide the Enforcement Notice (other than in connection with “—Actions of the Parties—Inspection and Access Rights”) or any such copies to the collateral agent shall not impair any of the ABL Agent’s rights under the Intercreditor Agreement or under any of the ABL Documents and the collateral agent’s failure to provide the Enforcement Notice or any such copies to the ABL Agent shall not impair any of the collateral agent’s rights under the Intercreditor Agreement or under any of the PPE Documents. Each of the collateral agent, each PPE Secured Party, the ABL Agent and each ABL Secured Party agrees that it will not institute any suit or other proceeding or assert in any suit, Insolvency Proceeding or other proceeding any claim, in the case of the collateral agent and each PPE Secured Party, against either the ABL Agent or any other ABL Secured Party, and in the case of the ABL Agent and each other ABL Secured Party, against either the collateral agent or any other PPE Secured Party, seeking damages from, or other relief by way of specific performance, instructions or otherwise, with respect to, any action taken or omitted to be taken by such Person with respect to the Collateral which is consistent with the terms of the Intercreditor Agreement, and no such Agent shall be liable for any such action taken or omitted to be taken.

(b)	Release of Liens.

(i)	In the event of (A) any private or public sale of all or any portion of the ABL Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the ABL Agent (other than in connection with a refinancing of the ABL Obligations permitted under the Intercreditor Agreement) or after the occurrence and during the continuation of an “Event of Default” under the ABL Credit Agreement with the consent of the ABL Agent, including by any Credit Party, or (B) in any circumstance not included in preceding clause (A), any sale, transfer or other disposition of all or any portion of the ABL Priority Collateral (other than in connection with a refinancing of the ABL Obligations permitted under the Intercreditor Agreement) or with the consent of the ABL Agent, including by any Credit Party, so long as such sale, transfer or other disposition under this clause (B) is then permitted by the ABL Documents and the PPE Documents as each in effect on the date of the Intercreditor Agreement (or is consented to by the requisite ABL Lenders and the requisite PPE Secured Parties), the collateral agent agrees, on behalf of itself and the PPE Secured Parties that, so long as the collateral agent, for the benefit of the PPE Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the ABL Obligations as provided in paragraph (b) of “—Application of Proceeds—Application of Proceeds”), such sale, transfer or other disposition will be free and clear of the Liens on such ABL Priority Collateral (but not the proceeds thereof) securing the PPE Obligations, and the collateral agent’s and the PPE Secured Parties’ Liens with respect to the ABL Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the ABL Secured Parties’ Liens on such ABL Priority Collateral. In furtherance of, and subject to, the foregoing, the collateral agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the ABL Agent in connection therewith. The collateral agent appoints the ABL Agent and any officer or duly authorized person of the ABL Agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the collateral agent and in the name of the collateral agent or in the ABL Agent’s own name, from time to time, in the ABL Agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

(ii)	In the event of (A) any private or public sale of all or any portion of the Notes Priority Collateral in connection with any Exercise of Secured Creditor Remedies by the collateral agent (other than in connection with a refinancing of the PPE Obligations permitted under the Intercreditor Agreement) or after the occurrence and during the continuation of an Event of Default with the consent of the collateral agent, including by any Credit Party, or (B) in any circumstance not included in preceding clause (A), any sale, transfer or other disposition of all or any portion of the Notes Priority Collateral (other than in connection with a refinancing of the PPE Obligations permitted under the Intercreditor Agreement), so long as such sale, transfer or other disposition under this clause (B) is then permitted by the ABL Documents and the PPE Documents as each in effect on the date of the Intercreditor Agreement (or is consented to by the requisite ABL Lenders and the requisite PPE Secured Parties), the ABL Agent agrees, on behalf of itself and the ABL Secured Parties that, so long as the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale, transfer or other disposition (to the extent that such proceeds are not applied to the PPE Obligations as provided in paragraph (c) of “—Application of Proceeds—Application of Proceeds”), such sale, transfer or disposition will be free and clear of the Liens on such Notes Priority Collateral (but not the proceeds thereof) securing the ABL Obligations and the ABL Agent’s and the ABL Secured Parties’ Liens with respect to the Notes Priority Collateral (but not the proceeds thereof) so sold, transferred, or disposed shall terminate and be automatically released without further action concurrently with, and to the same extent as, the release of the PPE Secured Parties’ Liens on such Notes Priority Collateral. In furtherance of, and subject to, the foregoing, the ABL Agent agrees that it will promptly execute any and all Lien releases or other documents reasonably requested by the collateral agent in connection therewith. The ABL Agent appoints the collateral agent and any officer or duly authorized person of the collateral agent, with full power of substitution, as its true and lawful attorney-in-fact with full irrevocable power of attorney in the place and stead of the ABL Agent and in the name of the ABL Agent or in the collateral agent’s own name, from time to time, in the collateral agent’s sole discretion, for the purposes of carrying out the terms of this paragraph, to take any and all appropriate action and to execute and deliver any and all documents and instruments as may be necessary or desirable to accomplish the purposes of this paragraph, including any financing statements, endorsements, assignments, releases or other documents or instruments of transfer (which appointment, being coupled with an interest, is irrevocable).

No New Liens

(a) It is the anticipation of the Agents that, until the date upon which the Discharge of ABL Obligations shall have occurred, no PPE Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any PPE Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents. If any PPE Secured Party shall acquire or hold any Lien on any assets of any Credit Party securing any PPE Obligation which assets are not also subject to the Lien of the ABL Agent under the ABL Documents, then the collateral agent (or the relevant PPE Secured Party) shall, without the need for any further consent of any other PPE Secured Party or Credit Party and notwithstanding anything to the contrary in any other PPE Document, be deemed to also hold and have held such Lien as agent or bailee for the benefit of the ABL Agent as security for the ABL Obligations (subject to the Lien Priority and other terms of the Intercreditor Agreement) and shall promptly notify the ABL Agent in writing of the existence of such Lien upon becoming aware thereof.

(b) It is the anticipation of the Agents, that until the date upon which the Discharge of PPE Obligations shall have occurred, no ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party (other than a Foreign Subsidiary of Xerium) securing any ABL Obligation which assets are not also subject to the Lien of the collateral agent under the PPE Documents. If any ABL Secured Party shall acquire or hold any Lien on any assets of any Credit Party (other than a Foreign Subsidiary of Xerium) securing any ABL Obligation which assets are not also subject to the Lien of the collateral agent under the PPE Documents, then the ABL Agent (or the relevant ABL Secured Party) shall, without the need for any further consent of any other ABL Secured Party, Xerium or any Guarantor and notwithstanding anything to the contrary in any other ABL Document be deemed to also hold and have held such Lien as agent or bailee for the benefit of the collateral agent as security for the PPE Obligations (subject to the Lien Priority and other terms of the Intercreditor Agreement) and shall promptly notify the collateral agent in writing of the existence of such Lien upon becoming aware thereof.

Waiver of Marshalling

(a) Until the Discharge of ABL Obligations, the collateral agent, on behalf of itself and the PPE Secured Parties, agrees not to assert and waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the ABL Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

(b) Until the Discharge of PPE Obligations, the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees not to assert and waives, to the fullest extent permitted by law, any right to demand, request, plead or otherwise assert or otherwise claim the benefit of, any marshalling, appraisal, valuation or other similar right that may otherwise be available under applicable law with respect to the Notes Priority Collateral or any other similar rights a junior secured creditor may have under applicable law.

Actions of the Parties

Certain Actions Permitted

The collateral agent and the ABL Agent may make such demands or file such claims in respect of the PPE Obligations or the ABL Obligations, as applicable, as are necessary to prevent the waiver or bar of such claims under applicable statutes of limitations or other statutes, court orders, or rules of procedure at any time. Nothing in the Intercreditor Agreement shall prohibit the receipt by the collateral agent or any PPE Secured Party of the required payments of interest, principal and other amounts owed in respect of the PPE Obligations so long as such receipt is not the direct or indirect result of the Exercise of any Secured Creditor Remedies by the collateral agent or any PPE Secured Party with respect to any of the ABL Priority Collateral or enforcement in contravention of the Intercreditor Agreement of any Lien held by any of them. Nothing in the Intercreditor Agreement shall prohibit the receipt by the ABL Agent or any ABL Secured Party of the required payments of interest, principal and other amounts owed in respect of the ABL Obligations so long as such receipt is not the direct or indirect result of the Exercise of any Secured Creditor Remedies by the ABL Agent or any ABL Secured Party with respect to any of the Notes Priority Collateral or enforcement in contravention of the Intercreditor Agreement of any Lien held by any of them. None of the collateral agent, PPE Secured Parties, ABL Agent or ABL Secured Parties shall take any other action in connection with the PPE Obligations or the ABL Obligations in contravention of the terms of the Intercreditor Agreement (including if for any reason such party is deemed an unsecured or undersecured creditor with respect to such PPE Obligations or ABL Obligations, as applicable).

Agent for Perfection

The ABL Agent, for and on behalf of itself and each ABL Secured Party, and the collateral agent, for and on behalf of itself and each PPE Secured Party, as applicable, each agree to hold all Collateral in their respective possession, custody, or control (including as defined in Sections 9-104, 9-105, 9-106, 9-107 and 8-106 of the UCC) (or in the possession, custody, or control of agents or bailees for either) as gratuitous bailee for the other solely for the purpose of perfecting the security interest granted to each in such Collateral, subject to the terms and conditions of this “—Agent for Perfection.” Solely with respect to any Control Collateral under the control (within the meaning of Section 9-104 of the UCC) of the ABL Agent or the collateral agent, the ABL Agent and the collateral agent, respectively, agrees to also hold control over such Control Collateral as gratuitous agent for the PPE Secured Parties and the ABL Secured Parties, subject to the terms and conditions of this “—Agent for Perfection.” None of the ABL Agent, the ABL Secured Parties, the collateral agent, or the PPE Secured Parties, as applicable, shall have any obligation whatsoever to the others to assure that the Collateral is genuine or owned by Xerium, any Guarantor, or any other Person or to preserve rights or benefits of any Person. The duties or responsibilities of the ABL Agent and the collateral agent under this “—Agent for Perfection” are and shall be limited solely to holding or maintaining control of the Control Collateral as gratuitous bailee for the other Agent for purposes of perfecting the Lien held by the collateral agent or the ABL Agent, as applicable. The ABL Agent is not and shall not be deemed to be a fiduciary of any kind for the PPE Secured Parties or any other Person. Without limiting the generality of the foregoing, except as expressly provided in the Intercreditor Agreement, the ABL Secured Parties shall not be obligated to see to the application of any proceeds of the Notes Priority Collateral deposited into any deposit account or be answerable in any way for the misapplication thereof. The collateral agent is not and shall not be deemed to be a fiduciary of any kind for the ABL Secured Parties, or any other Person. Without limiting the generality of the foregoing, except as expressly provided in the Intercreditor Agreement, the PPE Secured Parties shall not be obligated to see to the application of any proceeds of the ABL Priority Collateral deposited into any deposit account or be answerable in any way for the misapplication thereof.

Sharing of Information and Access

(a) In the event that the ABL Agent shall, in the exercise of its rights under the ABL Collateral Documents or otherwise, receive possession or control of any books and records of any Credit Party which contain information identifying or pertaining to the Notes Priority Collateral, the ABL Agent shall, upon request from the collateral agent and as promptly as practicable thereafter, either make available to the collateral agent such books and records for inspection and duplication or provide to the collateral agent copies thereof. In the event that the collateral agent shall, in the exercise of its rights under the Collateral Documents or otherwise, receive possession or control of any books and records of any Credit Party which contain information identifying or pertaining to any of the ABL Priority Collateral, the collateral agent shall, upon request from the ABL Agent and as promptly as practicable thereafter, either make available to the ABL Agent such books and records for inspection and duplication or provide the ABL Agent copies thereof.

(b) Each Agent upon the written request of the other Agent shall, upon prior written notice to Xerium, provide such Agent with copies of Credit Documents, other than any fee letters and all amendments thereto, provided that the failure to provide such Credit Documents or Amendments shall impose no liability on any Agent.

Insurance

Proceeds of Collateral include insurance proceeds and, therefore, the Lien Priority shall govern the ultimate disposition of casualty insurance proceeds. The ABL Agent and the collateral agent shall each be named as additional insured or loss payee, as applicable, with respect to all insurance policies relating to the Collateral in the manner required in the PPE Documents or the ABL Credit Agreement, as applicable. The ABL Agent shall have the sole and exclusive right, as against the collateral agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any of the ABL Priority Collateral. The collateral agent shall have the sole and exclusive right, as against the ABL Agent, to adjust settlement of insurance claims in the event of any covered loss, theft or destruction of any of the Notes Priority Collateral. If any insurance claim includes both ABL Priority Collateral and Notes Priority Collateral, the insurer will not settle such claim separately with respect to ABL Priority Collateral and Notes Priority Collateral, and if the Agents are unable after negotiating in good faith to agree on the settlement for such claim, either Agent may apply to a court of competent jurisdiction to make a determination as to the settlement of such claim, and the court’s determination shall be binding upon the Agents. All proceeds of such insurance shall be remitted to the ABL Agent or the collateral agent, as the case may be, subject, in each case, to the terms of their respective Credit Documents, and each of the collateral agent and ABL Agent shall cooperate (if necessary) in a reasonable manner in effecting the payment of insurance proceeds in accordance with “—Application of Proceeds—Application of Proceeds.”

No Additional Rights for the Credit Parties under the Intercreditor Agreement

Except as provided in “—Inspection and Access Rights” below, if any ABL Secured Party or PPE Secured Party shall enforce its rights or remedies in violation of the terms of the Intercreditor Agreement, the Credit Parties shall not be entitled to use such violation as a defense to any action by any ABL Secured Party or PPE Secured Party, nor to assert such violation as a counterclaim or basis for set off or recoupment against any ABL Secured Party or PPE Secured Party.

Inspection and Access Rights

(a) Without limiting any rights the ABL Agent or any other ABL Secured Party may otherwise have under applicable law or by agreement, in the event of any liquidation of the ABL Priority Collateral (or any other Exercise of Any Secured Creditor Remedies by the ABL Agent) and whether or not the collateral agent or any other PPE Secured Party has commenced and is continuing to Exercise Any Secured Creditor Remedies of the collateral agent with respect to the Notes Priority Collateral or otherwise, the ABL Agent or any other Person (including any Credit Party) acting with the consent, or on behalf, of the ABL Agent, shall have the right (a) during the Use Period during normal business hours on any Business Day, to access ABL Priority Collateral that (i) is stored or located in or on, (ii) has become an accession with respect to (within the meaning of Section 9- 335 of the Uniform Commercial Code), or (iii) has been commingled with (within the meaning of Section 9-336 of the Uniform Commercial Code) Notes Priority Collateral, and (b) during the Use Period, shall have the irrevocable right to use the Notes Priority Collateral (including, without limitation, equipment, intellectual property and general intangibles) on a rent-free, royalty-free basis, each of the foregoing solely for the limited purposes of assembling, inspecting, copying or downloading information stored on, taking actions to perfect its Lien on, completing a production run of inventory involving, taking possession of, moving, preparing and advertising for sale, selling (by public auction, private sale or a “store closing”, “going out of business” or similar sale, whether in bulk, in lots or to customers in the ordinary course of business or otherwise and which sale may include augmented inventory of the same type sold in any Credit Party’s business), storing or otherwise dealing with the ABL Priority Collateral, in each case without notice to, the involvement of or interference by any PPE Secured Party (and whether or not the collateral agent or any PPE Secured Party has commenced and is continuing to Exercise any Secured Creditor Remedies) or liability to any PPE Secured Party; provided, however, that the expiration of the Use Period shall be without prejudice to the sale or other disposition of the ABL Priority Collateral in accordance with the Intercreditor Agreement and applicable law. In the event that any ABL Secured Party has commenced and is continuing the Exercise of Any Secured Creditor Remedies with respect to any ABL Priority Collateral or any other sale or liquidation of the ABL Priority Collateral has been commenced by a Credit Party (with the consent of the ABL Agent), the collateral agent may not sell, assign or otherwise transfer the related Notes Priority Collateral prior to the expiration of the Use Period, unless the purchaser, assignee or transferee thereof agrees in writing to be bound by the provisions of this “—Inspection and Access Rights.”

(b) The ABL Agent and the ABL Secured Parties shall not be obligated to pay any amounts to the collateral agent or the PPE Secured Parties (or any person claiming by, through or under the PPE Secured Parties, including any purchaser of the Notes Priority Collateral) or to the Credit Parties, for or in respect of the use by the ABL Agent and the ABL Secured Parties of the Notes Priority Collateral and none of the ABL Agent or the ABL Secured Parties shall be obligated to secure, protect, insure or repair any such Notes Priority Collateral (other than for damages caused by the ABL Agent, the ABL Secured Parties or their respective employees, agents and representatives (other than as a result from ordinary wear and tear of such Notes Priority Collateral)). The ABL Agent and the ABL Secured Parties shall not have any liability to the collateral agent or the PPE Secured Parties (or any person claiming by, through or under the collateral agent or the PPE Secured Parties, including any purchaser of the Notes Priority Collateral) as a result of any condition (including environmental condition, claim or liability) on or with respect to the Notes Priority Collateral other than those arising from the gross negligence or willful misconduct of the ABL Agent, the ABL Secured Parties or their respective employees, agents and representatives, and the ABL Agent and the ABL Secured Parties shall have no duty or liability to maintain the Notes Priority Collateral in a condition or manner (taking into account ordinary wear and tear of such Notes Priority Collateral) better than that in which it was maintained prior to the use thereof by the ABL Agent and the ABL Secured Parties.

(c) The ABL Secured Parties shall (i) use the Notes Priority Collateral in accordance with applicable law, (ii) insure or cause to be insured for damage to property and liability to persons, including property and liability insurance for the benefit of the PPE Secured Parties, and (iii) reimburse the PPE Secured Parties for any injury or damage to Persons or property (ordinary wear-and-tear excepted) caused by the acts or omissions of Persons under their control arising from the gross negligence or willful misconduct of any such Person; provided, however, that the ABL Secured Parties will not be liable for any diminution in the value of the Notes Priority Collateral caused by the absence of the ABL Priority Collateral therefrom or from the use of the Notes Priority Collateral.

(d) The collateral agent and the PPE Secured Parties shall use commercially reasonable efforts to not hinder or obstruct the ABL Agent and the ABL Secured Parties from exercising the rights described in paragraph (a) of this “—Inspection and Access Rights.”

(e) Subject to the terms hereof, the collateral agent may advertise and conduct public auctions or private sales of the Notes Priority Collateral without notice (except as required by applicable law or the Intercreditor Agreement) to any ABL Secured Party, the involvement of or interference by any ABL Secured Party or liability to any ABL Secured Party as long as, in the case of an actual sale, the respective purchaser assumes and agrees in writing to the obligations of the collateral agent and the PPE Secured Parties under this “—Inspection and Access Rights.”

(f) In furtherance of the foregoing in this “—Inspection and Access Rights”, the collateral agent, in its capacity as a secured party (or as a purchaser, assignee or transferee, as applicable), and to the extent of its interest therein, grants to the ABL Agent a nonexclusive, irrevocable, royalty-free, worldwide license to use, license or sublicense any and all intellectual property now owned or hereafter acquired by the Credit Parties (except to the extent such grant is prohibited by any rule of law, statute or regulation), included as part of the Notes Priority Collateral (and including in such license access to all media in which any of the licensed items may be recorded or stored and to all computer software and programs used for the compilation or printout thereof) as is or may be necessary or advisable in the ABL Agent’s reasonable judgment for the ABL Agent to process, ship, produce, store, supply, lease, complete, sell, liquidate or otherwise deal with the ABL Priority Collateral, or to collect or otherwise realize upon any account receivable (as defined in the ABL Credit Agreement) comprising ABL Priority Collateral, in each case solely in connection with any Exercise of Secured Creditor Remedies or by a Credit Party with the consent of the ABL Agent; provided that (i) any such license shall terminate upon the sale of the applicable ABL Priority Collateral and shall not extend or transfer to the purchaser of such ABL Priority Collateral, (ii) the ABL Agent’s use of such intellectual property shall be reasonable and lawful, and (iii) any such license is granted on an “AS IS” basis, without any representation or warranty whatsoever. The collateral agent (i) acknowledges and consents to the grant to the ABL Agent by the Credit Parties of the license referred to in the US Pledge and Security Agreement (as defined in the ABL Credit Agreement) and (ii) agrees that its Liens in the Notes Priority Collateral shall be subject in all respects to such license. Furthermore, the collateral agent agrees that, in connection with any Exercise of Secured Creditor Remedies conducted by the collateral agent or by a Credit Party with the consent of the collateral agent in respect of Notes Priority Collateral, (x) any notice required to be given by the collateral agent in connection with such Exercise of Secured Creditor Remedies shall contain an acknowledgement of the existence of such license and (y) the collateral agent shall provide written notice to any purchaser, assignee or transferee pursuant to an Exercise of Secured Creditor Remedies that the applicable assets are subject to such license.

Tracing of and Priorities in Proceeds

The ABL Agent, for itself and on behalf of the ABL Secured Parties, and the collateral agent, for itself and on behalf of the PPE Secured Parties, further agree that prior to an issuance of any notice of Exercise of Any Secured Creditor Remedies by such Secured Party (unless a bankruptcy or insolvency Event of Default then exists), any proceeds of Collateral, whether or not deposited in Accounts under control agreements, which are used by any Credit Party to acquire other property which is Collateral shall not (solely as between the Agents and the Secured Parties) be treated as proceeds of Collateral for purposes of determining the relative priorities in the Collateral which was so acquired. Notwithstanding anything to the contrary contained in the Intercreditor Agreement or any PPE Document, unless and until the Discharge of the ABL Obligations, the ABL Agent will be permitted to deem all collections and payments deposited in any ABL Deposit and Securities Account (for the avoidance of doubt other than a PPE Priority Account) to be proceeds of ABL Priority Collateral and the collateral agent and the other PPE Secured Parties each will consent to the application of such funds to the ABL Obligations, and no such funds credited to such account shall be subject to disgorgement or be deemed to be held in trust by the ABL Agent for the benefit of the collateral agent and other Credit Parties; provided that with respect to any such funds that are identifiable proceeds of Notes Priority Collateral credited to any such account (i) which funds the ABL Agent has received a Credit Party PPE Proceeds Notice prior to the application of such funds by the ABL Agent to the ABL Obligations and a subsequent credit extension under the ABL Credit Agreement, or (ii) the ABL Agent has received a PPE Cash Proceeds Notice prior to the application of such funds by the ABL Agent to the ABL Obligations and a subsequent credit extension under the ABL Credit Agreement, the ABL Agent shall turn over any misdirected proceeds of the Notes Priority Collateral to the collateral agent.

Purchase Right

(a) If (i) after the occurrence and during the continuation of an Event of Default, the ABL Agent shall sell, lease, license or dispose of all or substantially all of the ABL Priority Collateral by private or public sale, (ii) an Insolvency Proceeding with respect to Xerium shall have occurred or shall have been commenced, or (iii) the ABL Obligations under the ABL Credit Agreement shall have been accelerated (including as a result of any automatic acceleration), (each such event described in clauses (i) through (iii) above, a “Purchase Option Event”), the PPE Secured Parties shall have the opportunity to purchase (at par and without premium) all (but not less than all) of the ABL Obligations pursuant to this “—Purchase Right;” provided, that such option shall expire if the applicable PPE Secured Parties fail to deliver a written notice (a “Purchase Notice”) to the ABL Agent with a copy to Xerium within ten (10) Business Days following the first date the collateral agent obtains actual knowledge of the occurrence of the earliest Purchase Option Event, which Purchase Notice shall (A) be signed by the applicable PPE Secured Parties committing to such purchase (the “Purchasing Creditors”) and indicate the percentage of the ABL Obligations to be purchased by each Purchasing Creditor (which aggregate commitments must add up to 100% of the ABL Obligations) and (B) state that (1) it is a Purchase Notice delivered pursuant to this “—Purchase Right” and (2) the offer contained therein is irrevocable. Upon receipt of such Purchase Notice by the ABL Agent, the Purchasing Creditors shall have from the date of delivery thereof to and including the date that is ten (10) Business Days after the Purchase Notice was received by the ABL Agent to purchase all (but not less than all) of the ABL Obligations pursuant to this “—Purchase Right” (the date of such purchase, the “Purchase Date”).

(b) On the Purchase Date, the ABL Agent and the ABL Secured Parties shall, subject to any required approval of any governmental authority and any limitation in the ABL Credit Agreement, in each case then in effect, if any, sell to the Purchasing Creditors all (but not less than all) of the ABL Obligations. On such Purchase Date, the Purchasing Creditors shall (i) pay to the ABL Agent, for the benefit of the ABL Secured Parties, as directed by the ABL Agent, in immediately available funds the full amount (at par and without premium) of all ABL Obligations then outstanding, including all accrued and unpaid interest and fees thereon, all in the amounts specified by the ABL Agent and determined in accordance with the applicable ABL Documents, (ii) furnish such amount of cash collateral in immediately available funds as the ABL Agent determines is reasonably necessary to secure ABL Secured Parties in connection with any (x) indemnification obligations of the Credit Parties under the ABL Documents (other than on account of indemnification obligations for unknown claims), (y) ABL Cash Management Obligations and ABL Bank Product Obligations, or (z) issued and outstanding letters of credit issued under the ABL Credit Agreement but, with respect to this clause (z), not in any event in an amount greater than 105% of the aggregate undrawn amount of all such outstanding letters of credit (and in the case of clauses (x), (y) and (z) above, any excess of such cash collateral for such indemnification obligations, ABL Cash Management Obligations, ABL Bank Product Obligations or letters of credit remaining at such time when there are no longer any such indemnification obligations, ABL Cash Management Obligations, ABL Bank Product Obligations or letters of credit outstanding and there are no unreimbursed amounts then owing in respect of such indemnification obligations, ABL Cash Management Obligations, ABL Bank Product Obligations or drawings under such letters of credit shall be promptly paid over to the collateral agent) and (iii) agree to reimburse the ABL Secured Parties for any loss, cost, damage or expense (A) resulting from the granting of provisional credit for any checks, wire or ACH transfers that are reversed or not final or other payments provisionally credited to the ABL Obligations under the ABL Credit Agreement and as to which the ABL Agent and ABL Secured Parties have not yet received final payment as of the Purchase Date, or (B) for any indemnification obligations (other than on account of indemnification obligations for unknown claims as of the Purchase Date), ABL Cash Management Obligations, ABL Bank Product Obligations or letters of credit, to the extent that the cash collateral delivered pursuant to clauses (x), (y) and (z), above, are insufficient to pay such ABL Obligations in full, and (iv) assume the remaining commitments (if any) of the ABL Secured Parties to extend credit under the ABL Credit Agreement. Such purchase price shall be remitted by wire transfer in immediately available funds to such bank account of the ABL Agent (for the benefit of the ABL Secured Parties) as the ABL Agent shall have specified in writing to the collateral agent. Interest and fees shall be calculated to but excluding the Purchase Date if the amounts so paid by the applicable PPE Secured Parties to the bank account designated by the ABL Agent are received in such bank account prior to 1:00 p.m., New York time, and interest shall be calculated to and including such Purchase Date if the amounts so paid by the applicable PPE Secured Parties to the bank account designated by the ABL Agent are received in such bank account after 1:00 p.m., New York time.

(c) Any purchase pursuant to the purchase option set forth in this “—Purchase Right” shall, except as provided below, be expressly made without representation or warranty of any kind by the ABL Agent or the other ABL Secured Parties as to the ABL Obligations, the collateral or otherwise, and without recourse to the ABL Agent and the other ABL Secured Parties as to the ABL Obligations, the collateral or otherwise, except that the ABL Agent and each of the ABL Secured Parties, as to itself only, shall represent and warrant only (i) the principal amount of the ABL Obligations being sold by it, (ii) that such Person has not created any Lien on any ABL Obligations being sold by it, (iii) that such Person has the right to assign the ABL Obligations being assigned by it and its assignment agreement has been duly authorized and delivered, and (iv) such other representations, if any, as are set forth in the Assignment and Assumption (as defined in, and in the form annexed to, the ABL Credit Agreement as in effect on the date of the Intercreditor Agreement).

(d) Upon notice to the Credit Parties by the collateral agent that the purchase of ABL Obligations pursuant to this “—Purchase Right” has been consummated by delivery of the purchase price to the ABL Agent, the Credit Parties shall treat the applicable PPE Secured Parties as holders of the ABL Obligations and the collateral agent shall be deemed appointed to act in such capacity as the “agent” or “administrative agent” (or analogous capacity) (the “Replacement Agent”) under the ABL Documents, for all purposes under the Intercreditor Agreement and under each ABL Document (it being agreed that the ABL Agent shall have no obligation to act as such replacement “agent” or “administrative agent” (or analogous capacity)). In connection with any purchase of ABL Obligations pursuant to this “—Purchase Right,” each ABL Lender and the ABL Agent will agree to enter into and deliver to the applicable PPE Secured Parties on the Purchase Date, as a condition to closing, an assignment agreement customarily used by the ABL Agent in connection with the ABL Credit Agreement and the ABL Agent and each other ABL Lender shall deliver all possessory collateral (if any), together with any necessary endorsements and other documents (including any applicable stock powers or bond powers), then in its possession or in the possession of its agent or bailee, or turn over control as to any pledged collateral, deposit accounts or securities accounts of which it or its agent or bailee then has control, as the case may be, to the Replacement Agent, and deliver the loan register and participant register, if applicable and all other records pertaining to the ABL Obligations to the Replacement Agent and otherwise take such actions as may be reasonably appropriate to effect an orderly transition to the Replacement Agent. Upon the consummation of the purchase of the ABL Obligations pursuant to this “—Purchase Right,” the ABL Agent (and all other agents under the ABL Credit Agreement) shall be deemed to have resigned as an “agent” or “administrative agent” for the ABL Secured Parties under the ABL Documents; provided that the ABL Agent (and all other agents under the ABL Credit Agreement) shall be entitled to all of the rights and benefits of a former “agent” or “administrative agent” under the ABL Credit Agreement.

(e) Notwithstanding the foregoing purchase of the ABL Obligations by the Purchasing Creditors, the ABL Secured Parties shall retain those contingent indemnification obligations and other obligations owing or to be owing to them under the ABL Documents which by their express terms would survive any repayment of the ABL Obligations pursuant to this “—Purchase Right.”

Payments Over

(a) So long as the Discharge of PPE Obligations has not occurred, any Notes Priority Collateral or proceeds thereof not constituting ABL Priority Collateral received by the ABL Agent or any other ABL Secured Party in connection with the Exercise of Any Secured Creditor Remedies (including set off) relating to the Notes Priority Collateral in contravention of the Intercreditor Agreement (it being understood that the application of proceeds from any ABL Deposit and Securities Account prior to the delivery of a PPE Cash Proceeds Notice or Credit Party PPE Proceeds Notice shall not be deemed in contravention of the Intercreditor Agreement) shall be segregated and held in trust and forthwith paid over to the collateral agent for the benefit of the PPE Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The collateral agent is authorized to make any such endorsements as agent for the ABL Agent or any such other ABL Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as the Intercreditor Agreement is terminated in accordance with its terms.

(b) So long as the Discharge of ABL Obligations has not occurred, any ABL Priority Collateral or proceeds thereof not constituting Notes Priority Collateral received by the collateral agent or any PPE Secured Parties in connection with the Exercise of Any Secured Creditor (including set off) relating to the ABL Priority Collateral in contravention of the Intercreditor Agreement shall be segregated and held in trust and forthwith paid over to the ABL Agent for the benefit of the ABL Secured Parties in the same form as received, with any necessary endorsements or as a court of competent jurisdiction may otherwise direct. The ABL Agent is authorized to make any such endorsements as agent for the collateral agent or any such PPE Secured Parties. This authorization is coupled with an interest and is irrevocable until such time as the Intercreditor Agreement is terminated in accordance with its terms.

Application of Proceeds

Application of Proceeds

(a) Revolving Nature of ABL Obligations. The collateral agent, for and on behalf of itself and the PPE Secured Parties, expressly acknowledges and agrees that (i) the ABL Credit Agreement includes a revolving commitment, that in the ordinary course of business the ABL Agent and the ABL Lenders will apply payments and make advances thereunder, and that no application of any Collateral or the release of any Lien by the ABL Agent upon any portion of the Collateral in connection with a permitted disposition by the Credit Parties under the ABL Credit Agreement shall constitute the Exercise of Secured Creditor Remedies under the Intercreditor Agreement; (ii) the amount of the ABL Obligations that may be outstanding at any time or from time to time may be increased or reduced and subsequently reborrowed, and that the terms of the ABL Obligations may be modified, amended and restated, extended or amended from time to time, and that the aggregate amount of the ABL Obligations may be increased, replaced or refinanced, in each event, without notice to or consent by the PPE Secured Parties and without affecting the provisions of the Intercreditor Agreement; and (iii) all Collateral received by the ABL Agent may be applied, reversed, reapplied, credited, or reborrowed, in whole or in part, to the ABL Obligations at any time; provided, however, that from and after the date on which the ABL Agent (or any ABL Secured Party) or the ABL Agent receives written notice from the collateral agent that the collateral agent (or any PPE Secured Party) has commenced the Exercise of Any Secured Creditor Remedies, all amounts received by the ABL Agent or any ABL Lender shall be applied as specified in this “—Application of Proceeds—Application of Proceeds.” The Lien Priority shall not be altered or otherwise affected by any such amendment, modification, supplement, extension, repayment, reborrowing, increase, replacement, renewal, restatement or refinancing of either the ABL Obligations or the PPE Obligations, or any portion thereof.

Notwithstanding anything to the contrary contained in the Intercreditor Agreement, any PPE Document or any ABL Document, each Credit Party and the collateral agent, for itself and on behalf of the PPE Secured Parties, agrees that (i) only Notes Priority Collateral or proceeds of the Notes Priority Collateral shall be deposited in the PPE Priority Accounts and (ii) prior to the receipt of a PPE Cash Proceeds Notice, the ABL Secured Parties will be permitted to treat all cash, cash equivalents, money, collections and payments deposited in any ABL Deposit and Securities Account or otherwise received by any ABL Secured Parties as ABL Priority Collateral, and no such amounts credited to any such ABL Deposit and Securities Account or received by any ABL Secured Parties or applied to the ABL Obligations shall be subject to disgorgement or deemed to be held in trust for the benefit of the PPE Secured Parties (and all claims of the collateral agent or any other PPE Secured Party to such amounts will be waived).

(b) Application of proceeds of ABL Priority Collateral. The ABL Agent and the collateral agent agree that all ABL Priority Collateral and all proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral shall be applied, first, to the payment of costs and expenses of the ABL Agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment or discharge or cash collateralization of the ABL Obligations in accordance with the ABL Documents until the Discharge of ABL Obligations shall have occurred,

third, to the payment of the PPE Obligations in accordance with the PPE Documents until the Discharge of PPE Obligations shall have occurred, and fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.

(c) Application of proceeds of Notes Priority Collateral. The ABL Agent and the collateral agent agree that all Notes Priority Collateral and all other proceeds thereof, received by either of them in connection with any Exercise of Secured Creditor Remedies with respect to the Notes Priority Collateral shall be applied, first, to the payment of costs and expenses of the collateral agent in connection with such Exercise of Secured Creditor Remedies,

second, to the payment of the PPE Obligations in accordance with the PPE Documents until the Discharge of PPE Obligations shall have occurred,

third, to the payment, discharge or cash collateralization of the ABL Obligations in accordance with the ABL Documents; and

fourth, the balance, if any, to the Credit Parties or as a court of competent jurisdiction may direct.

(d) Limited Obligation or Liability. In exercising remedies, whether as a secured creditor or otherwise, the ABL Agent shall have no obligation or liability to the collateral agent or to any PPE Secured Party, and the collateral agent shall have no obligation or liability to the ABL Agent or any ABL Secured Party, regarding the adequacy of any proceeds or for any action or omission, except solely for an action or omission that breaches the express obligations undertaken by each Agent under the terms of the Intercreditor Agreement. Notwithstanding anything to the contrary in the Intercreditor Agreement, none of the Agents waives any claim that it may have against a Secured Party on the grounds that any sale, transfer or other disposition by the Secured Party was not commercially reasonable in every respect as required by the Uniform Commercial Code.

(e) Turnover of Collateral After Discharge. Upon the Discharge of ABL Obligations, the ABL Agent shall deliver to the collateral agent or shall execute such documents as the collateral agent may reasonably request (at the expense of Xerium) to enable the collateral agent to have control over any Control Collateral still in the ABL Agent’s possession, custody, or control in the same form as received with any necessary endorsements (in each case, subject to the reinstatement provisions of “—Intercreditor Acknowledgements and Waivers— Reinstatement and Continuation of Agreement”), or as a court of competent jurisdiction may otherwise direct. Upon the Discharge of PPE Obligations, the collateral agent shall deliver to the ABL Agent or shall execute such documents as the ABL Agent may reasonably request (at the expense of the Credit Parties) to enable the ABL Agent to have control over any Control Collateral still in the collateral agent’s possession, custody or control in the same form as received with any necessary endorsements (in each case, subject to the reinstatement provisions of “—Intercreditor Acknowledgements and Waivers— Reinstatement and Continuation of Agreement”), or as a court of competent jurisdiction may otherwise direct.

Specific Performance

Each of the ABL Agent and the collateral agent is authorized to demand specific performance of the Intercreditor Agreement, whether or not Xerium or any Guarantor shall have complied with any of the provisions of any of the Credit Documents, at any time when the other Agent shall have failed to comply with any of the provisions of the Intercreditor Agreement applicable to it. Each of the ABL Agent, for and on behalf of itself and the ABL Secured Parties, and the collateral agent, for and on behalf of itself and the PPE Secured Parties, irrevocably waives any defense based on the adequacy of a remedy at law that might be asserted as a bar to such remedy of specific performance.

Intercreditor Acknowledgements and Waivers

Notice of Acceptance and Other Waivers

(a) All ABL Obligations at any time made or incurred by Xerium or any Guarantor shall be deemed to have been made or incurred in reliance upon the Intercreditor Agreement, and the collateral agent, on behalf of itself and the PPE Secured Parties, waives notice of acceptance, or proof of reliance by the ABL Agent or any ABL Secured Party of the Intercreditor Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or non-payment of all or any part of the ABL Obligations. All PPE Obligations at any time made or incurred by Xerium or any Guarantor shall be deemed to have been made or incurred in reliance upon the Intercreditor Agreement, and the ABL Agent, on behalf of itself and the ABL Secured Parties, waives notice of acceptance, or proof of reliance, by the collateral agent or any PPE Secured Party of the Intercreditor Agreement, and notice of the existence, increase, renewal, extension, accrual, creation, or nonpayment of all or any part of the PPE Obligations.

(b) None of the ABL Agent, any ABL Secured Party, or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or proceeds thereof, except as specifically provided in the Intercreditor Agreement. If the ABL Agent or any ABL Secured Party honors (or fails to honor) a request by the Credit Parties for an extension of credit pursuant to the ABL Credit Agreement, any of the other ABL Documents, ABL Bank Product Documents or ABL Cash Management Documents, whether the ABL Agent or any ABL Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the PPE Documents or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the ABL Agent or any ABL Secured Party otherwise should exercise any of its contractual rights or remedies under any ABL Documents (subject to the express terms and conditions of the Intercreditor Agreement), neither the ABL Agent nor any ABL Secured Party shall have any liability whatsoever to the collateral agent or any PPE Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of the Intercreditor Agreement). The ABL Agent and the ABL Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the ABL Credit Agreement and any of the other ABL Documents, ABL Bank Product Documents or ABL Cash Management Documents, as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the collateral agent or any of the PPE Secured Parties have in the Collateral, except as otherwise expressly set forth in the Intercreditor Agreement. The collateral agent, on behalf of itself and the PPE Secured Parties, agrees that neither the ABL Agent nor any ABL Secured Party shall incur any liability as a result of a sale, lease, license, application, or other disposition of all or any portion of the Collateral or proceeds thereof, pursuant to the ABL Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of the Intercreditor Agreement.

(c) None of the collateral agent, any PPE Secured Party or any of their respective Affiliates, directors, officers, employees, or agents shall be liable for failure to demand, collect, or realize upon any of the Collateral or any proceeds, or for any delay in doing so, or shall be under any obligation to sell or otherwise dispose of any Collateral or proceeds thereof or to take any other action whatsoever with regard to the Collateral or any part or proceeds thereof, except as specifically provided in the Intercreditor Agreement. If the collateral agent or any PPE Secured Party honors (or fails to honor) a request by Xerium for an extension of credit pursuant to any of the PPE Documents, whether the collateral agent or any PPE Secured Party has knowledge that the honoring of (or failure to honor) any such request would constitute a default under the terms of the ABL Credit Agreement or any other ABL Document or an act, condition, or event that, with the giving of notice or the passage of time, or both, would constitute such a default, or if the collateral agent or any PPE Secured Party otherwise should exercise any of its contractual rights or remedies under the PPE Documents (subject to the express terms and conditions of the Intercreditor Agreement), neither the collateral agent nor any PPE Secured Party shall have any liability whatsoever to the ABL Agent or any ABL Secured Party as a result of such action, omission, or exercise (so long as any such exercise does not breach the express terms and provisions of the Intercreditor Agreement). The collateral agent and the PPE Secured Parties shall be entitled to manage and supervise their loans and extensions of credit under the PPE Documents, as they may, in their sole discretion, deem appropriate, and may manage their loans and extensions of credit without regard to any rights or interests that the ABL Agent or any ABL Secured Party has in the Collateral, except as otherwise expressly set forth in the Intercreditor Agreement. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that none of the collateral agent or the PPE Secured Parties shall incur any liability as a result of a sale, lease, license, application, or other disposition of the Collateral or any part or proceeds thereof, pursuant to the PPE Documents, so long as such disposition is conducted in accordance with mandatory provisions of applicable law and does not breach the provisions of the Intercreditor Agreement.

Reinstatement and Continuation of Agreement

(a) If the ABL Agent or any ABL Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of any Credit Party, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the ABL Obligations (an “ABL Recovery”), then the ABL Obligations shall be reinstated to the extent of such ABL Recovery. If the Intercreditor Agreement shall have been terminated prior to such ABL Recovery, the Intercreditor Agreement shall be reinstated in full force and effect in the event of such ABL Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Agents and the other Secured Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the collateral agent, the ABL Secured Parties, and the PPE Secured Parties under the Intercreditor Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against any Credit Party or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of any Credit Party or any Guarantor in respect of the ABL Obligations or the PPE Obligations. No priority or right of the ABL Agent or any ABL Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of any Credit Party or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the ABL Documents, regardless of any knowledge thereof which the ABL Agent or any ABL Secured Party may have.

(b) If the collateral agent or any PPE Secured Party is required in any Insolvency Proceeding or otherwise to turn over or otherwise pay to the estate of Xerium, any Guarantor, or any other Person any payment made in satisfaction of all or any portion of the PPE Obligations (a “PPE Recovery”), then the PPE Obligations shall be reinstated to the extent of such PPE Recovery. If the Intercreditor Agreement shall have been terminated prior to such PPE Recovery, the Intercreditor Agreement shall be reinstated in full force and effect in the event of such PPE Recovery, and such prior termination shall not diminish, release, discharge, impair, or otherwise affect the obligations of the Agents and the other Secured Parties from such date of reinstatement. All rights, interests, agreements, and obligations of the ABL Agent, the collateral agent, the ABL Secured Parties, and the PPE Secured Parties under the Intercreditor Agreement shall remain in full force and effect and shall continue irrespective of the commencement of, or any discharge, confirmation, conversion, or dismissal of, any Insolvency Proceeding by or against Xerium or any Guarantor or any other circumstance which otherwise might constitute a defense available to, or a discharge of Xerium or any Guarantor in respect of the ABL Obligations or the PPE Obligations. No priority or right of the collateral agent or any PPE Secured Party shall at any time be prejudiced or impaired in any way by any act or failure to act on the part of Xerium or any Guarantor or by the noncompliance by any Person with the terms, provisions, or covenants of any of the PPE Documents, regardless of any knowledge thereof which the collateral agent or any PPE Secured Party may have.

Insolvency Proceedings

DIP Financing

(a) If any Credit Party or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of ABL Obligations, and if the ABL Agent or the ABL Secured Parties shall seek to provide any Credit Party or any Guarantor with, or consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting ABL Priority Collateral (“ABL Cash Collateral”) under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Laws or under a court order in respect of measures granted with similar effect under any foreign Bankruptcy Laws) (each, an “ABL Secured Party DIP Financing”), with such ABL Secured Party DIP Financing to be secured by all or any portion of the Collateral (including ABL Cash Collateral and assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Laws) would be Collateral), then the collateral agent, on behalf of itself and the PPE Secured Parties, agrees that it (i) will raise no objection and will not support any objection to such ABL Secured Party DIP Financing or use of ABL Cash Collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the collateral agent securing the PPE Obligations or on any other grounds; (ii) will not request any adequate protection as a result of such ABL Secured Party DIP Financing or use of ABL Cash Collateral; and (iii) will not propose any DIP Financing secured by a Lien on any ABL Priority Collateral senior to or on parity with the Liens of the ABL Agent on such ABL Priority Collateral so long as (x) the collateral agent retains its Lien on the Collateral to secure the PPE Obligations (in each case, including proceeds thereof arising after the commencement of the case under any Bankruptcy Laws) and, as to the Notes Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Bankruptcy Laws and any Lien on the Notes Priority Collateral securing such ABL Secured Party DIP Financing or ABL Cash Collateral is junior and subordinate to the Lien of the collateral agent on the Notes Priority Collateral, (y) all Liens on ABL Priority Collateral securing any such ABL Secured Party DIP Financing or ABL Cash Collateral shall be senior to or on a parity with the Liens of the ABL Agent and the ABL Secured Parties securing the ABL Obligations on ABL Priority Collateral, and (z) the foregoing provisions of this paragraph (a) shall not prevent the collateral agent and the PPE Secured Parties from objecting to any provision in any ABL Secured Party DIP Financing or ABL Cash Collateral relating to any provision or content of a plan of reorganization or other plan of similar effect under any Bankruptcy Laws.

(b) If Xerium or any Guarantor shall be subject to any Insolvency Proceeding at any time prior to the Discharge of PPE Obligations, and if the collateral agent or the PPE Secured Parties shall seek to provide Xerium or any Guarantor with, or shall consent to a third party providing, any financing under Section 364 of the Bankruptcy Code or consent to any order for the use of cash collateral constituting Notes Priority Collateral (“PPE Cash Collateral”) under Section 363 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Laws or under a court order in respect of measures granted with similar effect under any foreign Bankruptcy Laws) (each, a “PPE Secured Party DIP Financing”), with such PPE Secured Party DIP Financing to be secured by all or any portion of the Collateral (including PPE Cash Collateral and assets that, but for the application of Section 552 of the Bankruptcy Code (or any similar provision of any foreign Bankruptcy Laws) would be Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that it (i) will raise no objection and will not support any objection to such PPE Secured Party DIP Financing or use of PPE Cash Collateral or to the Liens securing the same on the grounds of a failure to provide “adequate protection” for the Liens of the ABL Agent securing the ABL Obligations or on any other grounds; (ii) will not request any adequate protection as a result of such PPE Secured Party DIP Financing or use of PPE Cash Collateral; and (iii) will not propose any PPE Secured Party DIP Financing secured by a Lien senior to or on parity with the Lien of the collateral agent on the Notes Priority Collateral so long as (x) the ABL Agent retains its Lien on the Collateral to secure the ABL Obligations (in each case, including proceeds thereof arising after the commencement of the case under any Bankruptcy Law) and, as to the ABL Priority Collateral only, such Lien has the same priority as existed prior to the commencement of the case under the subject Bankruptcy Laws and any Lien on ABL Priority Collateral securing such PPE Secured Party DIP Financing or PPE Cash Collateral is junior and subordinate to the Lien of the ABL Agent on the ABL Priority Collateral, (y) all Liens on Notes Priority Collateral securing any such PPE Secured Party DIP Financing or PPE Cash Collateral shall be senior to or on a parity with the Liens of the collateral agent and the PPE Secured Parties securing the PPE Obligations on Notes Priority Collateral, and (z) the foregoing provisions of this paragraph (b) shall not prevent the ABL Agent and the ABL Secured Parties from objecting to any provision in any PPE Secured Party DIP Financing or PPE Cash Collateral relating to any provision or content of a plan of reorganization or other plan of similar effect under any Bankruptcy Laws.

(c) All Liens granted to the ABL Agent or the collateral agent in any Insolvency Proceeding, whether as adequate protection or otherwise, are intended by the Agents to be and shall be deemed to be subject to the Lien Priority and the other terms and conditions of the Intercreditor Agreement. For clarity, the collateral agent and the PPE Secured Parties shall not seek to “prime” the Lien of the ABL Agent and the ABL Secured Parties on the ABL Priority Collateral or request, seek or receive a Lien on the ABL Priority Collateral pursuant to Section 364(d) or 363(c)(4) of the Bankruptcy Code on the ABL Priority Collateral. For clarity, the ABL Agent and the ABL Secured Parties shall not seek to “prime” the Lien of the collateral agent and the PPE Secured Parties on the Notes Priority Collateral or request, seek or receive a Lien on the Notes Priority Collateral pursuant to Section 364(d) or 363(c)(4) of the Bankruptcy Code on the Notes Priority Collateral.

Relief From Stay

Until the Discharge of ABL Obligations has occurred, the collateral agent, on behalf of itself and the PPE Secured Parties, will agree not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the ABL Priority Collateral without the ABL Agent’s express written consent. Until the Discharge of PPE Obligations has occurred, the ABL Agent, on behalf of itself and the ABL Secured Parties, will agree not to seek relief from the automatic stay or any other stay in any Insolvency Proceeding in respect of any portion of the Notes Priority Collateral without the collateral agent’s express written consent. In addition, neither the collateral agent nor the ABL Agent shall seek any relief from the automatic stay with respect to any Collateral without providing three (3) days’ prior written notice to the other, unless such period is agreed by both the ABL Agent and the collateral agent to be modified or unless the ABL Agent or the collateral agent, as applicable, makes a good faith determination that either (A) the ABL Priority Collateral or the Notes Priority Collateral, as applicable, will decline speedily in value or (B) the failure to take any action will have a reasonable likelihood of endangering the ABL Agent’s or the collateral agent’s ability to realize upon its Collateral.

No Contest; Adequate Protection

(a) The collateral agent, on behalf of itself and the PPE Secured Parties, agrees that, prior to the Discharge of ABL Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the ABL Priority Collateral, except as set forth in this “—No Contest; Adequate Protection” or as may otherwise be consented to in writing by the ABL Agent in its sole and absolute discretion. The collateral agent, on behalf of itself and the PPE Secured Parties, agrees that, prior to the Discharge of ABL Obligations, subject to paragraph (c) of this “—No Contest; Adequate Protection,” none of them shall contest (or support any other Person contesting) (i) any request by the ABL Agent or any ABL Secured Party for adequate protection of its interest in the Collateral (unless in contravention paragraph (b) of “—DIP Financing”), (ii) any proposed provision of DIP Financing by the ABL Agent and the ABL Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the ABL Agent) (unless in contravention of paragraph (a) of “—DIP Financing”) or (iii) any objection by the ABL Agent or any ABL Secured Party to any motion, relief, action, or proceeding based on a claim by the ABL Agent or any ABL Secured Party that its interests in the Collateral (unless in contravention of paragraph (b) of “—DIP Financing”) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the ABL Agent as adequate protection of its interests are subject to the Intercreditor Agreement.

(b) The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of PPE Obligations, none of them shall seek or accept any form of adequate protection under any or all of §361, §362, §363 or §364 of the Bankruptcy Code with respect to the Notes Priority Collateral, except as set forth in this “—No Contest; Adequate Protection” or as may otherwise be consented to in writing by the collateral agent in its sole and absolute discretion. The ABL Agent, on behalf of itself and the ABL Secured Parties, agrees that, prior to the Discharge of PPE Obligations, subject to subparagraph (c)(iii) of “—No Contest; Adequate Protection” below none of them shall contest (or support any other Person contesting) (i) any request by the collateral agent or any PPE Secured Party for adequate protection of its interest in the Collateral (unless in contravention of paragraph (a) of “—DIP Financing”), (ii) any proposed provision of DIP Financing by the collateral agent and the PPE Secured Parties (or any other Person proposing to provide DIP Financing with the consent of the collateral agent) (unless in contravention of paragraph (b) of “—DIP Financing”) or (iii) any objection by the collateral agent or any PPE Secured Party to any motion, relief, action or proceeding based on a claim by the collateral agent or any PPE Secured Party that its interests in the Collateral (unless in contravention of paragraph (a) of “—DIP Financing”) are not adequately protected (or any other similar request under any law applicable to an Insolvency Proceeding), so long as any Liens granted to the collateral agent as adequate protection of its interests are subject to the Intercreditor Agreement.

(c)	Notwithstanding the foregoing provisions in this “—No Contest; Adequate Protection,” in any Insolvency Proceeding:

(i)	if the ABL Secured Parties (or any subset thereof) are granted adequate protection with respect to the ABL Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted ABL Priority Collateral), then the ABL Agent, on behalf of itself and the ABL Secured Parties, will agree that the collateral agent, on behalf of itself or any of the PPE Secured Parties, may seek or request (and the ABL Secured Parties will not oppose such request unless in contravention of paragraph (a) of “—DIP Financing”) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the ABL Obligations on the same basis as the other Liens of the collateral agent on ABL Priority Collateral; and

(ii)	in the event the PPE Secured Parties (or any subset thereof) are granted adequate protection in respect of Notes Priority Collateral in the form of additional collateral (even if such collateral is not of a type which would otherwise have constituted Notes Priority Collateral), then the collateral agent, on behalf of itself and any of the PPE Secured Parties, will agree that the ABL Agent on behalf of itself or any of the ABL Secured Parties, may seek or request (and the PPE Secured Parties will not oppose such request) adequate protection with respect to its interests in such Collateral in the form of a Lien on the same additional collateral, which Lien will be subordinated to the Liens securing the PPE Obligations on the same basis as the other Liens of the ABL Agent on Notes Priority Collateral.

(d) Except as otherwise expressly set forth in paragraph (a) of “—DIP Financing” or in connection with the Exercise of Secured Creditor Remedies with respect to the ABL Priority Collateral, nothing in the Intercreditor Agreement shall limit the rights of the collateral agent or the PPE Secured Parties from seeking adequate protection with respect to their rights in the Notes Priority Collateral in any Insolvency Proceeding, other than adequate protection in the form of cash payments except from proceeds of Notes Priority Collateral. Except as otherwise expressly set forth in paragraph (b) of “—DIP Financing” or in connection with the Exercise of Secured Creditor Remedies with respect to the Notes Priority Collateral, nothing in the Intercreditor Agreement shall limit the rights of the ABL Agent or the ABL Secured Parties from seeking adequate protection with respect to their rights in the ABL Priority Collateral in any Insolvency Proceeding, other than adequate protection in the form of cash payments, except proceeds of ABL Priority Collateral.

Asset Sales

The collateral agent agrees, on behalf of itself and the PPE Secured Parties, that it will not oppose and shall be deemed to have consented to any sale consented to by the ABL Agent of any ABL Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Bankruptcy Laws) so long as the collateral agent, for the benefit of the PPE Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the ABL Obligations in accordance with paragraph (b) of “—Application of Proceeds—Application of Proceeds”). The ABL Agent agrees, on behalf of itself and the ABL Secured Parties, that it will not oppose and shall be deemed to have consented to any sale consented to by the collateral agent of any Notes Priority Collateral pursuant to Section 363(f) of the Bankruptcy Code (or any similar provision under the law applicable to any Insolvency Proceeding or under a court order in respect of measures granted with similar effect under any foreign Bankruptcy Laws) so long as (i) any such sale is made in accordance with “—Actions of the Parties—Inspection and Access Rights” above and (ii) the ABL Agent, for the benefit of the ABL Secured Parties, shall retain a Lien on the proceeds of such sale (to the extent such proceeds are not applied to the PPE Obligations in accordance with paragraph (c) of “—Application of Proceeds—Application of Proceeds”). If such sale of Collateral includes both ABL Priority Collateral and Notes Priority Collateral and the Agents are unable after negotiating in good faith to agree on the allocation of the purchase price between the ABL Priority Collateral and Notes Priority Collateral, either Agent may apply to the court in such Insolvency Proceeding to make a determination of such allocation, and the court’s determination shall be binding upon the Agents.

Enforceability

The provisions of the Intercreditor Agreement are intended to be and shall be enforceable under Section 510(a) of the Bankruptcy Code.

Rights of Subrogation

The collateral agent, for and on behalf of itself and the PPE Secured Parties, agrees that no payment to the ABL Agent or any ABL Secured Party pursuant to the provisions of the Intercreditor Agreement shall entitle the collateral agent or any PPE Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of ABL Obligations shall have occurred. Following the Discharge of ABL Obligations, the ABL Agent agrees to execute such documents, agreements, and instruments as the collateral agent or any PPE Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the ABL Obligations resulting from payments to the ABL Agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the ABL Agent are paid by such Person upon request for payment thereof. The ABL Agent, for and on behalf of itself and the ABL Secured Parties, agrees that no payment to the collateral agent or any PPE Secured Party pursuant to the provisions of the Intercreditor Agreement shall entitle the ABL Agent or any ABL Secured Party to exercise any rights of subrogation in respect thereof until the Discharge of PPE Obligations shall have occurred. Following the Discharge of PPE Obligations, the collateral agent agrees to execute such documents, agreements, and instruments as the ABL Agent or any ABL Secured Party may reasonably request to evidence the transfer by subrogation to any such Person of an interest in the PPE Obligations resulting from payments to the collateral agent by such Person, so long as all costs and expenses (including all reasonable legal fees and disbursements) incurred in connection therewith by the collateral agent are paid by such Person upon request for payment thereof.

Further Assurances

The Agents will, at their own expense and at any time and from time to time, promptly execute and deliver all further instruments and documents, and take all further action, that may be necessary or desirable, or that either Agent may reasonably request, in order to protect any right or interest granted or purported to be granted by the Intercreditor Agreement or to enable the ABL Agent or the collateral agent to exercise and enforce its rights and remedies under the Intercreditor Agreement; provided, however, that neither Agent shall be required to pay over any payment or distribution, execute any instruments or documents, or take any other action referred to in this “—Further Assurances,” to the extent that such action would contravene any law, order or other legal requirement or any of the terms or provisions of the Intercreditor Agreement, and in the event of a controversy or dispute, such Agent may interplead any payment or distribution in any court of competent jurisdiction, without further responsibility in respect of such payment or distribution under this “—Further Assurances.”

Pari Passu Payment Lien Obligations

If Xerium or any Guarantor incurs any Pari Passu Indebtedness, the agent, trustee or other representative of the holders of such Pari Passu Payment Lien Obligations shall enter into a supplement to the Intercreditor Agreement and an Accession Agreement, and thereafter the relationship between the holders of the Notes and holders of the Pari Passu Payment Lien Obligations will be governed by the Collateral Documents as described below.

The Collateral Documents provide for the priorities and other relative rights among the holders of the Notes and the holders of the Pari Passu Indebtedness, including, among other things, that:

(1)	notwithstanding the date, time, method, manner or order of grant, attachment or perfection of any Liens on the Collateral securing the Notes or any Note Guarantee and the Pari Passu Indebtedness, the Liens securing all such Indebtedness shall be of equal priority; and

(2)	the obligations in respect of the Notes and the Pari Passu Indebtedness may be increased, extended, renewed, replaced, restated, supplemented, restructured, refunded, refinanced or otherwise amended from time to time, in each case, to the extent permitted by the Indenture and the Pari Passu Payment Lien Documents.

The Collateral Documents contain procedures with respect to the coordination of instructions from the holders of the Notes and holders of the Pari Passu Indebtedness with respect to the Liens in the Collateral. The collateral agent shall (subject to its rights and protections under the Indenture Documents, including its right to seek satisfactory indemnity or security) act in relation to the Collateral in accordance with the direction of the majority in aggregate principal amount of the then outstanding Indenture Obligations and Pari Passu Payment Lien Obligations, if any (the “Instructing Group”); provided, however, that any Notes held by Xerium or an Affiliate of Xerium and any Pari Passu Indebtedness held by Xerium or an Affiliate of Xerium shall be deemed not to be outstanding for purposes of determining the Instructing Group, except that in determining whether the collateral agent shall be protected in relying upon such direction, only those Notes and Pari Passu Indebtedness that the collateral agent actually knows to be so held shall be so disregarded.

The Collateral Documents also provide that, as between the holders of the Notes and the holders of Pari Passu Indebtedness, only the Instructing Group shall have the right to direct the collateral agent in conducting foreclosures and in taking other actions with respect to the Collateral, and the authorized agents, trustees or other representatives of other Indebtedness shall not have any right to take any actions with respect to the Collateral. The Instructing Group will have the sole right to instruct the collateral agent to act or refrain from acting with respect to the Collateral, and the collateral agent shall not follow any instructions with respect to such Collateral from any other Person. No authorized representative of any Indebtedness (other than the Instructing Group) will instruct the collateral agent to commence any judicial or non-judicial foreclosure proceedings with respect to, seek to have a trustee, receiver, liquidator or similar official appointed for or over, attempt any action to take possession of, exercise any right, remedy or power with respect to, or otherwise take any action to enforce its interests in or realize upon, or take any other action available to it in respect of, the Collateral.

Optional Redemption

Except as otherwise described in the next three paragraphs below, the Notes will not be redeemable at Xerium’s option prior to August 15, 2018. Xerium is not, however, prohibited from acquiring the Notes by means other than a redemption, whether pursuant to a tender offer, open market purchase or otherwise, so long as the acquisition does not violate the terms of the Indenture.

At any time prior to August 15, 2018, Xerium may on any one or more occasions redeem up to 35% of the aggregate principal amount of Notes issued under the Indenture at a redemption price of 109.500% of the principal amount, plus accrued and unpaid interest to the redemption date (subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date), with the net cash proceeds of a sale of Capital Stock (other than Disqualified Stock or any Preferred Stock) of Xerium; provided that:

(1)	at least 65% of the aggregate principal amount of Notes originally issued under the Indenture (calculated after giving effect to the original issuance of any additional notes) (excluding Notes held by Xerium and its Subsidiaries) remains outstanding immediately after the occurrence of such redemption; and

(2)	the redemption occurs within 90 days of the date of the closing of such sale of Equity Interests.

At any time prior to August 15, 2018, Xerium may on any one or more occasions redeem all or a part of the Notes, upon not less than 30 nor more than 60 days’ notice to holders (with a copy to the trustee), at a redemption price equal to 100% of the principal amount of the Notes redeemed, plus the Applicable Premium as of, plus accrued and unpaid interest to the date of redemption, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date.

On or after August 15, 2018, Xerium may redeem all or a part of the Notes upon not less than 30 nor more than 60 days’ notice, at the redemption prices (expressed as percentages of principal amount) set forth below plus accrued and unpaid interest on the Notes redeemed, to the applicable redemption date, if redeemed during the twelve-month period beginning on August 15 of the years indicated below, subject to the rights of holders of Notes on the relevant record date to receive interest on the relevant interest payment date:

Year	Percentage
2018	104.750%
2019	102.375%
2020 and thereafter	100.000%

Unless Xerium defaults in the payment of the redemption price, interest will cease to accrue on the Notes or portions thereof called for redemption on the applicable redemption date.

Mandatory Redemption

Xerium is not required to make mandatory redemption or sinking fund payments with respect to the Notes or to repurchase the Notes at the option of the holders. However, under certain circumstances, Xerium may be required to offer to purchase Notes as described under “— Repurchase at the Option of Holders.”

Selection and Notice

If less than all of the Notes are to be redeemed at any time, the trustee will select Notes for redemption on a pro rata basis to the extent practicable, by lot or such other method as the trustee shall deem fair and appropriate, unless otherwise required by law or applicable stock exchange or depositary requirements.

No Notes of $2,000 or less can be redeemed in part. Notices of redemption will be mailed (with a copy to the trustee) by first class mail at least 30 but not more than 60 days before the redemption date to each holder of Notes to be redeemed at its registered address, except that redemption notices may be mailed more than 60 days prior to a redemption date if the notice is issued in connection with a defeasance of the Notes or a satisfaction and discharge of the Indenture.

If any Note is to be redeemed in part only, the notice of redemption that relates to that Note will state the portion of the principal amount of that Note that is to be redeemed. A new Note in principal amount equal to the unredeemed portion of the original note will be issued in the name of the holder of Notes upon cancellation of the original note. Notes called for redemption become due on the date fixed for redemption. On and after the redemption date, interest ceases to accrue on Notes or portions of Notes called for redemption.

Any redemption may, at Xerium’s discretion, be subject to one or more conditions precedent, including, but not limited to, completion of an offering of Capital Stock, other offering or other corporate transaction or event. In addition, if such redemption or notice is subject to satisfaction of one or more conditions precedent, such notice shall state that, in Xerium’s discretion, the redemption date may be delayed until such time as any or all such conditions shall be satisfied, or such redemption may not occur and such notice may be rescinded in the event that any or all such conditions shall not have been satisfied by the redemption date, or by the redemption date so delayed. If any such condition precedent has not been satisfied, Xerium shall provide written notice to the trustee and each holder of the Notes in the same manner in which the notice of redemption was given prior to noon New York City time one Business Day prior to the redemption date. Upon receipt of such notice, the notice of redemption shall be rescinded or delayed as provided in such notice.

Repurchase at the Option of Holders

Change of Control Triggering Event

If a Change of Control Triggering Event occurs, each holder of Notes will have the right to require Xerium to repurchase all or any part (equal to $2,000 or an integral multiple of $1,000 in excess thereof) of that holder’s Notes pursuant to an offer on the terms set forth in the Indenture (the “Change of Control Offer”). In the Change of Control Offer, Xerium will offer a payment in cash (the “Change of Control Payment”) equal to 101% of the aggregate principal amount of Notes repurchased plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date. Within 30 days following any Change of Control Triggering Event, Xerium will mail a notice to each holder describing the transaction or transactions and identifying the ratings decline that together constitute the Change of Control Triggering Event and offering to repurchase Notes on the date specified in the notice (the “Change of Control Payment Date”), which date will be no earlier than 30 days and no later than 60 days from the date such notice is mailed, pursuant to the procedures required by the Indenture and described in such notice. Xerium will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with the repurchase of the Notes as a result of a Change of Control Triggering Event. To the extent that the provisions of any securities laws or regulations conflict with the Change of Control provisions of the Indenture, Xerium will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Change of Control provisions of the Indenture by virtue of such compliance.

On the Change of Control Payment Date, Xerium will, to the extent lawful:

(1)	accept for payment all Notes or portions of Notes properly tendered pursuant to the Change of Control Offer;

(2)	deposit with the paying agent an amount equal to the Change of Control Payment in respect of all Notes or portions of Notes properly tendered; and

(3)	deliver or cause to be delivered to the trustee the Notes properly accepted together with an officer’s certificate stating the aggregate principal amount of Notes or portions of Notes being purchased by Xerium.

The paying agent will promptly mail to each holder of Notes properly tendered the Change of Control Payment for such Notes, and the trustee will promptly authenticate and mail (or cause to be transferred by book entry) to each holder a new Note equal in principal amount to any unpurchased portion of the Notes surrendered, if any; provided that each such new Note will be in a principal amount of $2,000 or an integral multiple of $1,000 in excess thereof. Xerium will publicly announce the results of the Change of Control Offer on or as soon as practicable after the Change of Control Payment Date. The provisions described above that require Xerium to make a Change of Control Offer following a Change of Control Triggering Event will be applicable whether or not any other provisions of the Indenture are applicable. Except as described above with respect to a Change of Control Triggering Event, the Indenture does not contain provisions that permit the holders of the Notes to require that Xerium repurchase or redeem the Notes in the event of a takeover, recapitalization or similar transaction.

Xerium will not be required to make a Change of Control Offer upon a Change of Control Triggering Event if (1) a third party makes the Change of Control Offer in the manner, at the times and otherwise in compliance with the requirements set forth in the Indenture applicable to a Change of Control Offer made by Xerium and purchases all Notes properly tendered and not withdrawn under the Change of Control Offer, or (2) notice of redemption has been given for all of the outstanding Notes pursuant to the Indenture as described above under the caption “— Optional Redemption,” unless and until there is a default in payment of the applicable redemption price.

Xerium’s ability to repurchase Notes pursuant to a Change of Control Offer may be restricted by the terms of any Credit Facility, and may be prohibited or otherwise limited by the terms of any then existing borrowing arrangements and Xerium’s financial resources. The exercise by the holders of Notes of their right to require Xerium to repurchase the Notes upon a Change of Control Offer could cause a default under these other agreements, even if the Change of Control Triggering Event itself does not, due to the financial effect of such repurchases on Xerium or otherwise. The ABL Credit Agreement provides that certain change of control events with respect to Xerium would constitute an event of default thereunder, entitling the lenders, among other things, to accelerate the maturity of all senior debt outstanding thereunder. Any future credit agreements or other agreements relating to senior debt to which Xerium becomes a party may contain similar restrictions and provisions. In addition, Xerium’s ability to pay cash to holders of Notes following the occurrence of a Change of Control Triggering Event may be limited by its then existing financial resources. There can be no assurance that sufficient funds will be available when necessary to make any required purchases.

Notwithstanding anything to the contrary herein, a Change of Control Offer may be made in advance of a Change of Control Triggering Event, conditional upon such Change of Control Triggering Event, if a definitive agreement is in place for the Change of Control at the time of making of the Change of Control Offer.

In the event that holders of not less than 90% in aggregate principal amount of the then outstanding Notes accept a Change of Control Offer and Xerium (or any third party making such Change of Control Offer in lieu of Xerium as described above) purchase all of the Notes held by such holders, Xerium will have the right, upon not less than 30 nor more than 60 days’ prior notice, given not more than 30 days following the purchase pursuant to the Change of Control Offer described above, to redeem all of the Notes that remain outstanding following such purchase at a redemption price equal to the Change of Control Payment plus accrued and unpaid interest on the Notes that remain outstanding, to the date of redemption, subject to the rights of holders of the Notes on the relevant regular record date to receive interest due on the relevant interest payment date that is on or prior to the applicable redemption date.

The definition of Change of Control includes a phrase relating to the direct or indirect sale, lease, transfer, conveyance or other disposition of “all or substantially all” of the properties or assets of Xerium and its Subsidiaries taken as a whole. Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, the ability of a holder of Notes to require Xerium to repurchase its Notes as a result of a sale, lease, transfer, conveyance or other disposition of less than all of the assets of Xerium and its Subsidiaries taken as a whole to another Person or group may be uncertain.

Asset Sales

Xerium will not, and will not permit any of its Restricted Subsidiaries to, consummate an Asset Sale unless:

(1)	Xerium (or the Restricted Subsidiary, as the case may be) receives consideration at the time of the Asset Sale at least equal to the Fair Market Value of the assets or Equity Interests issued or sold or otherwise disposed of (provided that Fair Market Value shall be determined on the date of contractually agreeing to such Asset Sale); and

(2)	except in the case of a Permitted Asset Swap, at least 75% of the consideration received in the Asset Sale by Xerium or such Restricted Subsidiary is in the form of cash. For purposes of this clause (2), each of the following will be deemed to be cash:

	(a)	Cash Equivalents;

	(b)	any liabilities, as shown on Xerium’s most recent consolidated balance sheet, of Xerium or any Restricted Subsidiary (other than contingent liabilities and liabilities that are by their terms subordinated to the Notes) that are assumed by the transferee of any such assets pursuant to an agreement that releases Xerium or such Restricted Subsidiary from, or indemnifies Xerium or such Restricted Subsidiary against, further liability;

	(c)	any securities, notes or other obligations received by Xerium or any such Restricted Subsidiary from such transferee that are converted within 180 days by Xerium or such Restricted Subsidiary into cash or Cash Equivalents, to the extent of the cash or Cash Equivalents received in that conversion;

	(d)	any stock or assets of the kind referred to in clauses (2) or (4) of the next paragraph of this covenant; and

	(e)	any Designated Non-cash Consideration received by Xerium or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non-cash Consideration received pursuant to this clause (e) that is at that time outstanding, not to exceed the greater of (x) $20.0 million and (y) 3.5% of Total Assets.

Within 365 days after the receipt of any Net Proceeds from an Asset Sale, Xerium (or the applicable Restricted Subsidiary, as the case may be) may apply such Net Proceeds:

(1)	to permanently repay or prepay (x) to the extent such Net Proceeds are attributable to an Asset Sale of assets that constitute ABL Priority Collateral, Indebtedness and other Obligations (or cash collateralize outstanding letters of credit with a corresponding reduction of commitments with respect thereto) under a Credit Facility that is incurred in compliance with clause (1) of the second paragraph of the covenant set forth under “—Incurrence of Indebtedness and Issuance of Preferred Stock” and secured by a Permitted Lien described in clause (1) of the definition thereof and, if the Indebtedness repaid is revolving credit Indebtedness, to correspondingly permanently reduce commitments with respect thereto or (y) to the extent such Net Proceeds are attributable to an Asset Sale of assets of a Restricted Subsidiary that is not a Guarantor, Indebtedness of a Restricted Subsidiary that is not a Guarantor;

(2)	to acquire (including by way of a purchase of assets or stock, merger, consolidation or otherwise) all or substantially all of the assets of, or any Capital Stock of, another Permitted Business, if, after giving effect to any such acquisition of Capital Stock, the Permitted Business is or becomes a Restricted Subsidiary of Xerium;

(3)	to make a capital expenditure; or

(4)	to acquire other assets that are not classified as current assets under GAAP and that are used or useful in a Permitted Business;

provided that in the case of clauses (2), (3) and (4) above, a legally binding commitment shall be treated as a permitted application of the Net Proceeds from the date of such commitment so long as Xerium or such other Restricted Subsidiary applies such Net Proceeds within 180 days of entering into such commitment (an “Acceptable Commitment”); provided, further, that if any Acceptable Commitment is cancelled or terminated for any reason more than 365 days after the receipt of such Net Proceeds, then such Net Proceeds shall constitute Excess Proceeds.

Pending the final application of any Net Proceeds, Xerium or a Restricted Subsidiary may temporarily reduce revolving credit borrowings (under the Credit Facilities or otherwise) or otherwise invest the Net Proceeds in any manner that is not otherwise prohibited by the Indenture.

Any Net Proceeds from Asset Sales that are not applied or invested as provided in the second paragraph of this covenant will constitute “Excess Proceeds.” When the aggregate amount of Excess Proceeds exceeds $15.0 million, within 30 days thereof, Xerium will make an Asset Sale Offer to all holders of Notes and all holders of Pari Passu Indebtedness evidenced or governed by Pari Passu Payment Lien Documents containing provisions similar to those set forth in the Indenture with respect to mandatory prepayments and offers to purchase or redeem with the proceeds of sales of assets to purchase the maximum principal amount of Notes and such Pari Passu Indebtedness that may be purchased out of the Excess Proceeds. The offer price in any Asset Sale Offer will be equal to 100% of the principal amount plus accrued and unpaid interest to the date of purchase, and will be payable in cash. If any Excess Proceeds remain after consummation of an Asset Sale Offer, Xerium may use those Excess Proceeds for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes and such Pari Passu Indebtedness tendered into such Asset Sale Offer exceeds the amount of Excess Proceeds, the trustee will select the Notes, and Xerium (or the applicable agent for such Pari Passu Indebtedness will select) such Pari Passu Indebtedness to be purchased on a pro rata basis. Upon completion of each Asset Sale Offer, the amount of Excess Proceeds will be reset at zero.

Xerium will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, Xerium will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

Excess Cash Flow

If Xerium and its Restricted Subsidiaries have Excess Cash Flow for any fiscal year commencing with the fiscal year ending December 31, 2017, Xerium will be required to make an offer (an “Excess Cash Flow Offer”) to all holders of Notes to purchase the maximum principal amount of Notes that may be purchased with 75% of such Excess Cash Flow for such fiscal year (the “Excess Cash Flow Offer Amount”); provided that for the fiscal year ending December 31, 2017, Excess Cash Flow will be calculated for the five consecutive fiscal quarters ended December 31, 2017. The offer price for such Excess Cash Flow Offer shall be an amount in cash equal to 101.5% of the principal amount thereof, plus accrued and unpaid interest on the Notes repurchased to the date of purchase, subject to the rights of holders of Notes on the relevant record date to receive interest due on the relevant interest payment date, in accordance with the procedures set forth in the Indenture.

Within 95 days after the end of any fiscal year for which an Excess Cash Flow Offer is required to be made, the Issuer will send a notice (or otherwise transmit in accordance with DTC’s applicable policies and procedures) to each Holder of Notes and the Trustee describing the Excess Cash Flow Offer and offering to purchase the Notes on the date specified in the notice (which shall be a Business Day not earlier than 30 days nor later than 60 days from the date the notice is sent). The notice will comply with the notice requirements under the Indenture for an optional repurchase of Notes. To the extent that the aggregate amount of Notes tendered pursuant to an Excess Cash Flow Offer is less than the Excess Cash Flow Offer Amount, the Issuer and its Restricted Subsidiaries may use any remaining Excess Cash Flow Offer Amount for any purpose not otherwise prohibited by the Indenture. If the aggregate principal amount of Notes surrendered by holders thereof exceeds the Excess Cash Flow Offer Amount, Notes to be purchased shall be selected on a pro rata basis based upon principal balance.

With respect to each Excess Cash Flow Offer, Xerium shall be entitled to reduce the applicable Excess Cash Flow Offer Amount with respect thereto by an amount equal to the sum of (x) the aggregate repurchase price paid for any Notes theretofore repurchased by Xerium in the open market or pursuant to tender offers (and cancelled by Xerium) and (y) the aggregate redemption price paid for any Notes theretofore redeemed pursuant to one or more optional redemptions (other than (1) repurchases made pursuant to any Change of Control Offers, Asset Sale Offers, Excess Cash Flow Offers or required to be made pursuant to clause (D)(iii) of the definition of the term “Excess Cash Flow” or (2) any redemptions described in the second paragraph under “—Optional Redemption” above), in each case, during the period with respect to which such Excess Cash Flow was being computed.

Notwithstanding the foregoing provisions of this covenant, Xerium will not be required (but may elect to do so) to make an Excess Cash Flow Offer in accordance with this covenant unless the Excess Cash Flow Offer Amount with respect to the applicable period in respect of which such Excess Cash Flow Offer is to be made exceeds $1.0 million (with lesser amounts being carried forward for purposes of determining whether the $1.0 million threshold has been met for any future period). Upon completion of each Excess Cash Flow Offer, the Excess Cash Flow Offer Amount will be reset at zero.

Xerium will comply with the requirements of Rule 14e-1 under the Exchange Act and any other securities laws and regulations thereunder to the extent those laws and regulations are applicable in connection with each repurchase of Notes pursuant to an Asset Sale Offer. To the extent that the provisions of any securities laws or regulations conflict with the Asset Sale provisions of the Indenture, Xerium will comply with the applicable securities laws and regulations and will not be deemed to have breached its obligations under the Asset Sale provisions of the Indenture by virtue of such compliance.

To the extent that, in connection with the preparation of Xerium’s financial statements or otherwise, it is determined that there was an error in good faith in the calculation by Xerium of the Excess Cash Flow that resulted in less than the full Excess Cash Flow Offer Amount being used in an Excess Cash Flow Offer, no such shortfall will result in a Default or Event of Default; provided that within 30 calendar days of Xerium’s confirmation of the error, Xerium initiates an additional Excess Cash Flow Offer of such additional amount.

If Xerium fails to meet certain conditions, the Credit Agreement may prohibit Xerium from purchasing any Notes, subject to certain exceptions. Any future credit agreements or other agreement to which Xerium becomes a party may contain similar or other restrictions. In the event Xerium must make an Excess Cash Flow Offer at a time when Xerium is prohibited from purchasing Notes, Xerium could seek the consent from the lenders under the Credit Agreement to the purchase of Notes or could attempt to refinance the borrowings that contain the prohibition. If Xerium does not obtain a consent or repay the borrowings, Xerium will remain prohibited from purchasing Notes. In that case, the failure of Xerium to purchase tendered Notes would constitute an Event of Default under the Indenture which would, in turn, constitute a default under the Credit Agreement.

Certain Covenants

Restricted Payments

Xerium will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly:

(a)	declare or pay any dividend or make any other payment or distribution on account of Xerium’s or any of its Restricted Subsidiaries’ Equity Interests (including, without limitation, any payment in connection with any merger or consolidation involving Xerium or any of its Restricted Subsidiaries) or to the direct or indirect holders of Xerium’s or any of its Restricted Subsidiaries’ Equity Interests in their capacity as such (other than dividends or distributions payable in Equity Interests (other than Disqualified Stock) of Xerium and other than dividends or distributions payable to Xerium or a Restricted Subsidiary of Xerium);

(b)	purchase, redeem or otherwise acquire or retire for value (including, without limitation, in connection with any merger or consolidation involving Xerium) any Equity Interests of Xerium or any direct or indirect parent of Xerium;

(c)	make any payment on or with respect to, or purchase, redeem, defease or otherwise acquire or retire for value any Indebtedness of Xerium that is contractually subordinated to the Notes or any Note Guarantee (excluding any intercompany Indebtedness between or among Xerium and any of its Restricted Subsidiaries), except a payment of interest or principal at the Stated Maturity thereof (other than the redemption, purchase, repurchase or other acquisition for value of Subordinated Indebtedness purchased in anticipation of satisfying a sinking fund obligation, principal installment or final Stated Maturity, in each case due within one year of the date of such redemption, purchase, repurchase or other acquisition); or

(d)	make any Restricted Investment;

(all such payments and other actions set forth in these clauses (a) through (d) above being collectively referred to as “Restricted Payments”), unless, at the time of and after giving effect to such Restricted Payment:

(1)	no Default or Event of Default has occurred and is continuing or would occur as a consequence of such Restricted Payment;

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(2)	Xerium would, at the time of such Restricted Payment and after giving pro forma effect thereto as if such Restricted Payment had been made at the beginning of the applicable four fiscal quarter reference period, have been permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” and

(3)	such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by Xerium and its Restricted Subsidiaries since the Issue Date (excluding Restricted Payments permitted by clauses (2), (3), (4), (5), (6) and (12) of the next succeeding paragraph), is less than the sum, without duplication, of:

(a)	50% of the Consolidated Net Income of Xerium for the period (taken as one accounting period) from the beginning of the first fiscal quarter commencing after the Issue Date to the end of Xerium’s most recently ended fiscal quarter for which internal financial statements are available at the time of such Restricted Payment (or, if such Consolidated Net Income for such period is a deficit, less 100% of such deficit); plus

(b)	100% of the aggregate net cash proceeds received by Xerium since the Issue Date (i) as a contribution to its common equity capital or from the issue or sale of Equity Interests of Xerium including upon exercise of stock options whether issued before or after the Issue Date (other than Disqualified Stock or Excluded Contributions) or (ii) from the issue or sale of convertible or exchangeable Disqualified Stock or convertible or exchangeable debt securities of Xerium that have been converted into or exchanged for such Equity Interests (other than Equity Interests (or Disqualified Stock or debt securities) sold to a Subsidiary of Xerium); plus

(c)	100% of the aggregate amount received in cash and the Fair Market Value of property and marketable securities received by means of (i) the sale or other disposition (other than to Xerium or a Restricted Subsidiary) of Restricted Investments made by Xerium or its Restricted Subsidiaries after the Issue Date and repurchases and redemptions of such Restricted Investments from Xerium or its Restricted Subsidiaries and repayments of loans or advances which constitute Restricted Investments by Xerium or its Restricted Subsidiaries or (ii) the sale (other than to Xerium or a Restricted Subsidiary) of the Capital Stock of an Unrestricted Subsidiary or a distribution from an Unrestricted Subsidiary or a dividend from an Unrestricted Subsidiary, in each case of (i) and (ii) not to exceed the lesser of (x) the initial amount treated as a Restricted Investment and (y) the cash return of capital with respect to such Restricted Investment; plus

(d)	to the extent that any Unrestricted Subsidiary of Xerium is redesignated as a Restricted Subsidiary, or merged or consolidated into Xerium or a Restricted Subsidiary, or assets of an Unrestricted Subsidiary are transferred to Xerium or a Restricted Subsidiary, after the Issue Date, the lesser of (i) the Fair Market Value of Xerium’s Investment in such Subsidiary as of the date of such redesignation or (ii) such Fair Market Value as of the date on which such Subsidiary was originally designated as an Unrestricted Subsidiary after the Issue Date; plus

(e)	an amount equal to the sum of the net reduction in the Investments (other than Permitted Investments) made by Xerium or any Restricted Subsidiary in any Person resulting from repurchases, repayments or redemptions of such Investments by such Person, proceeds realized on the sale of such Investment and proceeds representing the return of capital (excluding dividends and distributions), in each case received by Xerium or any Restricted Subsidiary subsequent to the Issue Date.

The preceding provisions will not prohibit (provided that with respect to clauses (5), (7), (9), (10) and (12) below, no Default has occurred and is continuing or would be caused thereby):

(1)	the payment of any dividend or the consummation of any irrevocable redemption within 60 days after the date of declaration of the dividend or giving of the redemption notice, as the case may be, if at the date of declaration or notice, the dividend or redemption payment would have complied with the provisions of the Indenture;

(2)	the making of any Restricted Payment in exchange for, or out of the net cash proceeds of the substantially concurrent sale (other than to a Subsidiary of Xerium) of, Equity Interests of Xerium (other than Disqualified Stock) or from the substantially concurrent contribution of common equity capital to Xerium; provided that the amount of any such net cash proceeds that are utilized for any such Restricted Payment will be excluded from clause (3)(b) of the preceding paragraph;

(3)	the repurchase, redemption, defeasance or other acquisition or retirement for value of Subordinated Indebtedness of Xerium with the net cash proceeds from a substantially concurrent incurrence of Permitted Refinancing Indebtedness;

(4)	the payment of any dividend (or, in the case of any partnership or limited liability company, any similar distribution) by a Restricted Subsidiary of Xerium to the holders of its Equity Interests who are not Affiliates of Xerium on a pro rata basis;

(5)	the repurchase, redemption or other acquisition or retirement for value of any Equity Interests of Xerium or any Restricted Subsidiary of Xerium held by any current or former officer, director or employee of Xerium or any of its Restricted Subsidiaries pursuant to any employment agreement, equity subscription agreement, stock option agreement, shareholders’ agreement, stock option plan, other benefit plan or similar agreement or arrangement; provided that the aggregate price paid for all such repurchased, redeemed, acquired or retired Equity Interests may not exceed $7.0 million in any calendar year (with unused amounts in any calendar year being carried over to succeeding calendar years subject to a maximum of $10.0 million in any such calendar year); provided further that such amount in any calendar year may be increased by an amount not to exceed the net cash proceeds of “key-man” life insurance policies received by Xerium or its Restricted Subsidiaries after the Issue Date;

(6)	the repurchase of Equity Interests deemed to occur upon the exercise of stock options or stock appreciation rights to the extent such Equity Interests represent a portion of the exercise price of those stock options or stock appreciation rights;

(7)	the declaration and payment of regularly scheduled or accrued dividends to holders of any class or series of Disqualified Stock of Xerium issued on or after the Issue Date in accordance with the Fixed Charge Coverage Ratio test described below under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(8)	payments or distributions to shareholders exercising appraisal or discount rights pursuant to applicable law pursuant to or in connection with a merger, consolidation or transfer of all or substantially all of Xerium and its Restricted Subsidiary assets that complies with the provisions of the Indenture;

(9)	in the event of a Change of Control Triggering Event, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of Xerium or any Guarantor that is subordinated or junior in right of payment to the Notes or the Note Guarantee of such Guarantor, in each case, at a purchase price not greater than 101% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior to or contemporaneously with such payment, purchase, redemption or defeasance or other acquisition or retirement, Xerium (or a third party to the extent permitted by the Indenture) has made the Change of Control Offer with respect to the Notes and has repurchased all Notes validly tendered and not withdrawn in connection with such Change of Control Offer;

(10)	in the event of an Asset Sale which requires Xerium to make an Asset Sale Offer, and if no Default or Event of Default shall have occurred and be continuing, the payment, purchase, redemption, defeasance or other acquisition or retirement of Indebtedness of Xerium or any Guarantor that is subordinated or junior in right of payment to the Notes or the Note Guarantee of such Guarantor, in each case, at a purchase price not greater than 100% of the principal amount of such Indebtedness, plus any accrued and unpaid interest thereon; provided that prior or contemporaneously with such payment, purchase, redemption or defeasance or other acquisition or retirement, Xerium has made an Asset Sale Offer with respect to the Notes and has repurchased all Notes validly tendered and not withdrawn in connection with such Asset Sale Offer;

(11)	the purchase, redemption, acquisition, cancellation or other retirement for a nominal value per right of any rights granted to all the holders of Capital Stock of Xerium pursuant to any shareholders’ rights plan adopted for the purpose of protecting shareholders from unfair takeover practices; provided that any such purchase, redemption, acquisition, cancellation or other retirement of such rights shall not be for the purpose of evading the limitations of this covenant (as determined in good faith by the Board of Directors of Xerium);

(12)	other Restricted Payments in an aggregate amount not to exceed $25.0 million since the Issue Date; and

(13)	Restricted Payments made with Excluded Contributions.

The amount of all Restricted Payments (other than cash) will be the Fair Market Value on the date of the Restricted Payment of the asset(s) or securities proposed to be transferred or issued by Xerium or such Restricted Subsidiary, as the case may be, pursuant to the Restricted Payment. If the Fair Market Value of any assets or securities that are required to be valued by this covenant exceeds $25.0 million, the Board of Directors’ determination of Fair Market Value must be based upon an opinion or appraisal issued by an accounting, appraisal or investment banking firm of national standing in the United States.

Incurrence of Indebtedness and Issuance of Preferred Stock

Xerium will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, guarantee or otherwise become directly or indirectly liable, contingently or otherwise, with respect to (collectively, “incur”) any Indebtedness (including Acquired Debt), and Xerium will not issue any Disqualified Stock and will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided, however, that Xerium may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock and any Restricted Subsidiary may incur Indebtedness (including Acquired Debt) or issue Disqualified Stock or Preferred Stock if the Fixed Charge Coverage Ratio for Xerium’s most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such additional Indebtedness is incurred or such Disqualified Stock or such Preferred Stock is issued, as the case may be, would have been at least 2.0 to 1, determined on a pro forma basis (including a pro forma application of the net proceeds therefrom), as if the additional Indebtedness had been incurred or the Disqualified Stock or the Preferred Stock had been issued, as the case may be, at the beginning of such four fiscal quarter reference period; provided that Restricted Subsidiaries that are not Guarantors may not incur Indebtedness or issue Disqualified Stock or Preferred Stock pursuant to the Fixed Charge Coverage Ratio test under this paragraph, if after giving pro forma effect to such incurrence or issuance (including a pro forma application of the net proceeds therefrom), Indebtedness or Disqualified Stock or Preferred Stock of Restricted Subsidiaries that are not Guarantors would be outstanding pursuant to the Fixed Charge Coverage Ratio test under this paragraph in an aggregate amount of more than the greater of (x) $20.0 million and (y) 3.50% of Total Assets.

The first paragraph of this covenant will not prohibit the incurrence of any of the following items of Indebtedness (collectively, “Permitted Debt”):

(1)	the incurrence by Xerium and its Restricted Subsidiaries of Indebtedness and letters of credit under Credit Facilities (and guarantees thereof) in an aggregate principal amount at any one time outstanding under this clause (1) (with letters of credit being deemed to have a principal amount equal to the maximum potential liability of Xerium and its Restricted Subsidiaries thereunder) not to exceed the excess of (x) the greater of (A) $55.0 million (or the foreign currency equivalent) denominated in U.S. dollars and (B) 9.50% of Total Assets over (y) the aggregate amount of permanent repayments of principal made under the Credit Facilities on or before such date with Excess Cash Flow (which, for the avoidance of doubt, shall be calculated and applied for purposes of this clause (y) at the time of determination of Excess Cash Flow in connection with any Excess Cash Flow Offer) and to the extent (A) such repayments resulted in a concurrent corresponding reduction in the lenders’ revolving commitments then outstanding under the Credit Facilities, (B) such repayments are deducted in the calculation of Excess Cash Flow used in determining the Excess Cash Flow Amount for such Excess Cash Flow Offer and (C) such repayments have not previously reduced the amount of this exception (provided that, for the avoidance of doubt, no repayments made as part of a refinancing in full of the Credit Facilities shall result in a deduction herefrom);

(2)	the incurrence by Xerium and its Restricted Subsidiaries of the Existing Indebtedness;

(3)	the incurrence by Xerium and the Guarantors of Indebtedness represented by the Notes and Note Guarantees thereof;

(4)	the incurrence by Xerium or any of its Restricted Subsidiaries of Indebtedness represented by Attributable Debt, Capital Lease Obligations, mortgage financings, project financing, or purchase money obligations, in each case (other than Attributable Debt), incurred for the purpose of financing all or any part of the purchase price or cost of design, construction, installation or improvement of property, plant or equipment used in the business of Xerium or any of its Restricted Subsidiaries, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (4), not to exceed at any time outstanding the greater of (x) $45.0 million and (y) 7.75% of Total Assets;

(5)	the incurrence by Xerium or any of its Restricted Subsidiaries of Permitted Refinancing Indebtedness in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge any Indebtedness that was permitted by the Indenture to be incurred under the first paragraph of this covenant or clauses (2), (3), (5) or (12) of this paragraph;

(6)	the incurrence by Xerium or any of its Restricted Subsidiaries of intercompany Indebtedness between or among Xerium and any of its Restricted Subsidiaries; provided, however, that:

(a)	if Xerium or a Restricted Subsidiary that is a Guarantor is the obligor on such Indebtedness and the payee thereof is a Restricted Subsidiary that is not a Guarantor, such Indebtedness must be expressly subordinated to the prior payment in full in cash of all Obligations then due with respect to the Notes or the Note Guarantee of such Restricted Subsidiary that is a Guarantor, as the case may be; and

(b)	(i) any subsequent issuance or transfer of Equity Interests that results in any such Indebtedness being held by a Person other than Xerium or a Restricted Subsidiary of Xerium and (ii) any sale or other transfer of any such Indebtedness to a Person that is not either Xerium or a Restricted Subsidiary of Xerium, will be deemed, in each case, to constitute an incurrence of such Indebtedness by Xerium or such Restricted Subsidiary, as the case may be, that was not permitted by this clause (6);

(7)	the issuance by any of Xerium’s Restricted Subsidiaries to Xerium or to any of its Restricted Subsidiaries of shares of Preferred Stock; provided, however, that:

(a) any subsequent issuance or transfer of Equity Interests that results in any such Preferred Stock being held by a Person other than Xerium or a Restricted Subsidiary of Xerium; and

(b) any sale or other transfer of any such Preferred Stock to a Person that is not either Xerium or a Restricted Subsidiary of Xerium, will be deemed, in each case, to constitute an issuance of such Preferred Stock by such Restricted Subsidiary that was not permitted by this clause (7);

(8)	the incurrence by Xerium or any of its Restricted Subsidiaries of Hedging Obligations (which may, but need not be, under Credit Facilities) for the purpose of hedging risks associated with the operations of Xerium and its Subsidiaries;

(9)	the guarantee by Xerium or any of its Restricted Subsidiaries that is a Guarantor or a Restricted Subsidiary of Xerium that was permitted to be incurred by another provision of this covenant; provided that if the Indebtedness being guaranteed is subordinated to or pari passu with the Notes, then the guarantee shall be subordinated or pari passu, as applicable, to the same extent as the Indebtedness guaranteed;

(10)	the incurrence by Xerium or any of its Restricted Subsidiaries of Indebtedness in respect of workers’ compensation claims, self-insurance obligations, bankers’ acceptances, performance, surety, statutory, or appeal bonds in the ordinary course of business;

(11)	the incurrence by Xerium or any of its Restricted Subsidiaries of Indebtedness arising from the honoring by a bank or other financial institution of a check, draft or similar instrument inadvertently drawn against insufficient funds, so long as such Indebtedness is covered within five Business Days;

(12)	Indebtedness of a Restricted Subsidiary incurred and outstanding on or prior to the date on which such Restricted Subsidiary was acquired by Xerium (other than Indebtedness incurred in contemplation of, or in connection with, the transaction or series of related transactions pursuant to which such Restricted Subsidiary became a Restricted Subsidiary of or was otherwise acquired by Xerium); provided, however, that for any such Indebtedness outstanding at any time under this clause (12), on the date that such Subsidiary is acquired by Xerium, Xerium would either (a) have been able to incur $1.00 of additional Indebtedness pursuant to the first paragraph of this covenant or (b) have a Fixed Charge Coverage Ratio for the four-quarter period most recently ended on or prior to the date on which such acquisition had occurred after giving pro forma effect to such acquisition and any related financing transactions as if the same had occurred at the beginning of the applicable four-quarter period greater than the Fixed Charge Coverage Ratio that Xerium would have had for the same four-quarter period if such transaction had not occurred;

(13)	Indebtedness arising from agreements of Xerium or a Restricted Subsidiary providing for indemnification, adjustment of purchase price or similar obligations, in each case incurred or assumed in connection with the acquisition or disposition of any assets or property or Capital Stock of a Restricted Subsidiary;

(14)	Indebtedness in respect of (a) netting services, overdraft protections and otherwise in connection with deposit accounts and (b) “US Cash Management Products and Services,” “Canadian Cash Management Products and Services” and “European Cash Management Products and Services” (each as defined in the ABL Credit Agreement (as in effect on the Issue Date));

(15)	the incurrence by (i) any Securitization Subsidiary of Indebtedness pursuant to a Qualified Securitization Financing or (ii) Xerium or any of its Restricted Subsidiaries of Indebtedness under factoring agreements providing for Xerium or any of its Subsidiaries to sell or otherwise dispose of any receivable on arm’s length terms for cash payable at the time of disposal, in an aggregate principal amount, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (15), not to exceed at any time outstanding the greater of (x) $50.0 million and (y) 8.50% of Total Assets;

(16)	the incurrence by Xerium or any of its Restricted Subsidiaries of additional Indebtedness (which may, but need not, be pursuant to Credit Facilities) in an aggregate principal amount (or accreted value, as applicable) at any time outstanding, including all Permitted Refinancing Indebtedness incurred to renew, refund, refinance, replace, defease or discharge any Indebtedness incurred pursuant to this clause (16), not to exceed the greater of (x) $40.0 million and (y) 7.0% of Total Assets;

(17)	Indebtedness of Xerium or any Restricted Subsidiary of Xerium supported by a letter of credit issued pursuant to a Credit Facility incurred under clause (1) above in a principal amount not in excess of the stated amount of such letter of credit; and

(18)	Indebtedness of Foreign Subsidiaries; provided, however, that the aggregate principal amount of Indebtedness incurred under this clause (18) which, when aggregated with the principal amount of all other Indebtedness then outstanding and incurred pursuant to this clause (18), does not exceed the greater of (x) $20.0 million and (y) 3.50% of Total Assets.

Neither Xerium nor any Guarantor will incur any Indebtedness (including Permitted Debt) that is contractually subordinated in right of payment to any other Indebtedness of Xerium or such Guarantor unless such Indebtedness is also contractually subordinated in right of payment to the Notes or Note Guarantees on substantially identical terms; provided, however, that no Indebtedness will be deemed to be contractually subordinated in right of payment to any other Indebtedness of Xerium or any Guarantor solely by virtue of being unsecured or by virtue of being secured on a first or junior Lien basis.

For purposes of determining compliance with this “Incurrence of Indebtedness and Issuance of Preferred Stock” covenant, in the event that an item of proposed Indebtedness meets the criteria of more than one of the categories of Permitted Debt described in clauses (1) through (18) above, or is entitled to be incurred pursuant to the first paragraph of this covenant, Xerium will be permitted to classify such item of Indebtedness on the date of its incurrence, or later reclassify all or a portion of such item of Indebtedness, in any manner that complies with this covenant. Indebtedness under Credit Facilities outstanding on the date on which Notes are first issued and authenticated under the Indenture will initially be deemed to have been incurred on such date in reliance on the exception provided by clause (1) of the definition of Permitted Debt. Indebtedness permitted by this covenant need not be permitted solely by reference to one provision permitting such Indebtedness but may be permitted in part by one such provision and in part by one or more other provisions of this covenant permitting such Indebtedness. The accrual of interest, the accretion or amortization of original issue discount, the payment of interest on any Indebtedness in the form of additional Indebtedness with the same terms, the reclassification of Preferred Stock as Indebtedness due to a change in accounting principles, and the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of the same class of Disqualified Stock or Preferred Stock will not be deemed to be an incurrence of Indebtedness or an issuance of Disqualified Stock or Preferred Stock for purposes of this covenant; provided, in each such case, that the amount of any such accrual, accretion or payment is included in Fixed Charges of Xerium as accrued.

For purposes of determining compliance with any U.S. dollar-denominated or euro-denominated restriction on the incurrence of Indebtedness, the U.S. dollar-equivalent or euro-denominated, as the case may be, principal amount of Indebtedness denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was incurred, in the case of term Indebtedness, or first committed, in the case of revolving credit Indebtedness; provided that if such Indebtedness is incurred to refinance other Indebtedness denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated or euro-denominated, as the case may be, restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated or euro-denominated, as the case may be, restriction shall be deemed not to have been exceeded so long as the principal amount of such refinancing Indebtedness does not exceed the principal amount of such Indebtedness being refinanced. Notwithstanding any other provision of the Indenture, the maximum amount of Indebtedness that Xerium or any Restricted Subsidiary may incur pursuant to this covenant shall not be or be deemed to be exceeded as a result of fluctuations in exchange rates or currency values.

The amount of any Indebtedness outstanding as of any date will be:

(1)	the accreted value of the Indebtedness, in the case of any Indebtedness issued with original issue discount;

(2)	the principal amount of the Indebtedness, in the case of any other Indebtedness; and

(3)	in respect of Indebtedness of another Person secured by a Lien on the assets of the specified Person, the lesser of:

(a) the Fair Market Value of such assets at the date of determination; and

(b) the amount of the Indebtedness of the other Person.

Liens

Xerium will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create, incur, assume or suffer to exist any Lien of any kind on any asset now owned or hereafter acquired, except Permitted Liens.

Limitation on Sale and Leaseback Transactions

Xerium will not, and will not permit any of its Restricted Subsidiaries to, enter into any sale and leaseback transaction; provided that Xerium or any Restricted Subsidiary may enter into a sale and leaseback transaction if:

(1)	Xerium or that Restricted Subsidiary, as applicable, could have (a) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction under the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” and (b) incurred a Lien to secure such Indebtedness pursuant to the covenant described above under the caption “— Liens;”

(2)	the gross cash proceeds of that sale and leaseback transaction are at least equal to the Fair Market Value of the property that is the subject of that sale and leaseback transaction; and

(3)	the transfer of assets in that sale and leaseback transaction is permitted by, and Xerium applies the proceeds of such transaction in compliance with, the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales.”

Dividend and Other Payment Restrictions Affecting Subsidiaries

Xerium will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, create or permit to exist or become effective any consensual encumbrance or restriction on the ability of any Restricted Subsidiary to:

(1)	pay dividends or make any other distributions on its Capital Stock to Xerium or any of its Restricted Subsidiaries, or with respect to any other interest or participation in, or measured by, its profits, or pay any indebtedness owed to Xerium or any of its Restricted Subsidiaries;

(2)	make loans or advances to Xerium or any of its Restricted Subsidiaries; or

(3)	sell, lease or transfer any of its properties or assets to Xerium or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1)	agreements governing Existing Indebtedness and Credit Facilities as in effect on the Issue Date and any amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings of those agreements; provided that such amendments, restatements, modifications, renewals, supplements, refundings, replacements or refinancings are either (i) not materially less favorable, taken as a whole, to the holders of the Notes than such encumbrances or restrictions contained in those agreements on the Issue Date or (ii) not materially more disadvantageous to the holders of the Notes than in comparable financings (as determined in good faith by Xerium) and either (x) Xerium determines in good faith that such encumbrance or restriction will not materially affect Xerium’s ability to make principal or interest payments on the Notes or (y) such encumbrance or restriction applies only if a default occurs in respect of a payment or financial covenant relating to such Indebtedness;

(2)	the Indenture Documents;

(3)	applicable law, rule, regulation or order;

(4)	any instrument governing Indebtedness or Capital Stock of a Person acquired by Xerium or any of its Restricted Subsidiaries as in effect at the time of such acquisition (except to the extent such Indebtedness or Capital Stock was incurred in connection with or in contemplation of such acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired; provided that, in the case of Indebtedness, such Indebtedness was permitted by the terms of the Indenture to be incurred;

(5)	customary non-assignment provisions in contracts, leases, joint venture agreements, licenses and similar agreements entered into in the ordinary course of business;

(6)	purchase money obligations for property acquired in the ordinary course of business and Capital Lease Obligations that impose restrictions on the property purchased or leased of the nature described in clause (3) of the preceding paragraph;

(7)	any agreement for the sale or other disposition of a Restricted Subsidiary or assets that restricts distributions by that Restricted Subsidiary or the transfer of the assets pending the sale or other disposition;

(8)	Permitted Refinancing Indebtedness; provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are not materially more restrictive, taken as a whole, than those contained in the agreements governing the Indebtedness being refinanced;

(9)	Liens permitted to be incurred under the provisions of the covenant described above under the caption “— Liens” that limit the right of the debtor to dispose of the assets subject to such Liens;

(10)	provisions limiting the disposition or distribution of assets or property in joint venture agreements, asset sale agreements, sale-leaseback agreements, Capital Stock sale agreements and other similar agreements entered into with the approval of Xerium’s Board of Directors, which limitation is applicable only to the assets, or (in the case of Capital Stock sales) entities, that are the subject of such agreements;

(11)	agreements governing Indebtedness permitted to be incurred by Restricted Subsidiaries of Xerium under the provisions of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock;” provided that such agreements (except those agreements entered into pursuant to clauses (16) or (18) of the definition of “Permitted Debt”) are not materially more restrictive, taken as a whole, with respect to such dividend and other payment restrictions than those contained in the agreements governing Credit Facilities as in effect on the Issue Date; and

(12)	encumbrances and restrictions applicable to a Securitization Subsidiary that in the good faith judgment of Xerium are necessary or advisable to effect the transactions contemplated under a Qualified Securitization Financing.

Merger, Consolidation or Sale of Assets

Xerium will not, directly or indirectly: (1) consolidate or merge with or into another Person (whether or not Xerium is the surviving corporation); or (2) sell, assign, transfer, convey or otherwise dispose of all or substantially all of the properties or assets of Xerium and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to another Person, unless:

(1)	either: (a) Xerium is the surviving corporation; or (b) the Person formed by or surviving any such consolidation or merger (if other than Xerium) or to which such sale, assignment, transfer, conveyance or other disposition has been made is a corporation organized or existing under the laws of the United States, any state of the United States or the District of Columbia (such Person, as the case may be, being herein called the “Successor Company”);

(2)	the Successor Company (if other than Xerium) or the Person to which such sale, assignment, transfer, conveyance or other disposition has been made assumes in writing all the obligations of Xerium under the Notes, the Indenture, the applicable Collateral Documents, the Intercreditor Agreement and the Registration Rights Agreement and causes such instruments to be filed and recorded in such jurisdictions and takes such other actions as may be reasonably necessary to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the Successor Company;

(3)	immediately after such transaction, no Default or Event of Default exists;

(4)	Xerium or the Successor Company (if other than Xerium), or to which such sale, assignment, transfer, conveyance or other disposition has been made would, on the date of such transaction after giving pro forma effect thereto and any related financing transactions as if the same had occurred at the beginning of the applicable four fiscal quarter reference period, either (a) be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Fixed Charge Coverage Ratio test set forth in the first paragraph of the covenant described above under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock” or (b) have a Fixed Charge Coverage Ratio greater than the Fixed Charge Coverage Ratio that Xerium would have had for the same four-quarter period if such transaction had not occurred;

(5)	each Guarantor, unless it is the other party to the transactions described above, in which case clause (1)(b) of the third succeeding paragraph shall apply, shall have by supplemental indenture confirmed that its Note Guarantee shall apply to such Person’s obligations under the Indenture, the Notes and the Registration Rights Agreement, if applicable at such time; and

(6)	Xerium shall have delivered to the trustee and collateral agent an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and that such supplemental indenture and any other documents required to be delivered, in each case, pursuant to clause (2) above have been duly authorized, executed and delivered by the Successor Company (if other than Xerium) and constitute legally valid and binding and enforceable obligations of the Successor Company (if other than Xerium) and regarding the perfection of such Liens in the Collateral of the Successor Company (if other than Xerium) as provided for in the Indenture or the Collateral Documents (in form and substance substantially consistent with the form of opinion of counsel delivered on the Issue Date(subject to customary qualifications, exceptions and assumptions)).

In addition, Xerium will not, directly or indirectly, lease all or substantially all of the properties and assets of it and its Restricted Subsidiaries taken as a whole, in one or more related transactions, to any other Person.

This “Merger, Consolidation or Sale of Assets” covenant will not apply:

(1)	in the case of clauses (3) and (4) of the first paragraph of this covenant, to a merger of Xerium with an Affiliate solely for the purpose of reincorporating Xerium in another jurisdiction; or

(2)	in the case of clauses (3), (4) and (5) of the first paragraph of this covenant with respect to which Xerium is not the Successor Company of any such consolidation or merger, to any consolidation or merger, or any sale, assignment, transfer, conveyance, lease or other disposition of assets between or among Xerium and its Restricted Subsidiaries.

Subject to certain limitations described in the Indenture governing release of a Note Guarantee upon the sale, disposition or transfer of a Guarantor, no Guarantor will, and Xerium will not permit any Guarantor to, consolidate or merge with or into or wind up into (whether or not such Guarantor is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets, in one or more related transactions, to any Person unless:

(1)	(a)	such Guarantor is the surviving Person or the Person formed by or surviving any such consolidation, amalgamation or merger (if other than such Guarantor) or to which such sale, assignment, transfer, lease, conveyance or other disposition will have been made is a Person organized or existing under the laws of the jurisdiction of organization of such Guarantor, as applicable, or the laws of the United States, any state thereof, the District of Columbia, or any territory thereof (such surviving Guarantor or such Person, as the case may be, being herein called the “Successor Person”);

	(b)	the Successor Person, if other than such Guarantor, expressly assumes all the obligations of such Guarantor under the Indenture, the applicable Collateral Documents, the Intercreditor Agreement and such Guarantor’s related Note Guarantee pursuant to supplemental indentures or other agreements in form satisfactory to the trustee and if applicable, the collateral agent and causes such instruments to be filed and recorded in such jurisdictions and takes such other actions as may be reasonably necessary to perfect or continue the perfection of the Lien created under the Collateral Documents on the Collateral owned by or transferred to the Successor Person;

	(c)	immediately after such transaction, no Default or Event of Default exists; and

	(d)	Xerium shall have delivered to the trustee and the collateral agent an officer’s certificate and an opinion of counsel, each stating that such consolidation, merger or transfer and such supplemental indentures, if any, comply with the Indenture and that such supplemental indenture and any other documents required to be delivered, in each case, pursuant to clause (1)(b) above have been duly authorized, executed and delivered by the Successor Person (if other than such Guarantor) and constitute legally valid and binding and enforceable obligations of the Successor Person (if other than such Guarantor) and regarding the perfection of such Liens in the Collateral of the Successor Person (if other than such Guarantor) as provided for in the Indenture or the Collateral Documents (in form and substance substantially consistent with the form of opinion of counsel delivered on the Issue Date (subject to customary qualifications, exceptions and assumptions));

(2)	the transaction is made in compliance with the first paragraph of the covenant described under “Repurchase at the Option of Holders — Asset Sales;” or

(3)	such property or assets constitute Equity Interests of Restricted Subsidiaries that are not Guarantors, which Equity Interests are sold, assigned, transferred, leased, conveyed or otherwise disposed to Restricted Subsidiaries that are not Guarantors.

Subject to certain limitations described in the Indenture, the Successor Person will succeed to, and be substituted for, such Guarantor under the Indenture and such Guarantor’s Note Guarantee. Notwithstanding the foregoing, any Guarantor may (1) merge, amalgamate or consolidate with or into, wind up into or transfer all or part of its properties and assets to another Guarantor or Xerium, (2) merge with an Affiliate of Xerium solely for the purpose of reincorporating the Guarantor in the United States, any state thereof, the District of Columbia or any territory thereof, (3) convert into a corporation, partnership, limited partnership, limited liability corporation or trust organized or existing under the laws of the jurisdiction of organization of such Guarantor or (4) liquidate or dissolve or change its legal form if Xerium determines in good faith that such action is in the best interests of Xerium.

Although there is a limited body of case law interpreting the phrase “substantially all,” there is no precise established definition of the phrase under applicable law. Accordingly, in certain circumstances there may be a degree of uncertainty as to whether a particular transaction would involve “all or substantially all” of the properties or assets of a Person.

Transactions with Affiliates

Xerium will not, and will not permit any of its Restricted Subsidiaries to, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of Xerium (each, an “Affiliate Transaction”), involving aggregate consideration in excess of $5.0 million, unless:

(1)	the Affiliate Transaction is on terms that are no less favorable to Xerium or the relevant Restricted Subsidiary than those that would have reasonably been obtained in a comparable transaction by Xerium or such Restricted Subsidiary with an unrelated Person; and

(2)	Xerium delivers to the trustee:

(a) with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $10.0 million, a resolution of the Board of Directors of Xerium set forth in an officer’s certificate certifying that such Affiliate Transaction complies with this covenant and that such Affiliate Transaction has been approved by a majority of the disinterested members of the Board of Directors of Xerium; and

(b)	with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $25.0 million, an opinion as to the fairness to Xerium or such Restricted Subsidiary of such Affiliate Transaction from a financial point of view issued by an accounting, appraisal or investment banking firm of national standing in the United States.

The following items will not be deemed to be Affiliate Transactions and, therefore, will not be subject to the provisions of the prior paragraph:

(1)	any employment agreement, employee benefit plan, officer, trustee or director indemnification agreement or any similar arrangement entered into by Xerium or any of its Restricted Subsidiaries in the ordinary course of business and payments pursuant thereto;

(2)	transactions between or among Xerium and/or its Restricted Subsidiaries;

(3)	transactions with a Person (other than an Unrestricted Subsidiary of Xerium) that is an Affiliate of Xerium solely because Xerium owns, directly or through a Restricted Subsidiary, an Equity Interest in, or controls, such Person;

(4)	payment of reasonable compensation or fees to directors, officers, employees, managers or consultants of Xerium and its Restricted Subsidiaries;

(5)	payments or loans (or cancellation of loans) to employees or consultants of Xerium, or any of its Restricted Subsidiaries and employment agreements, stock option plans and other similar arrangements with such employees or consultants which, in each case of a payment, loan or cancellation exceeding $2.0 million, are approved by a majority of the disinterested members of the Board of Directors of Xerium;

(6)	any issuance of Equity Interests (other than Disqualified Stock) of Xerium to Affiliates of Xerium;

(7)	Restricted Payments that do not violate the provisions of the Indenture described above under the caption “— Restricted Payments;”

(8)	Permitted Investments that are permitted by the provisions of the Indenture;

(9)	provision of corporate-level administrative, marketing, tax, accounting, budgeting, treasury, finance, employee benefits, legal, risk management and other similar services for the benefit of Unrestricted Subsidiaries of Xerium on substantially the same terms provided to Restricted Subsidiaries of Xerium;

(10)	payment of consolidated taxes on behalf of Restricted Subsidiaries and Unrestricted Subsidiaries; provided, however, that any payment pursuant to this clause (10) with respect to the income of any Unrestricted Subsidiary for any taxable period shall be limited to the amount actually paid with respect to such period by such Unrestricted Subsidiary to Xerium or its Restricted Subsidiaries;

(11)	payment of sales agency, administration, management, license and other fees, reimbursement of expenses, and payment of interest, principal, dividends or other distributions, in each case from an Unrestricted Subsidiary to Xerium or a Restricted Subsidiary to Xerium;

(12)	sales or other dispositions of receivables in connection with any factoring agreements providing for Xerium or any of its Subsidiaries to sell or otherwise dispose of any receivable on arm’s length terms for cash payable at the time of disposal;

(13)	any agreement in effect as of the issue date of the old notes, or any amendment thereto (so long as any such amendment is not disadvantageous in any material respect to the holders of the Notes when taken as a whole as compared to the applicable agreement as in effect on the Issue Date); and

(14)	any transaction effected as part of a Qualified Securitization Financing.

Business Activities

Xerium will not, and will not permit any of its Restricted Subsidiaries to, engage in any business other than Permitted Businesses, except to such extent as would not be material to Xerium and its Restricted Subsidiaries taken as a whole.

Note Guarantees

If Xerium or any of its Restricted Subsidiaries acquires or creates a Domestic Subsidiary that is a Wholly Owned Subsidiary after the Issue Date, then that newly acquired or created Domestic Subsidiary (other than a Securitization Subsidiary or an Immaterial Subsidiary) will become a Guarantor and (i) execute a supplemental Indenture and joinder agreements or similar agreements with respect to the applicable Collateral Documents necessary in order to grant to the collateral agent for the benefit of the holders of the Notes a security interest, subject to the Intercreditor Agreement and Permitted Liens, in substantially all of the assets (other than Excluded Assets) of such Domestic Subsidiary; (ii) take such actions necessary to perfect such security interest as may be required by the Collateral Documents (including the filing of a UCC financing statement), as and when required thereby; (iii) cause the delivery to the collateral agent of the certificates, if any, representing all of the Equity Interests of such Domestic Subsidiary, together with undated stock powers or other appropriate instruments of transfer executed and delivered in blank by a duly authorized officer of the holder(s) of such Equity Interests; and (iv) deliver an opinion of counsel reasonably satisfactory to the trustee and collateral agent that such supplemental indenture and any other documents required to be delivered, in each case, have been duly authorized, executed and delivered by such Domestic Subsidiary and constitute legally valid and binding and enforceable obligations of such Domestic Subsidiary and regarding the perfection of such Liens in the Collateral and Equity Interests of such Domestic Subsidiary as provided for in the Indenture or the Collateral Documents (in form and substance substantially consistent with the form of opinion of counsel delivered on the Issue Date (subject to customary qualifications, exceptions and assumptions)) within 20 Business Days of the date on which it was acquired or created. Xerium may designate any Restricted Subsidiary as a Guarantor at any time.

The Note Guarantee of a Guarantor will automatically and unconditionally be released:

(1)	in connection with any sale or other disposition of all or substantially all of the assets of that Guarantor (including by way of merger or consolidation) to a Person that is not (either before or after giving effect to such transaction) Xerium or a Restricted Subsidiary of Xerium, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(2)	in connection with any sale or other disposition of all of the Capital Stock of that Guarantor to a Person that is not (either before or after giving effect to such transaction) Xerium or a Restricted Subsidiary of Xerium, if the sale or other disposition does not violate the “Asset Sale” provisions of the Indenture;

(3)	if Xerium designates any Restricted Subsidiary that is a Guarantor to be an Unrestricted Subsidiary in accordance with the applicable provisions of the Indenture; or

(4)	upon legal defeasance or satisfaction and discharge of the Indenture as provided below under the captions “— Legal Defeasance and Covenant Defeasance” and “— Satisfaction and Discharge.”

Limitation on Issuances of Guarantees of Indebtedness

Xerium will not permit any of its Domestic Subsidiaries, directly or indirectly, to guarantee or pledge any assets to secure the payment of any other Indebtedness of Xerium (except Permitted Liens) unless such Domestic Subsidiary simultaneously executes and delivers a supplemental indenture providing for the guarantee of the payment of the Notes by such Domestic Subsidiary, which guarantee will be senior to or pari passu with such Domestic Subsidiary’s guarantee of or pledge to secure such other Indebtedness.

Designation of Restricted and Unrestricted Subsidiaries

The Board of Directors of Xerium may designate any Restricted Subsidiary to be an Unrestricted Subsidiary if that designation would not cause a Default. If a Restricted Subsidiary is designated as an Unrestricted Subsidiary, the aggregate Fair Market Value of all outstanding Investments owned by Xerium and its Restricted Subsidiaries in the Subsidiary designated as Unrestricted will be deemed to be an Investment made as of the time of the designation and will reduce the amount available for Restricted Payments under the covenant described above under the caption “— Restricted Payments” or under one or more clauses of the definition of Permitted Investments, as determined by Xerium. That designation will only be permitted if the Investment would be permitted at that time and if the Restricted Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Any designation of a Restricted Subsidiary of Xerium as an Unrestricted Subsidiary will be evidenced to the trustee by filing with the trustee a certified copy of a resolution of the Board of Directors giving effect to such designation and an officer’s certificate certifying that such designation complied with the preceding conditions and was permitted by the covenant described above under the caption “— Restricted Payments.”

If, at any time, any Unrestricted Subsidiary would fail to meet the preceding requirements as an Unrestricted Subsidiary, it will thereafter cease to be an Unrestricted Subsidiary for purposes of the Indenture and any Indebtedness of such Subsidiary will be deemed to be incurred by a Restricted Subsidiary of Xerium as of such date and, if such Indebtedness is not permitted to be incurred as of such date under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” Xerium will be in default of such covenant. The Board of Directors of Xerium may at any time designate any Unrestricted Subsidiary to be a Restricted Subsidiary of Xerium; provided that such designation will be deemed to be an incurrence of Indebtedness by a Restricted Subsidiary of Xerium of any outstanding Indebtedness of such Unrestricted Subsidiary, and such designation will only be permitted if (1) such Indebtedness is permitted under the covenant described under the caption “— Incurrence of Indebtedness and Issuance of Preferred Stock,” calculated on a pro forma basis as if such designation had occurred at the beginning of the four fiscal quarter reference period; and (2) no Default or Event of Default would be in existence following such designation.

Real Estate Mortgages and Filings

With respect to any Material Real Estate Asset or any Real Estate Asset owned, leased or subleased on the Issue Date becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of the collateral agent, for the benefit of the Notes Secured Parties, Xerium or the applicable Guarantor, as the case may be, shall use its commercially reasonable efforts to, within 120 days of the latest of (x) the Issue Date, (y) the date of the acquisition, leasing or subleasing thereof or (z) the date on which such Real Estate Asset became a Material Real Estate Asset, deliver to the collateral agent:

(1)	fully executed counterparts of Mortgages duly executed by Xerium or such Guarantor, as the case may be, together with evidence of the completion (or satisfactory arrangements for the completion), of all recordings and filings of such Mortgage as may be necessary to create a valid, perfected Lien, subject to Permitted Liens, against such Material Real Estate Asset purported to be covered thereby;

(2)	title insurance policies in favor of the collateral agent, for the ratable benefit of the collateral agent, the trustee and the holders of the Notes in an amount equal to 100% of the Fair Market Value of the Premises purported to be covered by the related Mortgage, insuring that title to such property is marketable and that the interests created by the Mortgage constitute valid Liens thereon free and clear of all Liens, defects and encumbrances other than Permitted Liens;

(3)	with respect to each of the covered Material Real Estate Asset, the most recent survey of such Material Real Estate Asset, together with either (i) an updated survey certification in favor of the trustee and the collateral agent from the applicable surveyor stating that, based on a visual inspection of the property and the knowledge of the surveyor, there has been no change in the facts depicted in the survey or (ii) an affidavit from Xerium or such Guarantor, as the case may be, stating that there has been no change, other than, in each case, changes that do not materially adversely affect the use by Xerium or such Guarantor, as the case may be, of such Material Real Estate Asset for the business of Xerium or such Guarantor, as the case may be, as so conducted, or intended to be conducted, at such Material Real Estate Asset;

(4)	legal opinions addressed to the collateral agent and the trustee from local counsel in the jurisdictions where such Material Real Estate Asset is located and the jurisdictions of formation of Xerium or such Guarantor, as the case may be, entering into the relevant Mortgages, in each case, in form and substance reasonably satisfactory to the collateral agent;

(5)	such other information, documentation, and certifications as may be reasonably required by the collateral agent or necessary in order to create valid, perfected and subsisting first priority Liens against such Material Real Estate Asset covered by the relevant Mortgages; and

(6)	an officer’s certificate stating that Xerium or such Guarantor, as the case may be, has complied with the foregoing.

With respect to any Leasehold Property that is Material Real Estate Asset or any Leasehold Property leased or subleased on the Issue Date that becomes a Material Real Estate Asset and such interest has not otherwise been made subject to the Lien of the Collateral Documents in favor of the collateral agent, for the benefit of the Notes Secured Parties, Xerium or the applicable Guarantor, as the case may be, shall use its commercially reasonable efforts to, within 120 days of the latest of (x) the Issue Date, (y) the date of the leasing or subleasing thereof or (z) the date on which such Leasehold Property became a Material Real Estate Asset, cause a Landlord Personal Property Collateral Access Agreement and a Landlord Consent and Estoppel to be executed by the applicable landlord and delivered to the collateral agent.

Further Assurances

Xerium and the Guarantors, at their sole cost and expense and subject to the Intercreditor Agreement, will execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register, as applicable, any and all such further acts, deeds, conveyances, security agreements, account control agreements, assignments, financing statements and continuations thereof, termination statements, notices of assignment, transfers, certificates, assurances and other instruments (including, without limitation, landlord-lender agreements, bailee letters and appraisals in respect of any real property), consents, authorizations, approvals and orders, and shall take all further action, as may be required pursuant to the Collateral Documents from time to time in order to:

(1)	subject to the Liens, subject to Permitted Liens, created by any of the Collateral Documents any of the properties, rights or interests required to be encumbered thereby; and

(2)	perfect and maintain the validity, enforceability and effectiveness of any of the Collateral Documents and the Liens, subject to Permitted Liens, intended to be created thereby.

Upon the exercise by the trustee, the collateral agent or any holder of the Notes of any power, right, privilege or remedy under the Indenture or any of the Collateral Documents which requires any consent, approval, recording, qualification or authorization of any governmental authority, Xerium and the Guarantors will execute and deliver all applications, certifications, instruments and other documents and papers that may be required pursuant to the Collateral Documents from Xerium or any Guarantor for such governmental consent, approval, recording, qualification or authorization.

Payments for Consent

Xerium will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, pay or cause to be paid any consideration to or for the benefit of any holder of Notes for or as an inducement to any consent, waiver or amendment of any of the terms or provisions of the Indenture or the Notes unless such consideration is offered to be paid and is paid to all holders of the Notes that consent, waive or agree to amend in the time frame set forth in the solicitation documents relating to such consent, waiver or agreement.

Reports

Whether or not required by the rules and regulations of the SEC, so long as any Notes are outstanding, Xerium will make available to the holders of Notes, to any Beneficial Owner of the Notes, prospective investors, securities analysts and market makers in the Notes and the trustee (which requirement may be satisfied by filing with the SEC for public availability or posting on Xerium’s website if the SEC will not accept such filings), within the time periods specified in the SEC’s rules and regulations:

(1)	all quarterly and annual reports that would be required to be filed with the SEC on Forms 10-Q and 10-K if Xerium were required to file such reports; and

(2)	all current reports that would be required to be filed with the SEC on Form 8-K if Xerium were required to file such reports.

All such reports will be prepared in all material respects in accordance with all of the rules and regulations applicable to such reports. Each annual report on Form 10-K will include a report on Xerium’s consolidated financial statements by Xerium’s certified independent accountants.

If Xerium has designated any of its Subsidiaries as Unrestricted Subsidiaries, then the quarterly and annual financial information required by the preceding paragraphs will be accompanied by a reasonably detailed presentation, either on the face of the financial statements or in the notes thereto, and in Management’s Discussion and Analysis of Financial Condition and Results of Operations, of the financial condition and results of operations of Xerium and its Restricted Subsidiaries separate from the consolidated financial condition and results of operations of the Unrestricted Subsidiaries of Xerium, or Xerium will make such presentation available to the holders of the Notes and the trustee by posting such information to its website.

Within 10 Business Days after the dates that the reports described in clause (a) above are required to be delivered, Xerium shall participate in quarterly conference calls to discuss operating results and related matters, which conference calls shall be open to all holders of Notes, Beneficial Owners of the Notes, prospective investors, securities analysts and market makers in the Notes to discuss such financial information. Xerium will make available the details regarding such conference calls to the trustee, the holders of the Notes, the Beneficial Owners of the Notes, prospective investors, securities analysts and market makers in the Notes by posting such information on Xerium’s website.

In addition, Xerium agrees that, for so long as any Notes remain outstanding, if at any time it is not required to file with the SEC the reports required by the preceding paragraphs, it will furnish to the holders of Notes and to securities analysts and prospective investors, upon their request, the information required to be delivered pursuant to Rule 144A(d)(4) under the Securities Act. Xerium will be deemed to have provided such information to the holders, securities analysts and prospective investors if it has filed reports containing such information with the SEC via the EDGAR filing system and such reports are publicly available.

To the extent any such information is not so filed or furnished, as applicable, within the time periods specified above and such information is subsequently filed or furnished, as applicable, Xerium shall be deemed to have satisfied its obligations with respect thereto at such time and any default with respect thereto shall be deemed to have been cured; provided that such cure shall not otherwise affect the rights of holders of the Notes if holders of at least 25% in principal amount of the then total outstanding Notes have declared the principal, premium, if any, interest and any other monetary obligations on all the then outstanding Notes to be due and payable immediately and such declaration shall not have been rescinded or cancelled prior to such cure.

Events of Default and Remedies

Each of the following is an “Event of Default”:

(1)	default for 30 days in the payment when due of interest on the Notes;

(2)	default in the payment when due (at maturity, upon redemption or otherwise) of the principal of, or premium, if any, on, the Notes;

(3)	failure by Xerium or any of its Restricted Subsidiaries to comply with the provisions described under the captions “— Repurchase at the Option of Holders — Change of Control Triggering Event,” “— Repurchase at the Option of Holders — Asset Sales,” “— Repurchase at the Option of Holders — Excess Cash Flow,” or “— Certain Covenants — Merger, Consolidation or Sale of Assets;”

(4)	failure by Xerium or any of its Restricted Subsidiaries for 60 days after notice to Xerium by the trustee or the holders of at least 25% in aggregate principal amount of the Notes then outstanding voting as a single class to comply with any of the other agreements in the Indenture Documents;

(5)	default under any mortgage, indenture or instrument under which there may be issued or by which there may be secured or evidenced any Indebtedness for money borrowed by Xerium or any of its Restricted Subsidiaries (or the payment of which is guaranteed by Xerium or any of its Restricted Subsidiaries), whether such Indebtedness or guarantee now exists, or is created after the Issue Date, if that default:

(a) is caused by a failure to pay principal of, or interest or premium, if any, on, Indebtedness aggregating $20.0 million or more prior to the expiration of the grace period provided in such Indebtedness on the date of such default (a “Payment Default”); or

(b) results in the acceleration of such Indebtedness prior to its express maturity, and, in each case, the principal amount of any such Indebtedness, together with the principal amount of any other such Indebtedness under which there has been a Payment Default or the maturity of which has been so accelerated, aggregates $20.0 million or more;

(6)	failure by Xerium or any of its Restricted Subsidiaries to pay final judgments entered by a court or courts of competent jurisdiction aggregating in excess of $20.0 million to the extent not covered by insurance from an unaffiliated reputable and creditworthy insurance company (it being understood that even if such amounts are covered by insurance from such an insurance company, such amounts shall not be excluded in determining whether an Event of Default has occurred under this clause (6) if responsibility for such amounts has been denied by such insurance company or such insurance company has not been promptly notified of such amounts), which judgments are not paid, discharged or stayed for a period of 60 days;

(7)	certain events of bankruptcy or insolvency described in the Indenture with respect to Xerium or any of its Restricted Subsidiaries that is a Significant Subsidiary or any group of Restricted Subsidiaries that, taken together, would constitute a Significant Subsidiary;

(8)	except as permitted by the Indenture, any Note Guarantee of a Guarantor is held in any judicial proceeding to be unenforceable or invalid or ceases for any reason to be in full force and effect, or any Guarantor, or any Person acting on behalf of any Guarantor, denies or disaffirms its obligations under its Note Guarantee; and

(9)	except as expressly permitted by the Indenture, the Collateral Documents or the Intercreditor Agreement, with respect to any assets or property (other than any Relocated Asset, the relocation of which outside of the United States to a foreign jurisdiction was permitted under the Indenture) having a Fair Market Value in excess of $5.0 million, individually or in the aggregate, that constitutes, or under the Indenture or any Collateral Document is required to constitute, Collateral, (a) any of the Collateral Documents shall for any reason cease to be in full force and effect, or Xerium or any Guarantor shall so assert, or (b) any security interest created, or purported to be created, by any of the Collateral Documents shall cease to be enforceable and of the same effect and priority purported to be created thereby, except solely as a result of the collateral agent taking any action in its sole control, except to the extent that any such loss of perfection or priority results from the failure of the trustee or the collateral agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file UCC continuation statements.

In the case of an Event of Default arising from certain events of bankruptcy or insolvency, with respect to Xerium, any Restricted Subsidiary of Xerium that is a Significant Subsidiary or any group of Restricted Subsidiaries of Xerium that, taken together, would constitute a Significant Subsidiary, all outstanding Notes will become due and payable immediately without further action or notice. If any other Event of Default occurs and is continuing, the trustee or the holders of at least 25% in aggregate principal amount of the then outstanding Notes may declare all the Notes to be due and payable immediately.

Subject to certain limitations, holders of a majority in aggregate principal amount of the then outstanding Notes may direct the trustee in its exercise of any trust or power. The trustee may withhold from holders of the Notes notice of any continuing Default or Event of Default if it determines that withholding notice is in their interest, except a Default or Event of Default relating to the payment of principal, interest or premium.

Subject to the provisions of the Indenture relating to the duties of the trustee and the collateral agent, in case an Event of Default occurs and is continuing, neither the trustee nor the collateral agent will be under any obligation to exercise any of the rights or powers under the Indenture Documents at the request or direction of any holders of Notes unless such holders have offered to the trustee indemnity or security satisfactory to it against any loss, liability or expense. Except to enforce the right to receive payment of principal, premium or interest when due, no holder of a note may pursue any remedy with respect to the Indenture or the Notes unless:

(1)	such holder has previously given the trustee notice that an Event of Default is continuing;

(2)	holders of at least 25% in aggregate principal amount of the then outstanding Notes have requested the trustee to pursue the remedy;

(3)	such holders have offered the trustee reasonable security or indemnity against any loss, liability or expense;

(4)	the trustee has not complied with such request within 60 days after the receipt of the request and the offer of security or indemnity; and

(5)	holders of a majority in aggregate principal amount of the then outstanding Notes have not given the trustee a direction inconsistent with such request within such 60-day period.

The holders of a majority in aggregate principal amount of the then outstanding Notes by notice to the trustee may, on behalf of the holders of all of the Notes, rescind an acceleration or waive any existing Default or Event of Default and its consequences under the Indenture except a continuing Default or Event of Default in the payment of interest or premium, if any, on, or the principal of, the Notes.

Xerium is required to deliver annually to the trustee a statement regarding compliance with the Indenture and the Collateral Documents. Furthermore, Xerium is required to cause the delivery of an annual perfection opinion to the collateral agent. Upon becoming aware of any Default or Event of Default, Xerium is required to deliver to the trustee a statement specifying such Default or Event of Default and the status thereof.

No Personal Liability of Directors, Officers, Employees and Stockholders

No director, officer, employee, incorporator or stockholder of Xerium or any Guarantor, as such, will have any liability for any obligations of Xerium or the Guarantors under the Notes, the Note Guarantees, the Indenture, the Collateral Documents, the Intercreditor Agreement, or for any claim based on, in respect of, or by reason of, such obligations or their creation. Each holder of Notes by accepting a note waives and releases all such liability. The waiver and release are part of the consideration for issuance of the Notes. The waiver and release may not be effective to waive or release liabilities under the federal securities laws.

Legal Defeasance and Covenant Defeasance

Xerium may at any time, at its option, elect to have all of its obligations discharged with respect to the outstanding Notes and all obligations of the Guarantors discharged with respect to their Note Guarantees (“Legal Defeasance”) except for:

(1)	the rights of holders of outstanding Notes to receive payments in respect of the principal of, or interest or premium if any, on, such Notes when such payments are due from the trust referred to below;

(2)	Xerium’s obligations with respect to the Notes concerning issuing temporary Notes, registration of Notes, mutilated, destroyed, lost or stolen Notes and the maintenance of an office or agency for payment and money for security payments held in trust;

(3)	the rights, powers, trusts, duties and immunities of the trustee under the Indenture, and Xerium’s obligations in connection therewith; and

(4)	the Legal Defeasance and Covenant Defeasance provisions of the Indenture.

In addition, Xerium may, at its option and at any time, elect to have the obligations of Xerium released with respect to certain covenants (including its obligation to make Change of Control Offers, Asset Sale Offers and Excess Cash Flow Offers) that are described in the Indenture (“Covenant Defeasance”) and all obligations of the Guarantors discharged with respect to their Note Guarantees and thereafter any omission to comply with those covenants will not constitute a Default or Event of Default with respect to the Notes. In the event Covenant Defeasance occurs, certain events (not including non-payment, bankruptcy, receivership, rehabilitation and insolvency events) described under “— Events of Default and Remedies” will no longer constitute an Event of Default with respect to the Notes.

In order to exercise either Legal Defeasance or Covenant Defeasance:

(1)	Xerium must irrevocably deposit with the trustee, in trust, for the benefit of the holders of the Notes, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, in the opinion of a nationally recognized investment bank, appraisal firm or firm of independent public accountants, to pay the principal of, or interest and premium, if any, on, the outstanding Notes on the stated date for payment thereof or on the applicable redemption date, as the case may be, and Xerium must specify whether the Notes are being defeased to such stated date for payment or to a particular redemption date;

(2)	in the case of Legal Defeasance, Xerium must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that:

(a) Xerium has received from, or there has been published by, the Internal Revenue Service a ruling; or

(b) since the Issue Date, there has been a change in the applicable federal income tax law, in either case to the effect that, and based thereon such opinion of counsel will confirm that, the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Legal Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Legal Defeasance had not occurred;

(3)	in the case of Covenant Defeasance, Xerium must deliver to the trustee an opinion of counsel reasonably acceptable to the trustee confirming that the holders of the outstanding Notes will not recognize income, gain or loss for federal income tax purposes as a result of such Covenant Defeasance and will be subject to federal income tax on the same amounts, in the same manner and at the same times as would have been the case if such Covenant Defeasance had not occurred;

(4)	no Default or Event of Default has occurred and is continuing on the date of such deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of any Lien to secure such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other instrument to which Xerium is a party or by which Xerium is bound;

(5)	such Legal Defeasance or Covenant Defeasance will not result in a breach or violation of, or constitute a default under, any material agreement or instrument (other than the Indenture) to which Xerium or any of its Restricted Subsidiaries is a party or by which Xerium or any of its Restricted Subsidiaries is bound;

(6)	Xerium must deliver to the trustee an officer’s certificate stating that the deposit was not made by Xerium with the intent of preferring the holders of Notes over the other creditors of Xerium with the intent of defeating, hindering, delaying or defrauding any creditors of Xerium or others; and

(7)	Xerium must deliver to the trustee an officer’s certificate and an opinion of counsel, each stating that all conditions precedent relating to the Legal Defeasance or the Covenant Defeasance have been complied with.

The Collateral will be released from the Lien securing the Notes as provided under “—Security—General” upon a Legal Defeasance or Covenant Defeasance in accordance with the provisions described above.

Amendment, Supplement and Waiver

Except as provided in the next three succeeding paragraphs, the Indenture, the Notes, the Note Guarantees, the Collateral Documents and with the consent of the ABL Agent, the Intercreditor Agreement may be amended or supplemented with the consent of the holders of at least a majority in aggregate principal amount of the Notes then outstanding (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes), and any existing Default or Event of Default or compliance with any provision of the Indenture or the Notes may be waived with the consent of the holders of a majority in aggregate principal amount of the then outstanding Notes (including, without limitation, consents obtained in connection with a purchase of, or tender offer or exchange offer for, Notes).

Without the consent of each holder of Notes affected, an amendment, supplement or waiver may not (with respect to any Notes held by a non-consenting holder):

(1)	reduce the principal amount of Notes whose holders must consent to an amendment, supplement or waiver;

(2)	reduce the principal of or change the fixed maturity of any Note;

(3)	reduce the premium payable upon the redemption of any Note or change the date on which any Note may be redeemed as described above under the caption “— Optional Redemption;”

(4)	reduce the rate of or change the time for payment of interest on any Note;

(5)	waive a Default or Event of Default in the payment of principal of, or interest or premium, if any, on, the Notes (except a rescission of acceleration of the Notes by the holders of at least a majority in aggregate principal amount of the then outstanding Notes and a waiver of the payment default that resulted from such acceleration);

(6)	make any Note payable in money other than that stated in the Notes;

(7)	make any change in the provisions of the Indenture relating to waivers of past Defaults or the rights of holders of Notes to receive payments of principal of, or interest or premium, if any, on, the Notes; or

(8)	make any change in the preceding amendment and waiver provisions.

In addition, any amendment to or waiver of, the provisions of the Indenture relating to the Collateral or the Collateral Documents that has the effect of releasing all or substantially all of the Collateral from the Liens securing the Notes and the Note Guarantees will require the consent of the holders of at least 66-2/3% in aggregate principal amount of the Notes then outstanding.

Notwithstanding the preceding, without the consent of any holder of Notes, Xerium, the trustee and the collateral agent, as applicable, may amend or supplement the Indenture Documents:

(1)	to cure any ambiguity, omission, defect or inconsistency;

(2)	to provide for uncertificated Notes in addition to or in place of certificated notes in order to comply with any applicable procedures, or otherwise alter the provisions of Article 2 of the Indenture in a manner that does not materially adversely affect any holder of Notes;

(3)	to provide for the assumption of Xerium’s or any Guarantor’s obligations to holders of Notes in the case of a merger or consolidation or sale of all or substantially all of Xerium’s assets;

(4)	to make any change that would provide any additional rights or benefits to the holders of Notes or that does not, in the good faith opinion of the Board of Directors of Xerium, adversely affect the legal rights under the Indenture of any such holder in any material respect;

(5)	to comply with requirements of the SEC in order to effect or maintain the qualification of the Indenture under the Trust Indenture Act;

(6)	to conform the text of the Indenture Documents to any provision of this “Description of Exchange Notes” to the extent that such provision in this “Description of Exchange Notes” was intended to be a verbatim recitation of a provision thereof, as evidenced by an officers’ certificate;

(7)	to provide for the issuance of additional Notes in accordance with the limitations set forth in the Indenture as of the Issue Date;

(8)	to allow any Restricted Subsidiary to execute a supplemental indenture providing for a Note Guarantee with respect to the Notes;

(9)	to mortgage, pledge, hypothecate or grant any Lien in favor of the trustee or collateral agent for the benefit of the holders of the Notes as security for the payment and performance of all or any portion of the obligations under the Notes and the other Indenture Documents in any property or assets, including any which are required to be mortgaged, pledged or hypothecated, or in which a Lien is required to be granted to or for the benefit of the trustee or collateral agent pursuant to the Indenture or otherwise;

(10)	in order to subject the security interests in the Collateral in respect of Pari Passu Payment Lien Obligations to the terms of the Collateral Documents and Intercreditor Agreement, to the extent the incurrence of such Pari Passu Indebtedness and the grant of all Liens on Collateral held for the benefit of such Pari Passu Indebtedness was permitted under the Indenture; or

(11)	to enter into additional or supplemental Collateral Documents or to release Collateral from the Lien of the Indenture or the Collateral Documents in accordance with the terms of the Indenture and the Intercreditor Agreement.

Satisfaction and Discharge

The Indenture will be discharged and will cease to be of further effect as to all Notes issued thereunder and all obligations of the Guarantors discharged with respect to their Note Guarantees, when either:

(1)	all Notes that have been authenticated, except lost, stolen or destroyed Notes that have been replaced or paid and Notes for whose payment money has been deposited in trust and thereafter repaid to Xerium, have been delivered to the trustee for cancellation; or

(2)	all Notes that have not been delivered to the trustee for cancellation have become due and payable by reason of the mailing of a notice of redemption or otherwise or will become due and payable within one year, including by being called for redemption under arrangements satisfactory to the trustee for the giving of notice of redemption by the trustee in the name, and at the expense, of Xerium, and Xerium has irrevocably deposited or caused to be deposited with the trustee as trust funds in trust solely for the benefit of the holders, cash in U.S. dollars, non-callable U.S. government securities, or a combination of cash in U.S. dollars and non-callable U.S. government securities, in amounts as will be sufficient, without consideration of any reinvestment of interest, to pay and discharge the entire Indebtedness on the Notes not delivered to the trustee for cancellation for principal, premium and accrued interest to the date of maturity or redemption; and

(a)	no Default or Event of Default has occurred and is continuing on the date of the deposit (other than a Default or Event of Default resulting from the borrowing of funds to be applied to such deposit or the granting of any Lien to secure such borrowing) and the deposit will not result in a breach or violation of, or constitute a default under, any other material agreement or instrument to which Xerium or any of its Restricted Subsidiaries is a party or by which Xerium or any of its Restricted Subsidiaries is bound;

(b)	Xerium or any Guarantor has paid or caused to be paid all sums payable by it under the Indenture; and

(c)	Xerium has delivered irrevocable instructions to the trustee under the Indenture to apply the deposited money toward the payment of the Notes at maturity or on the redemption date, as the case may be. In addition, Xerium must deliver an officer’s certificate and an opinion of counsel to the trustee stating that all conditions precedent to satisfaction and discharge have been satisfied.

The Collateral will be released from the Lien securing the Notes as provided under “—Security—General” upon a satisfaction and discharge in accordance with the provisions described above.

Concerning the Trustee

If the trustee or collateral agent becomes a creditor of Xerium, the Indenture limits the right of the trustee or collateral agent, as the case may be, to obtain payment of claims in certain cases, or to realize on certain property received in respect of any such claim as security or otherwise. The trustee and the collateral agent will be permitted to engage in other transactions; however, if either the trustee or collateral agent, as the case may be, acquires any conflicting interest it must eliminate such conflict within 90 days, apply to the SEC for permission to continue as trustee or collateral agent, as the case may be (if the Indenture has been qualified under the Trust Indenture Act), or resign.

The holders of a majority in aggregate principal amount of the then outstanding Notes will have the right to direct the time, method and place of conducting any proceeding for exercising any remedy available to the trustee or collateral agent, as the case may be, subject to certain exceptions. The Indenture provides that in case an Event of Default occurs and is continuing, each of the trustee and the collateral agent, as the case may be, will be required, in the exercise of its power, to use the degree of care of a prudent man in the conduct of his own affairs. Neither the trustee nor collateral agent, as the case may be, will be under any obligation to exercise any of its rights or powers under the Indenture Documents at the request of any holder of Notes, unless such holder has offered to the trustee or collateral agent, as the case may be, security and indemnity satisfactory to it against any loss, liability or expense.

The trustee and the collateral agent shall have no responsibility for monitoring Xerium’s or the Guarantors’ compliance with any of their covenants under the Indenture or Collateral Documents, nor shall the trustee or collateral agent be responsible for the existence, genuineness, or value of the Collateral under the Indenture or the Collateral Documents or for the validity, priority or enforceability of liens on such Collateral, whether impaired by operation of law or by reason of any action or omission to act on its part.

Governing Law

The Indenture, the Notes, the Note Guarantees, the Pledge and Security Agreement and the Intercreditor Agreement provide that they will be governed by, and construed in accordance with, the laws of the State of New York.

Additional Information

Anyone who receives this prospectus may obtain a copy of the Indenture, the Collateral Documents and the Intercreditor Agreement without charge by writing to Xerium Technologies Inc., 14101 Capital Boulevard, Youngsville, North Carolina 27596, Attention: Investor Relations.

Book Entry, Delivery and Form

Except as set forth below, the exchange notes will be issued in registered, global form in minimum denominations of $2,000 and integral multiples of $1,000 in excess thereof (collectively, the “Global Notes” and each individually, a “Global Note”). The Global Notes will be deposited upon issuance with the trustee as custodian for The Depository Trust Company (“DTC”) and registered in the name of DTC or its nominee, in each case for credit to an account of a direct or indirect participant in DTC as described below.

Except as set forth below, the Global Notes may be transferred, in whole and not in part, only to another nominee of DTC or to a successor of DTC or its nominee. Beneficial interests in the Global Notes may not be exchanged for Notes in certificated form except in limited circumstances described below. See “— Exchange of Global Notes for Certificated Notes.” In addition, transfers of beneficial interests in the Global Notes will be subject to the applicable rules and procedures of DTC and its direct or indirect participants (including, if applicable, those of Euroclear and Clearstream), which may change from time to time.

Except as described below, owners of an interest in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “holders” thereof under the Indenture for any purpose.

Depository Procedures

The following description of the operations and procedures of DTC, Euroclear and Clearstream is provided solely as a matter of convenience. These operations and procedures are solely within the control of the respective settlement systems and are subject to changes by them. Xerium takes no responsibility for these operations and procedures and urges investors to contact the system or their participants directly to discuss these matters.

DTC has advised Xerium that DTC is a limited-purpose trust company created to hold securities for its participating organizations (collectively, the “Participants”) and to facilitate the clearance and settlement of transactions in those securities between Participants through electronic book-entry changes in accounts of its Participants. The Participants include securities brokers and dealers (including the initial purchasers), banks, trust companies, clearing corporations and certain other organizations. Access to DTC’s system is also available to other entities such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly (collectively, the “Indirect Participants”). Persons who are not Participants may beneficially own securities held by or on behalf of DTC only through the Participants or the Indirect Participants. The ownership interests in, and transfers of ownership interests in, each security held by or on behalf of DTC are recorded on the records of the Participants and Indirect Participants.

DTC has also advised Xerium that, pursuant to procedures established by it:

(1)	upon deposit of the Global Notes, DTC will credit the accounts of Participants designated by the initial purchasers with portions of the principal amount of the Global Notes; and

(2)	ownership of these interests in the Global Notes will be shown on, and the transfer of ownership thereof will be effected only through, records maintained by DTC (with respect to the Participants) or by the Participants and the Indirect Participants (with respect to other owners of beneficial interest in the Global Notes).

All interests in a Global Note, including those held through Euroclear or Clearstream, may be subject to the procedures and requirements of DTC. Those interests held through Euroclear or Clearstream may also be subject to the procedures and requirements of such systems.

The laws of some states require that certain Persons take physical delivery in definitive form of securities that they own. Consequently, the ability to transfer beneficial interests in a Global Note to such Persons will be limited to that extent. Because DTC can act only on behalf of Participants, which in turn act on behalf of Indirect Participants, the ability of a Person having beneficial interests in a Global Note to pledge such interests to Persons that do not participate in the DTC system, or otherwise take actions in respect of such interests, may be affected by the lack of a physical certificate evidencing such interests.

Except as described below, owners of interests in the Global Notes will not have Notes registered in their names, will not receive physical delivery of Notes in certificated form and will not be considered the registered owners or “Holders” thereof under the Indenture for any purpose.

Payments in respect of the principal of, and interest and premium, if any, on a Global Note registered in the name of DTC or its nominee will be payable to DTC in its capacity as the registered holder under the Indenture. Under the terms of the Indenture, Xerium and the trustee will treat the Persons in whose names the Notes, including the Global Notes, are registered as the owners thereof for the purpose of receiving payments and for all other purposes. Consequently, neither Xerium, the trustee nor any agent of Xerium or the trustee has or will have any responsibility or liability for:

(1)	any aspect of DTC’s records or any Participant’s or Indirect Participant’s records relating to or payments made on account of beneficial ownership interest in the Global Notes or for maintaining, supervising or reviewing any of DTC’s records or any Participant’s or Indirect Participant’s records relating to the beneficial ownership interests in the Global Notes; or

(2)	any other matter relating to the actions and practices of DTC or any of its Participants or Indirect Participants.

DTC has advised Xerium that its current practice, upon receipt of any payment in respect of securities such as the Notes (including principal and interest), is to credit the accounts of the relevant Participants with the payment on the payment date unless DTC has reason to believe it will not receive payment on such payment date. Each relevant Participant is credited with an amount proportionate to its beneficial ownership of an interest in the principal amount of the relevant security as shown on the records of DTC. Payments by the Participants and the Indirect Participants to the beneficial owners of Notes will be governed by standing instructions and customary practices and will be the responsibility of the Participants or the Indirect Participants and will not be the responsibility of DTC, the trustee or Xerium. Neither Xerium nor the trustee will be liable for any delay by DTC or any of its Participants in identifying the beneficial owners of the Notes, and Xerium and the trustee may conclusively rely on and will be protected in relying on instructions from DTC or its nominee for all purposes.

Transfers between the Participants will be effected in accordance with DTC’s procedures, and will be settled in same-day funds, and transfers between participants in Euroclear and Clearstream will be effected in accordance with their respective rules and operating procedures.

Cross-market transfers between the Participants, on the one hand, and Euroclear or Clearstream participants, on the other hand, will be effected through DTC in accordance with DTC’s rules on behalf of Euroclear or Clearstream, as the case may be, by its respective depositary; however, such cross-market transactions will require delivery of instructions to Euroclear or Clearstream, as the case may be, by the counterparty in such system in accordance with the rules and procedures and within the established deadlines (Brussels time) of such system. Euroclear or Clearstream, as the case may be, will, if the transaction meets its settlement requirements, deliver instructions to its respective depositary to take action to effect final settlement on its behalf by delivering or receiving interests in the relevant Global Note in DTC, and making or receiving payment in accordance with normal procedures for same-day funds settlement applicable to DTC. Euroclear participants and Clearstream participants may not deliver instructions directly to the depositories for Euroclear or Clearstream.

DTC has advised Xerium that it will take any action permitted to be taken by a holder of Notes only at the direction of one or more Participants to whose account DTC has credited the interests in the Global Notes and only in respect of such portion of the aggregate principal amount of the Notes as to which such Participant or Participants has or have given such direction. However, if there is an Event of Default under the Notes, DTC reserves the right to exchange the Global Notes for Notes in certificated form, and to distribute such Notes to its Participants.

Although DTC, Euroclear and Clearstream have agreed to the foregoing procedures to facilitate transfers of interests in the Global Notes among participants in DTC, Euroclear and Clearstream, they are under no obligation to perform or to continue to perform such procedures, and may discontinue such procedures at any time. Neither Xerium nor the trustee nor any of their respective agents will have any responsibility for the performance by DTC, Euroclear or Clearstream or their respective participants or indirect participants of their respective obligations under the rules and procedures governing their operations.

Exchange of Global Notes for Certificated Notes

A Global Note is exchangeable for definitive Notes in registered certificated form (“Certificated Notes”) in minimum denominations of $2,000 and in integral multiples of $1,000 in excess thereof, if:

(1)	DTC: (a) notifies Xerium that it is unwilling or unable to continue as depositary for the Global Notes; or (b) has ceased to be a clearing agency registered under the Exchange Act, and in each case Xerium fails to appoint a successor depositary within 120 days;

(2)	Xerium, at its option, notifies the trustee in writing that it elects to cause the issuance of Certificated Notes (DTC has advised Xerium that, in such event, under its current practices, DTC would notify its participants of Xerium’s request, but will only withdraw beneficial interests from a Global Note at the request of each DTC participant); or

(3)	there will have occurred and be continuing a Default or Event of Default with respect to the Notes.

In addition, beneficial interests in a Global Note may be exchanged for Certificated Notes upon prior written notice given to the trustee by or on behalf of DTC in accordance with the Indenture. In all cases, Certificated Notes delivered in exchange for any Global Note or beneficial interests in Global Notes will be registered in the names, and issued in any approved denominations, requested by or on behalf of the depositary (in accordance with its customary procedures).

Same Day Settlement and Payment

Xerium will make payments in respect of the Notes represented by the Global Notes (including principal, premium, if any, and interest) by wire transfer of immediately available funds to the accounts specified by the Global Note holder. Xerium will make all payments of principal, interest and premium, if any, with respect to Certificated Notes by wire transfer of immediately available funds to the accounts specified by the holders thereof or, if no such account is specified, by mailing a check to each such holder’s registered address. The Notes represented by the Global Notes are expected to trade in DTC’s Same-Day Funds Settlement System, and any permitted secondary market trading activity in such Notes will, therefore, be required by DTC to be settled in immediately available funds. Xerium expects that secondary trading in any Certificated Notes will also be settled in immediately available funds.

Because of time zone differences, the securities account of a Euroclear or Clearstream participant purchasing an interest in a Global Note from a Participant in DTC will be credited, and any such crediting will be reported to the relevant Euroclear or Clearstream participant, during the securities settlement processing day (which must be a Business Day for Euroclear and Clearstream) immediately following the settlement date of DTC. DTC has advised Xerium that cash received in Euroclear or Clearstream as a result of sales of interests in a Global Note by or through a Euroclear or Clearstream participant to a Participant in DTC will be received with value on the settlement date of DTC but will be available in the relevant Euroclear or Clearstream cash account only as of the Business Day for Euroclear or Clearstream following DTC’s settlement date.

Certain Definitions

Set forth below are certain defined terms used in the Indenture. Reference is made to the Indenture for a full disclosure of all defined terms used therein, as well as any other capitalized terms used herein for which no definition is provided.

“ABL Bank Product Documents” mean the agreements or other documents evidencing or governing ABL Bank Product Obligations.

“ABL Cash Management Documents” means the agreements or other documents evidencing or governing ABL Cash Management Obligations.

“ABL Collateral Documents” means all “Collateral Documents” or any similar terms as defined in the ABL Credit Agreement, and all other security agreements, mortgages, deeds of trust, account control agreements, customs brokers agreements, collateral access agreements, and other collateral documents executed and delivered in connection with the ABL Credit Agreement, in each case as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time.

“ABL Credit Agreement” means the Revolving Credit and Guaranty Agreement, dated November 3, 2015 (as amended, restated, supplemented or otherwise modified through the date hereof), among Xerium, Xerium Canada Inc., Huyck.Wangner Germany GmbH, Robec Walzen GmbH and Stowe Woodward Aktiengesellschaft, as borrowers, the other borrowers party thereto, the various banks and other financial institutions from time to time party thereto (the “ABL Lenders”), and JPMorgan Chase Bank, N.A., as administrative agent and as collateral agent and J.P. Morgan Europe Limited, as European administrative agent and as European collateral agent (in such capacities, the “ABL Agent”) as the same may be amended, amended and restated, supplemented, restated or otherwise modified from time to time.

“ABL Deposit and Securities Accounts” means all deposit accounts, securities accounts, collection accounts and lockbox accounts (and all related lockboxes) of the Credit Parties (other than the PPE Priority Accounts).

“ABL Documents” means the ABL Credit Agreement, any guaranty in respect thereof, any ABL Collateral Document and any other ancillary agreement, instruments, documents, notes and certificates, from time to time executed by or on behalf of any Credit Party or any of its respective Subsidiaries or Affiliates, and delivered to the ABL Agent or any other ABL Secured Party, in connection with any of the foregoing, in each case as the same may be amended, amended and restated, supplemented, restated, replaced or otherwise modified from time to time.

“ABL Obligations” means any and all ABL Bank Product Obligations, ABL Cash Management Obligations and obligations of every nature of each Credit Party from time to time owed to the ABL Secured Parties, or any of them, under, in connection with, or evidenced or secured by any ABL Document, including, without limitation, all “Obligations” or similar term as defined in the ABL Credit Agreement and whether for principal, interest, reimbursement of amounts drawn under letters of credit, fees, expenses, indemnification or otherwise, and all other amounts owing or due under the terms of any ABL Document, ABL Bank Product Document and ABL Cash Management Document (including Post-Petition Interest), as amended, restated, amended and restated, modified, renewed, refunded, replaced or refinanced in whole or in part from time to time. For clarity, the term “ABL Obligations” shall include, without limitation, all obligations on account of any ABL Secured Party DIP Financing provided by any ABL Secured Party to any of the Credit Parties.

“ABL Secured Parties” means, collectively, the ABL Agent, the ABL Lenders, the other secured parties under the ABL Credit Agreement, the counterparties to Hedging Obligations described in clause (8) of the definition of the term Permitted Debt which are ABL Lenders (or Affiliates thereof) or at the time of the incurrence thereof were ABL Lenders (or Affiliates thereof) (such Hedging Obligations are referred to herein as “ABL Bank Product Obligations”), and the providers of cash management services described in clause (14)(b) of the definition of Permitted Debt which are ABL Lenders (or Affiliates thereof) or at the time of such cash management services were provided were ABL Lenders (or Affiliates thereof) (the Obligations in respect of such cash management services are referred to herein as “ABL Cash Management Obligations”).

“Accession Agreement” means an accession agreement, if any, to the Collateral Documents, in substantially the form provided therein, entered into by Xerium, the Guarantors, the agent, trustee or other representative for the holders of any Pari Passu Indebtedness and the collateral agent.

“Acquired Debt” means, with respect to any specified Person:

(1)	Indebtedness of any other Person existing at the time such other Person is merged with or into or becomes a Subsidiary of such specified Person (or that is otherwise assumed in connection with an acquisition), whether or not such Indebtedness is incurred in connection with, or in contemplation of, such other Person being acquired, merging with or into, or becoming a Restricted Subsidiary of, such specified Person; and

(2)	Indebtedness of another Person secured by a Lien encumbering any asset acquired by such specified Person.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control,” as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise. For purposes of this definition, the terms “controlling,” “controlled by” and “under common control with” have correlative meanings.

“Agent(s)” means individually the ABL Agent or the collateral agent and collectively means both the ABL Agent and the collateral agent.

“Applicable Premium” means, with respect to any Note on any redemption date, the greater of:

(1)	1.0% of the principal amount of the Note; or

(2)	the excess of:

	(a)	the present value at such redemption date of (i) the redemption price of the Note at August 15, 2018 (such redemption price being set forth in the table appearing above under the caption “— Optional Redemption”) plus (ii) all required payments of interest due on the Note through August 15, 2018 (excluding accrued but unpaid interest to such redemption date), computed using a discount rate equal to the Treasury Rate as of such redemption date plus 50 basis points; over

	(b)	the principal amount of the Note.

“Asset Sale Proceeds Pledged Account” mean an account, if any, held at, and subject to the sole dominion and control of, the collateral agent in which solely the proceeds from any disposition of Notes Priority Collateral is held pending reinvestment pursuant to the PPE Documents. For clarity, the amounts on deposit in such Asset Sale Proceeds Pledged Account shall constitute Collateral and Notes Priority Collateral.

“Asset Sale” means:

(1)	the sale, conveyance or other disposition of any assets or rights (including by means of a sale and leaseback transaction); provided that the sale, conveyance or other disposition of all or substantially all of the assets of Xerium and its Restricted Subsidiaries taken as a whole will be governed by the provisions of the Indenture described above under the caption “— Repurchase at the Option of Holders — Change of Control Triggering Event” and/or the provisions described above under the caption “— Certain Covenants — Merger, Consolidation or Sale of Assets” and not by the provisions of the Asset Sale covenant; and

(2)	the issuance of Equity Interests in any of Xerium’s Restricted Subsidiaries or the sale of Equity Interests in any of its Subsidiaries (other than directors’ qualifying shares and shares issued to foreign nationals as required under applicable law).

Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(1)	any single transaction (including the issuance of Equity Interests of any Restricted Subsidiary or the sale of Equity Interests of any Subsidiary) or series of related transactions that involves assets having a Fair Market Value of less than $5.0 million;

(2)	a transfer of assets between or among Xerium and its Restricted Subsidiaries;

(3)	an issuance of Equity Interests by a Restricted Subsidiary of Xerium to Xerium or to a Restricted Subsidiary of Xerium;

(4)	the sale, lease, assignment, license or sublicense of inventory or other assets in the ordinary course of business and any sale or other disposition of damaged, worn-out or obsolete assets in the ordinary course of business;

(5)	the sale or other disposition of cash or Cash Equivalents;

(6)	any release of intangible claims or rights in connection with the loss or settlement of a bona fide lawsuit, dispute or other controversy, and the disposition of accounts receivable in connection with the collection or compromise thereof in the ordinary course of business;

(7)	leases or subleases to third persons not interfering in any material respect with the business of Xerium or any of its Restricted Subsidiaries;

(8)	licenses or sublicenses of patents, trademarks copyrights or other intellectual property in the ordinary course of business;

(9)	a Restricted Payment that does not violate the covenant described above under the caption “— Certain Covenants — Restricted Payments” or a Permitted Investment;

(10)	to the extent allowable under Section 1031 of the Internal Revenue Code of 1986, as amended, any exchange of like property (excluding any boot thereon) for use in a Permitted Business;

(11)	any disposition of assets received by Xerium or any Restricted Subsidiaries upon foreclosure on a Lien or receivables owing to Xerium or any Restricted Subsidiaries for the purpose of collection of outstanding balances in the ordinary course consistent with past practice;

(12)	(i) sales and other dispositions of accounts receivable and related assets (or an undivided interest therein) pursuant to a Qualified Securitization Financing and (ii) sales or other dispositions in connection with any factoring agreements providing for Xerium or any of its Subsidiaries to sell or otherwise dispose of any receivable on arm’s length terms for cash payable at the time of disposal;

(13)	the issuance by a Restricted Subsidiary of Preferred Stock or Disqualified Stock that is permitted under the caption “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock;”

(14)	any financing transaction with respect to property built or acquired by Xerium or any of its Restricted Subsidiaries after the Issue Date, including sale and lease back transactions permitted by the Indenture;

(15)	sales, transfers and other dispositions of Investments in joint ventures to the extent required by, or made pursuant to, customary buy/sell arrangements between the joint venture parties set forth in joint venture arrangements and similar binding arrangements; and

(16)	any sale of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary.

“Asset Sale Offer” has the meaning assigned to that term in the Indenture governing the Notes.

“Attributable Debt” in respect of a sale and leaseback transaction means, at the time of determination, the present value of the obligation of the lessee for net rental payments during the remaining term of the lease included in such sale and leaseback transaction including any period for which such lease has been extended or may, at the option of the lessor, be extended. Such present value shall be calculated using a discount rate equal to the rate of interest implicit in such transaction, determined in accordance with GAAP; provided, however, that if such sale and leaseback transaction results in a Capital Lease Obligation, the amount of Indebtedness represented thereby will be determined in accordance with the definition of “Capital Lease Obligation.”

“Bankruptcy Code” means Title 11 of the United States Code, as now or hereafter in effect or any successor thereto.

“Bankruptcy Law” means the Bankruptcy Code and all other insolvency, bankruptcy, receivership, liquidation, conservatorship, assignment for the benefit of creditors, moratorium, rearrangement, reorganization, or similar legal requirements of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Beneficial Owner” has the meaning assigned to such term in Rule 13d-3 and Rule 13d-5 under the Exchange Act, except that in calculating the beneficial ownership of any particular “person” (as that term is used in Section 13(d)(3) of the Exchange Act), such “person” will be deemed to have beneficial ownership of all securities that such “person” has the right to acquire by conversion or exercise of other securities, whether such right is currently exercisable or is exercisable only after the passage of time. The terms “Beneficially Owns” and “Beneficially Owned’ have a corresponding meaning.

“Board of Directors” means:

(1)	with respect to a corporation, the board of directors of the corporation or any committee thereof duly authorized to act on behalf of such board;

(2)	with respect to a partnership, the Board of Directors of the general partner of the partnership;

(3)	with respect to a limited liability company, the managing member or members or any controlling committee of managing members thereof; and

(4)	with respect to any other Person (including a business trust), the board of trustees or committee of such Person serving a similar function.

“Business Day” means each day which is not a Legal Holiday.

“Capital Lease Obligation” means, at the time any determination is to be made, the amount of the liability in respect of a capital lease that would at that time be required to be capitalized on a balance sheet prepared in accordance with GAAP.

“Capital Stock” means:

(1)	in the case of a corporation, corporate stock;

(2)	in the case of an association or business entity or trust, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock, including shares of beneficial interest;

(3)	in the case of a partnership or limited liability company, partnership interests (whether general or limited) or membership interests; and

(4)	any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person, but excluding from all of the foregoing any debt securities convertible into Capital Stock, whether or not such debt securities include any right of participation with Capital Stock.

“Cash Equivalents” means:

(1)	United States dollars and any foreign currency freely exchangeable into United States dollars and, in the case of any Foreign Subsidiary, such local currencies held by it from time to time in the ordinary course of its business;

(2)	securities issued or directly and fully guaranteed or insured by the United States government or any agency or instrumentality thereof with maturities of one year or less from the date of acquisition;

(3)	certificates of deposit, time deposits and Eurodollar time deposits with maturities of one year or less from the date of acquisition, bankers’ acceptances with maturities not exceeding one year and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250.0 million and whose long-term debt is rated at least “A-1” or the equivalent thereof by Moody’s or S&P;

(4)	repurchase obligations for underlying securities of the types described in clauses (2) and (3) above entered into with any financial institution meeting the qualifications specified clause (3) above;

(5)	commercial paper issued by a corporation (other than an Affiliate of Xerium) rated at least “A-2” or the equivalent thereof by Moody’s or S&P and in each case maturing within one year after the date of acquisition;

(6)	investment funds investing substantially all of their assets in securities of the types described in clauses (1) through (5) above;

(7)	readily marketable direct obligations issued by any state of the United States or any political subdivision thereof having one of the two highest rating categories obtainable from either Moody’s or S&P with maturities of one year or less from the date of acquisition;

(8)	instruments equivalent to those referred to above denominated in Euros or any other foreign currency that are comparable in credit quality and tenor to those referred to above and customarily used by corporations for cash management purposes in any jurisdiction outside the United States; and

(9)	money market funds as defined in Rule 2a-7 of the General Rules and Regulations as promulgated under the Investment Company Act of 1940.

“Change of Control” means the occurrence of any of the following:

(1)	the direct or indirect sale, lease, transfer, conveyance or other disposition (other than by way of merger or consolidation), in one or a series of related transactions, of all or substantially all of the properties or assets of Xerium and its Subsidiaries taken as a whole to any “person” (as that term is used in Section 13(d) of the Exchange Act), other than to a Subsidiary of Xerium;

(2)	the adoption of a plan relating to the liquidation or dissolution of Xerium;

(3)	the consummation of any transaction (including, without limitation, any merger or consolidation), the result of which is that any “person” (as defined above) becomes the Beneficial Owner, directly or indirectly, of more than 50% of the then outstanding shares of Voting Stock of Xerium, measured by voting power rather than number of shares, provided that, however, it is not a Change of Control if, pursuant to such transaction, all of the Voting Stock of Xerium is changed into or exchanged for securities of a direct or indirect parent corporation that after such transaction owns all of the Capital Stock of Xerium and no person is the Beneficial Owner, directly or indirectly, of more than 50% of the Voting Stock of such parent corporation; or

(4)	Xerium consolidates with, or merges with or into, any Person, or any Person consolidates with, or merges with or into, Xerium, in any such event pursuant to a transaction in which any of the outstanding Voting Stock of Xerium or such other Person is converted into or exchanged for cash, securities or other property, other than any such transaction where the Voting Stock of Xerium outstanding immediately prior to such transaction remains outstanding and constitutes more than 50% of the then outstanding Voting Stock of Xerium or is converted into or exchanged for Voting Stock (other than Disqualified Stock) of the surviving or transferee Person constituting more than 50% of the then outstanding shares of Voting Stock of such surviving or transferee Person (immediately after giving effect to such issuance).

“Change of Control Triggering Event” means (i) a Change of Control has occurred and (ii) the notes are downgraded by either S&P or Moody’s on any date during the period commencing 60 days prior to the consummation of such Change of Control and ending 60 days following consummation of such Change of Control.

“Collateral” has the meaning assigned to it in the Collateral Documents; it being understood and agreed, however that, for purposes of the Intercreditor Agreement (including, without limitation, Articles 2 and 4 thereof), (i) the term “Collateral” shall not include the assets or property of any foreign subsidiary of Xerium that is a borrower or guarantor under (or in respect of) the ABL Credit Agreement unless such foreign subsidiary is a Guarantor, (ii) any such foreign subsidiary shall not be considered a Credit Party under the Intercreditor Agreement, (iii) as of the Issue Date, no foreign subsidiary of Xerium is a Guarantor and (iv) the ABL Agent and the other ABL Secured Parties shall be free to deal with the assets and properties of any such foreign subsidiary (including the exercise of any remedies with respect thereto) and retain and/or apply proceeds thereof without regard to any of the provisions or restrictions set forth in the Intercreditor Agreement.

“Collateral Documents” means the Pledge and Security Agreement, Mortgages, the Landlord Consent and Estoppels, if any, the Landlord Personal Property Collateral Access Agreements, if any, collateral assignments, control agreements and related agreements executed and delivered by Xerium or Guarantor (including financing statements under the UCC of the relevant states), if any, each as amended, supplemented, restated, renewed, replaced or otherwise modified from time to time, to secure any Indenture Obligations and any Pari Passu Payment Lien Obligations or under which rights or remedies with respect to any such Lien are governed.

“Consolidated EBITDA” means, with respect to any specified Person for any period, the Consolidated Net Income of such Person for such period plus, without duplication:

(1)	an amount equal to any extraordinary loss plus any net loss realized by such Person or any of its Restricted Subsidiaries in connection with an Asset Sale, to the extent such losses were deducted in computing such Consolidated Net Income; plus

(2)	provision for taxes based on income or profits of such Person and its Restricted Subsidiaries for such period, to the extent that such provision for taxes was deducted in computing such Consolidated Net Income; plus

(3)	the Fixed Charges of such Person and its Restricted Subsidiaries for such period, to the extent that such Fixed Charges were deducted in computing such Consolidated Net Income; plus

(4)	(i) depreciation and amortization (including amortization of intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) and (ii) other non-cash expenses (excluding any such non-cash expense to the extent that it represents an accrual of or reserve for cash expenses in any future period or amortization of a prepaid cash expense that was paid in a prior period) of such Person and its Restricted Subsidiaries for such periods, to the extent that such depreciation, amortization and other non-cash expenses were deducted in computing such Consolidated Net Income; plus

(5)	any cash expenses or charges (other than depreciation or amortization expenses) related to the offering of these Notes, any offering of Xerium’s capital stock, any Permitted Investment, acquisition, disposition, recapitalization or the incurrence of Indebtedness permitted to be incurred by the Indenture (including a refinancing thereof) (whether or not successful), including (i) such fees, expenses or charges relating to the offering of the Notes and the amendment of the ABL Credit Agreement and (ii) any amendment or other modification of the Notes or any Credit Facility, in each case, to the extent such amount was deducted in computing such Consolidated Net Income; plus

(6)	expenses incurred as a result of the repurchase, redemption or retention by Xerium of its common stock earned under equity compensation programs solely in order to make withholding tax payments; plus

(7)	to the extent such amounts were included in the computation of Consolidated Net Income, extraordinary, non- recurring or unusual losses or expenses, including, without limitation, recruiting, severance and restructuring costs or gains during such period, as determined in good faith by the Board of Directors of Xerium, in each case, without regard to any limitations of Item 10(e) of Regulation S-K; minus

(8)	non-cash items increasing such Consolidated Net Income for such period, other than the accrual of revenue in the ordinary course of business, including, but not limited to, (i) non-cash charges or gains resulting from the application of purchase accounting, including push-down accounting, (ii) non-cash expenses resulting from the granting of common stock, stock options, restricted stock or restricted stock unit awards under equity compensation programs solely with respect to common stock of the Xerium, and cash expenses for compensation mandatorily applied to purchase common stock of Xerium and (iii) non-cash items related to a change in or adoption of accounting policies, in each case, on a consolidated basis for such Person and its Restricted Subsidiaries and determined in accordance with GAAP.

Notwithstanding the preceding, the provision for taxes based on the income or profits of, and the depreciation and amortization and other non-cash expenses of, a Restricted Subsidiary of Xerium will be added to Consolidated Net Income to compute Consolidated EBITDA of Xerium only to the extent that a corresponding amount would be permitted at the date of determination to be dividended or distributed, directly or indirectly, to Xerium by such Restricted Subsidiary without prior governmental approval (that has not been obtained), and without direct or indirect restriction pursuant to the terms of its charter and all agreements, instruments, judgments, decrees, orders, statutes, rules and governmental regulations applicable to that Restricted Subsidiary or its stockholders.

“Consolidated Net Income” means, with respect to any specified Person for any period, the aggregate of the Net Income of such Person and its Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided that:

(1)	the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting will be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or to the extent converted into cash) to the specified Person or a Restricted Subsidiary of the Person (and if such Net Income is a loss it will be included only to the extent such loss has been funded with cash by such Person or a wholly-owned Subsidiary thereof in respect of such period);

(2)	solely for the purpose of determining the amount available for Restricted Payments pursuant to clause (3)(a) under the caption “— Certain Covenants — Restricted Payments,” the Net Income of any Restricted Subsidiary will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary of its Net Income is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by operation of the terms of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders (other than any loan agreement or similar agreement which restricts the payment of dividends or similar distributions upon the occurrence of or during the existence or continuance of a Default or Event of Default), unless such restrictions with respect to the payment of dividends or in similar distributions have been legally waived;

(3)	the cumulative effect of a change in accounting principles will be excluded;

(4)	any goodwill impairment charges pursuant to Financial Accounting Standards Board Statement No. 142 or any asset impairment charges pursuant to Financial Accounting Standards Board Statement No. 144 will be excluded; and

(5)	notwithstanding clause (1) above, the Net Income of any Unrestricted Subsidiary (including, without limitation, the impact of any Hedging Obligations) will be excluded, whether or not distributed to the specified Person or one of its Subsidiaries.

“Consolidated Working Capital’’ means, with respect to any Person, at any date of determination, the excess of (a) the sum of all amounts (other than cash and cash equivalents) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries at such date over (b) the sum of all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of such Person and its Restricted Subsidiaries on such date other than the current portion of any long-term Indebtedness.

“Control Collateral” means any Collateral consisting of any certificated security (as defined in Section 8-102 of the UCC), investment property, deposit account, instruments and any other Collateral as to which a Lien may be perfected through possession or control by the secured party, or any agent therefor.

“Credit Documents” means, collectively, the ABL Documents, the ABL Bank Product Documents, the ABL Cash Management Documents and the PPE Documents.

“Credit Facilities” means one or more debt facilities, indentures or other arrangements (including the ABL Credit Agreement) designated by Xerium, in each case with one or more banks, other lenders or other financial institutions or investors providing for revolving credit loans, term loans, notes, receivables financings (including without limitation through the sale of receivables to such institutions or to special purpose entities formed to borrow from such institutions against such receivables or the creation of any Liens in respect of such receivables in favor of such institutions), letters of credit or other Indebtedness, in each case, including all agreements, instruments and documents executed and delivered pursuant to or in connection with any of the foregoing, including but not limited to any notes and letters of credit issued pursuant thereto and any guarantee and collateral agreement, patent and trademark security agreement, mortgages or letter of credit applications and other guarantees, pledge agreements, security agreements and collateral documents, in each case as the same may be amended, supplemented, waived or otherwise modified from time to time, or refunded, refinanced, restructured, replaced, renewed, repaid, increased or extended from time to time (whether in whole or in part, whether with the original banks, lenders or institutions or other banks, lenders or institutions or otherwise, and whether provided under any original Credit Facility or one or more other credit agreements, indentures, financing agreements or other Credit Facilities or otherwise). Without limiting the generality of the foregoing, the term “Credit Facility” shall include any agreement (i) changing the maturity of any Indebtedness incurred thereunder or contemplated thereby, (ii) adding Subsidiaries as additional borrowers or guarantors thereunder, (iii) increasing the amount of Indebtedness incurred thereunder or available to be borrowed thereunder or (iv) otherwise altering the terms and conditions thereof.

“Credit Party PPE Proceeds Notice” means a written notice delivered by a Credit Party to the ABL Agent stating that certain identifiable cash proceeds which may be deposited in an ABL Deposit and Securities Account constitute Notes Priority Collateral and reasonably identifying the amount of such proceeds and specifying the origin thereof.

“Default” means any event that is, or with the passage of time or the giving of notice or both would be, an Event of Default.

“Designated Non-cash Consideration” means the non-cash consideration received by Xerium or one of its Restricted Subsidiaries in connection with an Asset Sale that is so designated as Designated Non-cash Consideration pursuant to an officer’s certificate executed by the Chief Financial Officer, Controller or Treasurer of Xerium setting forth the basis of such valuation, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of such Designated Non-cash Consideration.

“DIP Financing” means any ABL Secured Party DIP Financing or any PPE Secured Party DIP Financing, as applicable.

“Discharge of ABL Obligations” means (a)(i) the payment in full in cash of all outstanding ABL Obligations (excluding (w) contingent indemnity obligations with respect to then unknown claims, (x) contingent indemnification obligations with respect to known claims (which are provided for in clause (ii) below), (y) LC Obligations (as defined below) (which are provided for in clause (iii) below), and (z) obligations with respect to ABL Bank Product Obligations and ABL Cash Management Obligations (which are provided for in clause (iv) below)), (ii) with respect to contingent indemnification obligations with respect to known or anticipated claims, provisions of cash collateral in an amount reasonably determined by the ABL Agent, (iii) with respect to amounts available to be drawn under outstanding letters of credit issued under the ABL Credit Agreement (or indemnities or other undertakings issued pursuant thereto in respect of outstanding letters of credit) (collectively, the “LC Obligations”), the cancellation of such letters of credit or the delivery or provision of cash collateral in respect thereof in compliance with the terms of the ABL Credit Agreement (which shall not exceed an amount equal to 105% of the aggregate undrawn amount of such letters of credit) and (iv) with respect to ABL Bank Product Obligations and ABL Cash Management Obligations (or indemnities or other undertakings issued pursuant thereto in respect of outstanding ABL Bank Product Obligations and ABL Cash Management Obligations), the termination thereof and payment in full in cash of all ABL Obligations (other than contingent indemnity obligations with respect to then unknown claims) with respect thereto or the delivery or provision of cash collateral in an amount reasonably determined by the ABL Agent, and (b) the termination of all commitments to extend credit under the ABL Documents, the ABL Bank Product Documents and the ABL Cash Management Documents.

“Discharge of PPE Obligations” means the payment in full in cash of all outstanding PPE Obligations (other than contingent indemnity obligations with respect to then unknown claims).

“Disqualified Stock” means, with respect to any Person, any Capital Stock that, by its terms (or by the terms of any security into which it is convertible, or for which it is exchangeable, in each case, at the option of the holder of the Capital Stock), or upon the happening of any event, matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise, or redeemable at the option of the holder of the Capital Stock, in whole or in part, on or prior to the date that is 91 days after the date on which the Notes mature. Notwithstanding the preceding sentence, any Capital Stock that would constitute Disqualified Stock solely because the holders of the Capital Stock have the right to require Xerium to repurchase such Capital Stock upon the occurrence of a Change of Control or an Asset Sale will not constitute Disqualified Stock if the terms of such Capital Stock provide that Xerium may not repurchase or redeem any such Capital Stock pursuant to such provisions unless such repurchase or redemption complies with the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The amount of Disqualified Stock deemed to be outstanding at any time for purposes of the Indenture will be the maximum amount that Xerium and its Restricted Subsidiaries may become obligated to pay upon the maturity of, or pursuant to any mandatory redemption provisions of, such Disqualified Stock, exclusive of accrued dividends.

“Domestic Subsidiary” means any Restricted Subsidiary of Xerium that is not a Foreign Subsidiary.

“Enforcement Notice” means a written notice delivered by either the ABL Agent or the collateral agent to the other announcing that an Enforcement Period has commenced.

“Enforcement Period” means the period of time following the receipt by either the ABL Agent or the collateral agent of an Enforcement Notice from the other and continuing until the earliest of (a) in the case of an Enforcement Period commenced by the collateral agent, the Discharge of PPE Obligations, (b) in the case of an Enforcement Period commenced by the ABL Agent, the Discharge of ABL Obligations, or (c) the ABL Agent or the collateral agent (as applicable) terminates, or agrees in writing to terminate, the Enforcement Period.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any debt security that is convertible into, or exchangeable for, Capital Stock).

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Excess Cash Flow” means, for any period, the excess of Consolidated EBITDA for such period adjusted as follows: (i) plus or minus, respectively, any net decrease or increase in the Consolidated Working Capital of Xerium for such period; and (ii) minus the sum, without duplication, of (A) the aggregate amount of capital expenditures made in cash by Xerium and its Restricted Subsidiaries during such period (other than any such capital expenditures made with proceeds of any Asset Sale (without giving effect to the threshold set forth in the definition thereof) pursuant to clause (2), (3) or (4) of the second paragraph under “—Repurchase at the Option of Holders—Asset Sales”), (B) the aggregate amount of Fixed Charges expensed by Xerium and its Restricted Subsidiaries during such period, (C) the aggregate amount (without duplication) of all income and franchise taxes expensed by Xerium and its Restricted Subsidiaries during such period, (D) the aggregate amount of all permanent repayments in cash of principal obligations during such period under (i) Credit Facilities that are incurred pursuant to clause (1) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” and in the case of any such payment under any revolving credit facility, effect a concurrent corresponding permanent reduction in the availability under such revolving credit facility (other than repayments in cash of the principal amount of ABL Obligations that were outstanding on the Issue Date in an aggregate principal amount not exceeding $15.0 million), (ii) Existing Indebtedness that was incurred pursuant to clause (2) of the second paragraph under “—Certain Covenants—Incurrence of Indebtedness and Issuance of Preferred Stock,” and (iii) Pari Passu Indebtedness at a price equal to or higher than 101.5% of the principal amount thereof (provided, that if Xerium or any Restricted Subsidiary shall so repay Pari Passu Indebtedness, Xerium will reduce principal obligations under the Notes on a pro rata basis by, at its option, (X) redeeming Notes as described under “Optional Redemption” (other than any redemptions described in the second paragraph under “—Optional Redemption” above) or (Y)(I) purchasing Notes through open market purchases or tender offers (other than (1) repurchases made pursuant to any Change of Control Offers, Asset Sale Offers or Excess Cash Flow Offers), at a price as a percentage of the principal amount thereof equal to or higher than the price paid for such Pari Passu Indebtedness, plus accrued and unpaid interest to the date of redemption or purchase and cancelling all such Notes so repurchased), (E) the aggregate amount of expenses described in clause (7) of the definition of the term “Consolidated EBITDA” that are expensed by Xerium and its Restricted Subsidiaries during such period and (F) without duplication of other open market repurchases, tender offers or redemptions, the aggregate amount of all purchases of Notes required to be made during such period under clause (D)(iii) above. For purposes of calculating Excess Cash Flow, amounts denominated in currencies other than U.S. dollars shall be converted to the U.S. dollar equivalent thereof using the applicable exchange rate in effect on the Business Day of the actual conversion of such currency.

“Excluded Contribution” means net cash proceeds, marketable securities or the Fair Market Value of Qualified Proceeds, in each case received by Xerium and its Restricted Subsidiaries from:

(1)	contributions to Xerium’s common equity capital; and

(2)	the sale (other than to a Subsidiary of Xerium or to any management equity plan or stock option plan or any other management or employee benefit plan or agreement of Xerium or any Subsidiary) of Capital Stock (other than Disqualified Stock) of Xerium, in each case designated as Excluded Contributions pursuant to an officer’s certificate on the date such capital contributions are made or the date such Equity Interests are sold, as the case may be, which are excluded from the calculation set forth in clause (3) of the first paragraph of the covenant contained under the caption “Certain Covenants — Restricted Payments.”

“Exercise of Any Secured Creditor Remedies” or “Exercise of Secured Creditor Remedies” means, except as otherwise provided in the final sentence of this definition:

(a)	the taking by any Secured Party of any action to enforce or realize upon any Lien, including the institution of any foreclosure proceedings or the noticing of any public or private sale pursuant to Article 9 of the UCC or other applicable law;

(b)	the exercise by any Secured Party of any right or remedy provided to a secured creditor on account of a Lien under any of the Credit Documents, under applicable law, in an Insolvency Proceeding or otherwise, including the election to retain any of the Collateral in satisfaction of a Lien;

(c)	the taking of any action by any Secured Party or the exercise of any right or remedy by any Secured Party in respect of the collection on, set off against, marshaling of, injunction respecting or foreclosure on the Collateral or the proceeds thereof;

(d)	the appointment on the application of a Secured Party, of a receiver, receiver and manager or interim receiver of all or part of the Collateral;

(e)	the sale, lease, license or other disposition of all or any portion of the Collateral by private or public sale conducted by any Secured Party or any other means at the direction or with the consent of any Secured Party permissible under applicable law;

(f)	the exercise of any other right of a secured creditor under Part 6 of Article 9 of the UCC or under provisions of similar effect under other applicable law; and

(g)	the exercise by any Secured Party of any voting rights relating to any Equity Interest included in the Collateral.

For the avoidance of doubt, none of the following shall be deemed to constitute an Exercise of Any Secured Creditor Remedies or Exercise of Secured Creditor Remedies: (i) the filing of a proof of claim in any Insolvency Proceeding or the seeking of adequate protection in accordance with and subject to the provisions of “—Security—Intercreditor Agreement—Insolvency Proceedings,” (ii) the exercise of rights by the ABL Agent upon the occurrence of a “Cash Dominion Period” or any similar defined term (as defined in the ABL Credit Agreement), including, without limitation, the notification of account debtors, depository institutions or any other Person to deliver proceeds of ABL Priority Collateral to the ABL Agent, (iii) the consent by the ABL Agent or the requisite ABL Lenders to a disposition by any Credit Party of any of the ABL Priority Collateral, (iv) the reduction of advance rates or sub-limits or change in borrowing base components or eligibility criteria by the ABL Agent and the requisite ABL Lenders, or (v) the imposition of “Reserves” (as defined in the ABL Credit Agreement) by the ABL Agent.

“Existing Indebtedness” means the Indebtedness of Xerium and its Restricted Subsidiaries (other than Indebtedness under the ABL Credit Agreement) in existence on the Issue Date, until such amounts are repaid.

“Fair Market Value” means the value that would be paid by a willing buyer to an unaffiliated willing seller in a transaction not involving distress or necessity of either party. In the case of a transaction not exceeding $25.0 million, Fair Market Value may be determined in good faith by the Chief Financial Officer, Controller or Treasurer of Xerium, and in the case of a transaction exceeding $25.0 million, Fair Market Value shall be determined in good faith by the Board of Directors of Xerium (unless otherwise provided in the Indenture).

“Fixed Charge Coverage Ratio” means with respect to any specified Person for any period, the ratio of the Consolidated EBITDA of such Person for such period to the Fixed Charges of such Person for such period. In the event that the specified Person or any of its Restricted Subsidiaries incurs, assumes, guarantees, repays, repurchases, redeems, defeases or otherwise discharges any Indebtedness (other than ordinary working capital borrowings, including working capital borrowings under Credit Facilities) or issues, repurchases or redeems Preferred Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated and on or prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the “Calculation Date”), then the Fixed Charge Coverage Ratio will be calculated giving pro forma effect to such incurrence, assumption, guarantee, repayment, repurchase, redemption, defeasance or other discharge of Indebtedness, or such issuance, repurchase or redemption of Preferred Stock, and the use of the proceeds therefrom, as if the same had occurred at the beginning of the applicable four fiscal quarter reference period.

In addition, for purposes of calculating the Fixed Charge Coverage Ratio:

(1)	acquisitions that have been made by the specified Person or any of its Restricted Subsidiaries, including through mergers or consolidations, or any Person or any of its Restricted Subsidiaries acquired by the specified Person or any of its Restricted Subsidiaries, and including any related financing transactions and including increases in ownership of Restricted Subsidiaries, during the four fiscal quarter reference period or subsequent to such reference period and on or prior to the Calculation Date, or that are to be made on the Calculation Date, will be given pro forma effect (either (a) in accordance with Regulation S-X under the Securities Act or, (b) if not in accordance with Regulation S-X, constituting Pro Forma Cost Savings not to exceed $10.0 million in any four fiscal quarter reference period) as if they had occurred on the first day of the four fiscal quarter reference period;

(2)	the Consolidated EBITDA which is attributable to discontinued operations (as determined in accordance with GAAP), and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded;

(3)	the Fixed Charges attributable to discontinued operations, as determined in accordance with GAAP, and operations or businesses (and ownership interests therein) disposed of prior to the Calculation Date, will be excluded, but only to the extent that the obligations giving rise to such Fixed Charges will not be obligations of the specified Person or any of its Restricted Subsidiaries following the Calculation Date;

(4)	any Person that is a Restricted Subsidiary on the Calculation Date will be deemed to have been a Restricted Subsidiary at all times during such four fiscal quarter reference period;

(5)	any Person that is not a Restricted Subsidiary on the Calculation Date will be deemed not to have been a Restricted Subsidiary at any time during such four fiscal quarter reference period; and

(6)	if any Indebtedness bears a floating rate of interest, the interest expense on such Indebtedness will be calculated as if the rate in effect on the Calculation Date had been the applicable rate for the entire period (but taking into account any Hedging Obligation applicable to such Indebtedness if such Hedging Obligation has a remaining term as at the Calculation Date in excess of six months).

“Fixed Charges” means, with respect to any specified Person for any period, the sum, without duplication, of:

(1)	the consolidated interest expense of such Person and its Restricted Subsidiaries for such period, whether paid or accrued, including, without limitation, original issue discount, non-cash interest payments (but excluding any non-cash interest expense attributable to the movement in the mark to market valuation of Hedging Obligations in accordance with GAAP and excluding amortization and write-offs of debt issuance costs), the interest component of any deferred payment obligations, the interest component of all payments associated with Capital Lease Obligations, imputed interest with respect to Attributable Debt, commissions, discounts and other fees and charges incurred in respect of letter of credit or bankers’ acceptance financings, and net of the effect of all payments made or received pursuant to Hedging Obligations in respect of interest rates (excluding, for the avoidance of doubt, amounts due upon settlement of any such Hedging Obligations); plus

(2)	the consolidated interest expense of such Person and its Restricted Subsidiaries that was expensed or capitalized during such period; plus

(3)	all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) on any series of Preferred Stock of such Person; plus

(4)	all cash dividends paid, accrued and/or scheduled to be paid or accrued during such period (excluding items eliminated in consolidation) of any series of Disqualified Stock.

“foreign subsidiary” means any Subsidiary of Xerium that is not organized or created under the laws of the United States of America, any state thereof or the District of Columbia.

“Foreign Subsidiary” means any Restricted Subsidiary of Xerium that is a foreign subsidiary.

“GAAP” means generally accepted accounting principles set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as have been approved by a significant segment of the accounting profession, in each case which were in effect on the Issue Date.

“guarantee” means a guarantee other than by endorsement of negotiable instruments for collection in the ordinary course of business, direct or indirect, in any manner including, without limitation, by way of a pledge of assets or through letters of credit or reimbursement agreements in respect thereof, of all or any part of any Indebtedness (whether arising by virtue of partnership arrangements, or by agreements to keep-well, to purchase assets, goods, securities or services, to take or pay or to maintain financial statement conditions or otherwise). The term “guarantee” used as a verb has a corresponding meaning.

“Guarantor” means each Subsidiary of Xerium that executes the Indenture as a guarantor in accordance with the provisions of the Indenture and each other Subsidiary of Xerium that thereafter guarantees the Notes pursuant to the terms of the Indenture and the successors and assigns thereof, in each case, until the Note Guarantee of such Person has been released in accordance with the provisions of the Indenture.

“Hedging Obligations” means, with respect to any specified Person, the obligations of such Person under:

(1)	interest rate swap agreements (whether from fixed to floating or from floating to fixed), interest rate cap agreements and interest rate collar agreements;

(2)	other agreements or arrangements designed to manage interest rates or interest rate risk; and

(3)	other agreements or arrangements designed to protect such Person against fluctuations in currency exchange rates (including, without limitation, foreign currency futures and options, currency swaps, currency forwards and related interest rate swaps and/or forwards) or commodity prices (including, without limitation, commodity futures, swaps or options) or energy prices (including forwards and swaps).

“Immaterial Subsidiary” means each Subsidiary of Xerium so designated by Xerium; provided, however, that (i) each such Subsidiary has operations that generated Consolidated EBITDA not exceeding $1.0 million for the most recently completed fiscal year and (ii) each such Subsidiary had total assets as of the end of the most recently completed fiscal year the aggregate value of which was equal to or less than 1.0% of the Total Assets of Xerium; provided further, however, that at no time shall (x) the aggregate total amount of Consolidated EBITDA generated by all Immaterial Subsidiaries for the most recently completed fiscal year exceed $5.0 million or (y) the aggregate value of the total assets of all Immaterial Subsidiaries as of the end of the most recently completed fiscal year exceed 5.0% of the Total Assets of Xerium; in each case, calculated on a consolidated basis in accordance with GAAP; provided that a Restricted Subsidiary will not be considered to be an Immaterial Subsidiary if it (i) directly or indirectly, guarantees or otherwise provides direct credit support for any Obligations of Xerium or any Guarantor or (ii) is a borrower or a guarantor under any Credit Facility or any Pari Passu Payment Lien Document.

“Indebtedness” means, with respect to any specified Person, any indebtedness of such Person (excluding accrued expenses and trade payables), whether or not contingent:

(1)	in respect of borrowed money;

(2)	evidenced by bonds, notes, debentures or similar instruments or letters of credit (or reimbursement agreements in respect thereof);

(3)	in respect of banker’s acceptances;

(4)	representing Capital Lease Obligations or Attributable Debt in respect of sale and leaseback transactions;

(5)	representing the balance deferred and unpaid of the purchase price of any property or services due more than six months after such property is acquired or such services are completed, except any balance that constitutes an accrual of expenses or trade payable; or

(6)

representing any Hedging Obligations (the amount of any such Hedging Obligations to be equal at any time to the termination value of the agreement or arrangement giving rise to such Hedging Obligations that would be payable by such Person at such time);

if and to the extent any of the preceding items (other than letters of credit, Attributable Debt and Hedging Obligations) would appear as a liability upon a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP.

In addition, the term “Indebtedness” includes (i) all Indebtedness of others secured by a Lien on any asset of the specified Person (whether or not such Indebtedness is assumed by the specified Person), provided, however, that the amount of Indebtedness attributable to such Person shall be the lesser of (a) the Fair Market Value of such asset at such date of determination and (b) the amount of such Indebtedness of such other Person and (ii) to the extent not otherwise included, the guarantee by the specified Person of any Indebtedness of any other Person.

The amount of any Indebtedness outstanding as of any date shall be:

(1)	the accreted value thereof, in the case of any Indebtedness issued with original discount; and

(2)	the principal amount thereof, together with any interest thereon that is more than 30 days past due, in the case of any other Indebtedness.

“Indenture Documents” means the Indenture, the Notes, the Note Guarantees, the Collateral Documents and the Intercreditor Agreement.

“Insolvency Proceeding” means (a) any case, action or proceeding before any court or other governmental authority relating to bankruptcy, reorganization, insolvency, liquidation, receivership, dissolution, winding-up or relief of debtors, or (b) any general assignment for the benefit of creditors, composition, marshalling of assets for creditors or other similar arrangement in respect of a Person’s creditors generally or any substantial portion of a Person’s creditors; in each case covered by clauses (a) and (b) undertaken under any Bankruptcy Laws.

“Investments” means, with respect to any Person, all direct or indirect investments by such Person in other Persons (including Affiliates) in the forms of loans (including guarantees), advances or capital contributions (excluding commission, travel and similar advances to officers and employees made in the ordinary course of business), purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities, together with all items that are or would be classified as investments on a balance sheet prepared in accordance with GAAP. If Xerium or any Restricted Subsidiary of Xerium sells or otherwise disposes of any Equity Interests of any direct or indirect Restricted Subsidiary of Xerium such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of Xerium, Xerium will be deemed to have made an Investment on the date of any such sale or disposition equal to the Fair Market Value of Xerium’s Investments in such Restricted Subsidiary that were not sold or disposed of in an amount determined as provided in the final paragraph of the covenant described above under the caption “— Certain Covenants — Restricted Payments.” The acquisition by Xerium or any Restricted Subsidiary of Xerium of a Person that holds an Investment in a third Person will be deemed to be an Investment by Xerium or such Subsidiary in such third Person in an amount equal to the Fair Market Value of the Investments held by the acquired Person in such third Person. Notwithstanding anything to the contrary in the Indenture, the Fair Market Value of any tangible asset or property of Xerium or any Guarantor that constitutes, or under the Indenture or any Collateral Document is required to constitute, Collateral that is relocated outside of the United States to a foreign jurisdiction (each such asset, a “Relocated Asset”) shall be deemed to be an Investment by Xerium or such Guarantor, as the case may be, in a Foreign Subsidiary that is not a Guarantor. Except as otherwise provided in the Indenture, the amount of an Investment will be determined at the time the Investment is made and without giving effect to subsequent changes in value.

“Issue Date” means the date on which the old notes were originally issued.

“Landlord Consent and Estoppel” means, with respect to any Leasehold Property, a letter, certificate or other instrument in writing from the lessor under the related lease, pursuant to which, among other things, the landlord consents to the granting of a Mortgage on such Leasehold Property by Xerium or the Guarantor that is the tenant thereof, such Landlord Consent and Estoppel to be in form and substance acceptable to the collateral agent in its reasonable discretion, but in any event sufficient for the collateral agent to obtain a title policy with respect to such Mortgage as contemplated under clause (2) of the covenant described under the covenant “—Certain Covenants—Real Estate Mortgages and Filings.”

“Landlord Personal Property Collateral Access Agreement” means a Landlord Waiver and Consent Agreement substantially in the form of exhibit form thereof attached to the Indenture with such amendments or modifications thereto (or such other form) as may be approved by the collateral agent.

“Leasehold Property” means any leasehold or subleasehold interest of Xerium or any Guarantor as lessee or sublessee, respectively, under any lease or sublease of real property.

“Legal Holiday” means a Saturday, a Sunday or any day on which commercial banking institutions are not required to be open in the State of New York or the location of the corporate trust office. If a payment date is a Legal Holiday at a place of payment, payment may be made on the next succeeding day that is not a Legal Holiday.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, charge, security interest or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law, including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent statutes) of any jurisdiction; provided, however, that in no event shall an operating lease be deemed a lien.

“Lien Priority” means with respect to any Lien of the ABL Secured Parties or the PPE Secured Parties in the Collateral, the order of priority of such Lien as specified in “—Security—Intercreditor Agreement—Lien Priorities—Lien Priority.”

“Material Real Estate Asset” means (a) any fee-owned Real Estate Asset having a fair market value in excess of $1,000,000 and (b) all Leasehold Properties other than those with respect to which the aggregate payments under the terms of the lease or sublease are less than $500,000 per annum (unless such lease or sublease is a ground lease), in each case, located in the United States.

“Mortgage” means a Mortgage substantially in the form of the exhibit form thereof attached to the Indenture, with such changes thereto (or such other form) as may be acceptable to the collateral agent in its reasonable discretion.

“Moody’s” means Moody’s Investors Service, Inc. and any successor to its rating agency business.

“Net Income” means, with respect to any specified Person, the net income (loss) of such Person, determined in accordance with GAAP and before any reduction in respect of Preferred Stock dividends, excluding, however:

(1)	any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with:

(a) any Asset Sale; or

(b) the disposition of any securities by such Person or any of its Restricted Subsidiaries or the extinguishment of any Indebtedness of such Person or any of its Restricted Subsidiaries;

(2)	any extraordinary gain, together with any related provision for taxes on such extraordinary gain;

(3)	any foreign exchange gain (loss) on Indebtedness; and

(4)	any marked to market gain (loss) whether realized or accrued, without duplication, on Hedging Obligations.

“Net Proceeds” means the aggregate cash proceeds received by Xerium or any of its Restricted Subsidiaries in respect of any Asset Sale (including, without limitation, any cash received upon the sale or other disposition of any non-cash consideration received in any Asset Sale), net of the direct costs relating to such Asset Sale, including, without limitation, legal, accounting and investment banking fees, and sales commissions, and any relocation expenses incurred as a result of the Asset Sale, taxes paid or payable as a result of the Asset Sale, in each case, after taking into account any available tax credits or deductions and any tax sharing arrangements, and amounts required to be applied to the repayment of Indebtedness, other than Indebtedness under a Credit Facility or Pari Passu Payment Lien Document, secured by a Permitted Lien on the asset or assets that were the subject of such Asset Sale and any reserve for adjustment in respect of the sale price of such asset or assets established in accordance with GAAP.

“Non-Recourse Debt” means Indebtedness as to which neither Xerium nor any of its Restricted Subsidiaries:

(1)	provides credit support of any kind (including any undertaking, agreement or instrument that would constitute Indebtedness);

(2)	is directly or indirectly liable as a guarantor or otherwise; or

(3)	constitutes the lender.

“Note Guarantee” means the guarantee by each Guarantor of Xerium’s obligations under the Notes and the other Indenture Documents, executed pursuant to the provisions of the Indenture.

“Notes Obligations” means all Obligations (including Post-Petition Interest) outstanding under the Indenture Documents.

“Notes Secured Parties” means, collectively, the collateral agent, the trustee and the holders of the Notes.

“Obligations” means any principal, interest (including Post-Petition Interest), penalties, fees, indemnifications, reimbursements, damages and other liabilities payable under the documentation governing any Indebtedness.

“Pari Passu Indebtedness” means any Indebtedness (other than any Indebtedness evidenced by an additional Note or related Note Guarantee) (1) that is permitted to be incurred under the covenant described above under “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock,” (2) that is secured on a pari passu basis with the Notes and the Note Guarantees, as applicable, by a Permitted Lien described in clause (25) of the definition thereof, and (3) the aggregate principal amount of which does not at any time exceed the Pari Passu Indebtedness Cap Amount; provided that (i) such Indebtedness is so designated as Pari Passu Indebtedness in an officer’s certificate delivered to the collateral agent and (ii) an authorized representative of the holders of such Indebtedness shall have executed and delivered a supplement to the Intercreditor Agreement and an Accession Agreement.

“Pari Passu Indebtedness Cap Amount” means the sum of the aggregate principal amount of Pari Passu Indebtedness incurred after the Issue Date that are expressly permitted to be incurred and secured under the ABL Credit Agreement and the Indenture.

“Pari Passu Indebtedness Secured Parties” means, collectively, the agent, the trustee or other representative, if any, and the holders of Pari Passu Indebtedness identified in a supplement to the Intercreditor Agreement and an Accession Agreement.

“Pari Passu Payment Lien Documents” means any loan agreement, indenture or other instrument that evidences or governs any Pari Passu Indebtedness and all other related documents identified in a supplement to the Intercreditor Agreement.

“Pari Passu Payment Lien Obligations” means:

(1)	all Obligations (including Post-Petition Interest) outstanding under the Pari Passu Payment Lien Documents; and

(2)	notwithstanding the foregoing, if Indebtedness for borrowed money constituting principal outstanding under the Pari Passu Payment Lien Documents is in excess of the Pari Passu Indebtedness Cap Amount, then only that portion of such Indebtedness equal to the Pari Passu Indebtedness Cap Amount shall be included in Pari Passu Payment Lien Obligations and interest with respect to such Indebtedness shall only constitute Pari Passu Payment Lien Obligations to the extent related to such Indebtedness included in the Pari Passu Payment Lien Obligations.

“Permitted Asset Swap” means the concurrent purchase and sale or exchange of assets used or useful in a Permitted Business or a combination of such assets and cash or Cash Equivalents between Xerium or any of its Restricted Subsidiaries and another Person; provided that any cash or Cash Equivalents constituting Net Proceeds received must be applied in accordance with the covenant described under “— Repurchase at the Option of Holders — Asset Sales.”

“Permitted Business” means any business conducted (as described in the prospectus) by Xerium and its Restricted Subsidiaries on the Issue Date and any business (whether conducted by Xerium, a Restricted Subsidiary or an Unrestricted Subsidiary) reasonably related thereto, ancillary or complementary to reasonable extensions thereof.

“Permitted Investments” means:

(1)	(a) any Investment in Xerium or in a Restricted Subsidiary of Xerium that is a Guarantor and (b) any Investment by a Restricted Subsidiary of Xerium that is not a Guarantor in another Restricted Subsidiary of Xerium that is not a Guarantor;

(2)	any Investment in Cash Equivalents;

(3)	any Investment by Xerium or any Restricted Subsidiary of Xerium in a Person, if as a result of such Investment:

(a) such Person becomes a Restricted Subsidiary of Xerium and a Guarantor; or

(b) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Xerium or a Restricted Subsidiary of Xerium that is a Guarantor;

(4)	any Investment made as a result of the receipt of non-cash consideration from an Asset Sale that was made pursuant to and in compliance with the covenant described above under the caption “— Repurchase at the Option of Holders — Asset Sales;”

(5)	any acquisition of assets or Capital Stock solely in exchange for the issuance of Equity Interests (other than Disqualified Stock) of Xerium or out of the net proceeds of an issue or sale of Equity Interests of Xerium (other than Disqualified Stock) so long as such acquisition occurs within 60 days thereafter;

(6)	any Investments received in compromise or resolution of:

(a) obligations of trade creditors or customers that were incurred in the ordinary course of business of Xerium or any of its Restricted Subsidiaries, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer; or

(b) litigation, arbitration or other disputes;

(7)	Investments represented by Hedging Obligations;

(8)	loans or advances to employees made in the ordinary course of business of Xerium or any Restricted Subsidiary of Xerium in an aggregate principal amount not to exceed $2.0 million at any one time outstanding;

(9)	extensions of trade credit or advances to customers and/or suppliers on commercially reasonable terms in the ordinary course of business;

(10)	guarantees of Indebtedness of Xerium or any of its Restricted Subsidiaries issued in accordance with the covenant entitled “— Incurrence of Indebtedness and Issuance of Preferred Stock;”

(11)	Investments resulting from payment of consolidated taxes that include Unrestricted Subsidiaries;

(12)	other Investments in any Person (other than an Affiliate of Xerium that is not a Subsidiary of Xerium) having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 5.25% of Total Assets;

(13)	any Investment by Xerium or a Restricted Subsidiary in a Permitted Business having an aggregate fair market value, taken together with all other Investments made pursuant to this clause (13) that are at that time outstanding (without giving effect to the sale of an Investment to the extent the proceeds of such sale do not consist of cash and/or marketable securities), not to exceed the greater of (x) $15.0 million and (y) 2.50% of Total Assets (with the fair market value of each Investment being measured at the time made and without giving effect to subsequent changes in value); provided, however, that if any Investment pursuant to this clause (13) is made in any Person that is not a Restricted Subsidiary of Xerium at the date of the making of such Investment and such Person becomes a Restricted Subsidiary of Xerium after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (1) above and shall cease to have been made pursuant to this clause (13) for so long as such Person continues to be a Restricted Subsidiary;

(14)	Investments in or by a Subsidiary (including a Securitization Subsidiary) that, in the good faith determination of a majority of the members of the Board of Directors of Xerium are necessary or advisable to effect (i) a Qualified Securitization Financing or (ii) any factoring agreement providing for Xerium or any of its Subsidiaries to sell or otherwise dispose of any receivable on arm’s length terms for cash payable at the time of disposal;

(15)	Investments consisting of licensing of intellectual property pursuant to joint marketing arrangements with other Persons;

(16)	Investments in any Restricted Subsidiary of Xerium that is a Foreign Subsidiary having an aggregate Fair Market Value (measured on the date each such Investment was made and without giving effect to subsequent changes in value), when taken together with all other Investments made pursuant to this clause (16) that are at the time outstanding not to exceed the greater of (x) $30.0 million and (y) 5.25% of Total Assets (it being understood and agreed for the avoidance of doubt that for purposes of this clause (16), at any given time the amount of cash distributions, principal repayments and cash dividends received in respect of such Investment up to the value of such Investment used to calculate the aggregate amount of such Investments made pursuant to this clause (16), shall be netted against the outstanding aggregate amount of Investments made pursuant to this clause (16)); and

(17)	for the avoidance of doubt, any Investments existing on the Issue Date and any extension, modification, replacement or renewal of any such Investments existing on the Issue Date, but only to the extent not involving additional advances, contributions or other Investments of cash or other assets or other increases thereof other than as a result of the accrual or accretion of interest or original issue discount or the issuance of pay-in-kind securities, in each case, pursuant to the terms of such Investment as in effect on the Issue Date (or as subsequently amended or otherwise modified in a manner not disadvantageous to the holders of the Notes in any material respect).

“Permitted Liens” means:

(1)	Liens on assets of Xerium or any of its Restricted Subsidiaries securing (a) Indebtedness and other Obligations under Credit Facilities described in clause (1) of the definition of the term Permitted Debt; (b) Hedging Obligations described in clause (8) of the definition of the term Permitted Debt, the counterparty of which is an ABL Lender (or an Affiliate thereof) or at the time of the incurrence thereof was an ABL Lender (or an Affiliate thereof), and (c) Indebtedness in respect of cash management services described in clause (14)(b) of the definition of Permitted Debt owing to an ABL Lender (or an Affiliate thereof) or at the time of the incurrence thereof was an ABL Lender (or an Affiliate thereof); provided, that such Liens are subject to the terms of the Intercreditor Agreement.

(2)	Liens in favor of Xerium or any of its Restricted Subsidiaries;

(3)	Liens on property of a Person existing at the time such Person is merged with or into or consolidated with (or at the time the Capital Stock of such Person is acquired by) Xerium or any Subsidiary of Xerium; provided that such Liens were in existence prior to the contemplation of such merger, consolidation or acquisition and do not extend to any assets other than those of the Person merged into, consolidated with or acquired by Xerium or the Subsidiary;

(4)	Liens on property (including Capital Stock) existing at the time of acquisition of the property by Xerium or any Subsidiary of Xerium; provided that such Liens were in existence prior to, such acquisition, and not incurred in contemplation of, such acquisition;

(5)	Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds, letters of credit or other obligations of a like nature incurred in the ordinary course of business;

(6)	Liens to secure Indebtedness (including Capital Lease Obligations and Attributable Debt) permitted by clause (4) of the second paragraph of the covenant entitled “— Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock” covering only the assets acquired with or financed by such Indebtedness;

(7)	Liens existing on the Issue Date or from contractual commitments existing on the Issue Date and replacements thereof, so long as the replacement Liens encumber only the assets subject to the Liens being replaced and the replacement Liens secure obligations in an amount no greater than the obligations secured by the Liens being replaced;

(8)	Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded; provided that any reserve or other appropriate provision as is required in conformity with GAAP has been made therefor;

(9)	Liens imposed by law, such as carriers’, warehousemen’s, landlord’s, banks’ and mechanics’ Liens, in each case, incurred in the ordinary course of business;

(10)	Liens incurred in the ordinary course of business in connection with workers’ compensation, unemployment insurance and other types of social security, or to secure the performance of tenders, statutory obligations, surety and appeal bonds, bids, leases, government contracts, trade contracts, performance and return of money bonds and other similar obligations (exclusive of obligations for the payment of borrowed money or other Indebtedness);

(11)	easements, rights of way, restrictions, encroachments, and other minor defects or irregularities in title, in each case which do not and will not interfere in any material respect with the ordinary conduct of the business of Xerium or any of its Subsidiaries;

(12)	any (i) interest or title of a lessor or sublessor under any lease of real estate permitted under the Indenture,
(ii) restriction or encumbrance that the interest or title of such lessor or sublessor may be subject to, or
(iii) subordination of the interest of the lessee or sublessee under such lease to any restriction or encumbrance referred to in the preceding clause (ii), so long as the holder of such restriction or encumbrance agrees to recognize the rights of such lessee or sublessee under such lease;

(13)	Liens solely on any cash earnest money deposits made by Xerium or any of its Subsidiaries in connection with any letter of intent or purchase agreement permitted under the Indenture;

(14)	purported Liens evidenced by the filing of precautionary UCC financing statements or, for property located in foreign jurisdictions, the preparation and/or filing of functionally similar documents, relating solely to operating leases of personal property entered into in the ordinary course of business;

(15)	Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods;

(16)	any zoning or similar law or right reserved to or vested in any governmental office or agency to control or regulate the use of any real property;

(17)	(i) licenses of patents, trademarks and other intellectual property rights granted by Xerium or any of its Subsidiaries in the ordinary course of business and not interfering in any material respect with the ordinary conduct of the business of Xerium or such Subsidiary and (ii) leases or subleases granted by Xerium of any of its Subsidiaries to third parties in respect of surplus property which is not fundamental to the operation of the business in the ordinary course; provided that such leases and subleases are on arms-length commercial terms;

(18)	any Liens arising by operation of law and any lien arising under customary retention of title arrangements (Eigentumsvorbehalt) in the ordinary course of business;

(19)	any Lien arising under the general terms and conditions of banks or Sparkassen (Allgemeine Geschäftsbedingungen der Banken oder Sparkassen) with whom Xerium or any of its Subsidiaries maintains a banking relationship with a financial institution in Germany;

(20)	Liens created for the benefit of (or to secure) the Notes and the Note Guarantees in respect thereof;

(21)	Liens to secure any Permitted Refinancing Indebtedness permitted to be incurred under the Indenture; provided, however, that:

(a) the new Lien shall be limited to all or part of the same property and assets that secured or, under the written agreements pursuant to which the original Lien arose, could secure the original Lien (plus improvements and accessions to, such property or proceeds or distributions thereof); and

(b) the Indebtedness secured by the new Lien is not increased to any amount greater than the sum of (x) the outstanding principal amount, or, if greater, committed amount, of the Permitted Refinancing Indebtedness and (y) an amount necessary to pay any fees and expenses, including premiums, related to such renewal, refunding, refinancing, replacement, defeasance or discharge;

(22)	Liens securing Hedging Obligations made in the ordinary course of business and not for speculation; provided that such Hedging Obligations constitute Permitted Debt described under clause (8) of the definition thereof and the counterparties of which are not ABL Lenders (or Affiliates thereof) or at the time of the incurrence thereof were not ABL Lenders (or Affiliates thereof);

(23)	Liens with respect to obligations at any one time outstanding that do not exceed the greater of (x) $40.0 million and (y) 7.0% of Total Assets;

(24)	Liens on accounts receivable and related assets incurred pursuant to a Qualified Securitization Financing;

(25)	Liens securing (a) Indebtedness that is evidenced by additional Notes and related Note Guarantees or (b) any other Indebtedness that was permitted by the terms of the Indenture to be incurred pursuant to the covenant described above under the caption “—Certain Covenants — Incurrence of Indebtedness and Issuance of Preferred Stock”; provided that (i) the Total Leverage Ratio would have been no greater than 4.70 to 1.00, as determined on a pro forma basis after giving pro forma effect to the incurrence and application of the proceeds of such Indebtedness, and (ii) in the case of any such Indebtedness described under subclause (b) of this clause (25), the holders of such Indebtedness (or their designated representative or agent) shall have executed and delivered a supplement to the Intercreditor Agreement and an Accession Agreement to the Collateral Documents and (iii) such Liens shall be governed by, and subject to, the terms of each of the Intercreditor Agreement and the Collateral Documents; and

(26)	Liens to secure Permitted Debt described in clause (18) of the definition thereof; provided that any Lien securing such Permitted Debt may only attach to, be granted in respect of, or exist on, assets of Foreign Restricted Subsidiaries.

“Permitted Refinancing Indebtedness” means any Indebtedness of Xerium or any of its Restricted Subsidiaries issued in exchange for, or the net proceeds of which are used to renew, refund, refinance, replace, defease or discharge other Indebtedness of Xerium or any of its Restricted Subsidiaries (other than intercompany Indebtedness); provided that:

(1)	the principal amount (or accreted value, if applicable) of such Permitted Refinancing Indebtedness does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness renewed, refunded, refinanced, replaced, defeased or discharged (plus all accrued interest on the Indebtedness and the amount of all fees and expenses, including premiums, incurred in connection therewith);

(2)	such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged;

(3)	if the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged is subordinated in right of payment to the Notes, such Permitted Refinancing Indebtedness has a final maturity date later than the final maturity date of, and is subordinated in right of payment to, the Notes on terms at least as favorable to the holders of Notes as those contained in the documentation governing the Indebtedness being renewed, refunded, refinanced, replaced, defeased or discharged; and

(4)	such Indebtedness is incurred either by Xerium or by a Restricted Subsidiary; provided, however, that Permitted Refinancing Indebtedness shall not include Indebtedness of a Restricted Subsidiary of Xerium that is not a Guarantor that renews, refunds, refinances, replaces, defeases or discharges Indebtedness of either Xerium or a Guarantor.

“Person” means any individual, corporation, partnership, joint venture, association, joint-stock company, trust, unincorporated organization, limited liability company or government or other entity.

“Pledge and Security Agreement” means the Pledge and Security Agreement, dated as of the Issue Date, made by Xerium and the Guarantors in favor of the collateral agent for the benefit of the Notes Secured Parties, as may be amended, supplemented or otherwise modified from time to time.

“Post-Petition Interest” means interest, fees, expenses and other charges that, pursuant to the Indenture Documents or any other Credit Document, continue to accrue after the commencement of any Insolvency Proceeding, whether or not such interest, fees, expenses and other charges are allowed or allowable under any Bankruptcy Law or in any such Insolvency Proceeding.

“PPE Cash Proceeds Notice” means a written notice delivered by the collateral agent to the ABL Agent (a) stating that an “Event of Default” has occurred and is continuing under any PPE Document and specifying the relevant “Event of Default” and (b) stating that certain identifiable cash proceeds which may be deposited in an ABL Deposit and Securities Account constitute Notes Priority Collateral, and reasonably identifying the amount of such proceeds and specifying the origin thereof.

“PPE Documents” means, collectively, the Indenture Documents and the Pari Passu Payment Lien Documents.

“PPE Obligations” means, collectively, the Notes Obligations and the PPE Obligations. For clarity, the term “PPE Obligations” shall include, without limitation, all obligations on account of any PPE Secured Party DIP Financing provided by any PPE Secured Party to any of the Credit Parties.

“PPE Priority Accounts” means the Asset Sale Proceeds Pledged Account and any deposit accounts, securities accounts or commodity accounts, if any, in each case that are intended to solely contain Notes Priority Collateral or identifiable proceeds of the Notes Priority Collateral (it being understood that any property in such deposit accounts, securities accounts or commodities accounts which is not Notes Priority Collateral or identifiable proceeds of Notes Priority Collateral shall not be Notes Priority Collateral solely by virtue of being on deposit in the Asset Sale Proceeds Pledged Account or, any such deposit account, securities account or commodity account).

“PPE Secured Parties” means, collectively, the collateral agent, the Notes Secured Parties and the Pari Passu Indebtedness Secured Parties, if any.

“Preferred Stock” means as applied to the Equity Interests of any Person, means Equity Interests of any class or classes (however designated) which is preferred as to the payment of dividends or distributions, or as to the distribution of assets upon any voluntary or involuntary liquidation or dissolution of such Person, over Equity Interests of any other class of such Person.

“Priority Collateral” means the ABL Priority Collateral or the Notes Priority Collateral, as applicable.

“Pro Forma Cost Savings” means, with respect to any four fiscal quarter reference period, the reduction in net costs and expenses that:

(1)	were actually implemented prior to the Calculation Date in connection with or as a result of an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that are supportable and quantifiable by the underlying accounting records; or

(2)	relate to an acquisition, Investment, disposition, merger, consolidation or discontinued operation or other specified action and that Xerium reasonably determines will actually be realized within 12 months of the date of the closing of the acquisition, Investment, disposition, merger, consolidation or discontinued operation or specified action.

“Qualified Proceeds” means assets that are used or useful in, or Capital Stock of any Person engaged in, a Permitted Business.

“Qualified Securitization Financing” means a financing transaction or series of financing transactions pursuant to which Xerium or any of its Subsidiaries may sell, convey or otherwise transfer to (a) a Securitization Subsidiary (in the case of a transfer by Xerium or any of its Subsidiaries) or (b) any other Person (in the case of a transfer by a Securitization Subsidiary), and may grant a security interest in, accounts receivable of Xerium or any of its Subsidiaries, and any assets related thereto (including without limitation collateral securing such accounts receivable, contracts and guarantees or other supporting obligations in respect of such accounts receivable, proceeds of such accounts receivable, and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with asset securitization transactions involving accounts receivable), provided that the Board of Directors of Xerium shall have determined in good faith that (i) the terms and conditions thereof, taken as a whole, are market terms and are economically fair and reasonable to Xerium and the Securitization Subsidiary, and (ii) all sales and dispositions of accounts receivable and related assets to the Securitization Subsidiary pursuant thereto are to be made at fair market value.

“Real Estate Asset” means, at any time of determination, any right, title and interest (fee, leasehold or otherwise) then owned in fee, leasehold or otherwise held by Xerium or any Guarantor in any real property.

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Subsidiary” of a Person means any Subsidiary of the referent Person that is not an Unrestricted Subsidiary.

“SEC” means the Securities and Exchange Commission.

“Secured Obligations” means, collectively, the ABL Obligations and the PPE Obligations.

“Secured Parties” means, collectively, the PPE Secured Parties and the ABL Secured Parties, if any.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations of the SEC thereunder.

“Securitization Subsidiary” means a wholly-owned Subsidiary of Xerium (or another Person formed for the purpose of engaging in a Qualified Securitization Financing, in which Xerium or any of its Subsidiaries makes an Investment and to which Xerium or any of its Subsidiaries transfers accounts receivable and related assets), (i) which engages in no activities other than in connection with the financing of accounts receivable and related assets, and any business or activities incidental or related to such business, (ii) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which are guaranteed by Xerium or any of its Subsidiaries, (iii) with which neither Xerium nor any of its other Subsidiaries has any material agreement, arrangement or understanding other than on terms which Xerium reasonably believes to be no less favorable to Xerium or such other Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of Xerium, (iv) as to which neither Xerium nor any of its other Subsidiaries has any obligation to maintain or preserve such entity’s financial condition or to cause such entity to achieve operating results, and (v) which is designated as a Securitization Subsidiary by the Board of Directors of Xerium or such other Person. Any such designation by the Board of Directors of Xerium or such other Person shall be evidenced by filing with the trustee a certified copy of the resolutions of such Board of Directors giving effect to such designation and an officer’s certificate certifying that such designation complies with the foregoing conditions.

“S&P” means Standard & Poor’s, a division of The McGraw-Hill Companies, Inc., and any successor to its ratings agency business.

“Significant Subsidiary” means any Subsidiary that would be a “significant subsidiary” as defined in Article 1, Rule 1-02 of Regulation S-X, promulgated pursuant to the Securities Act, as such Regulation was in effect on the Issue Date.

“Stated Maturity” means, with respect to any installment of interest or principal on any series of Indebtedness, the date on which the payment of interest or principal is scheduled to be paid in the documentation governing such Indebtedness as of the Issue Date (or if such Indebtedness is incurred after the Issue Date, as of the date of such incurrence), and does not include any contingent obligations to repay, redeem or repurchase any such interest or principal prior to the date originally scheduled for the payment thereof.

“Subordinated Indebtedness” means, with respect to the Notes,

(1)	any Indebtedness of Xerium which is by its terms subordinated in right of payment to the Notes; and

(2)	any Indebtedness of any Guarantor which is by its terms subordinated in right of payment to the Note Guarantee of such entity.

“Subsidiary” means, with respect to any specified Person:

(1)	any corporation, association or other business entity of which more than 50% of the total voting power of shares of Capital Stock entitled (without regard to the occurrence of any contingency and after giving effect to any voting agreement or stockholders’ agreement that effectively transfers voting power) to vote in the election of directors, managers or trustees thereof the corporation, association or other business entity is at the time of determination owned or controlled, directly or indirectly, by that Person or one or more of the other Subsidiaries of that Person (or a combination thereof); and

(2)	any partnership:

	(a)	the sole general partner or the managing general partner of which is such Person or a Subsidiary of such Person; or

	(b)	the only general partners of which are that Person or one or more Subsidiaries of that Person (or any combination thereof).

“Total Assets” means the total consolidated assets of Xerium and its Restricted Subsidiaries, as shown on the most recent balance sheet of Xerium.

“Total Debt” means, with respect to Xerium, on a consolidated basis on any date, the aggregate outstanding principal amount of Indebtedness of Xerium and its Restricted Subsidiaries as of such date.

“Total Leverage Ratio” means, with respect to Xerium on any date, the ratio of (A) the excess of (I) Total Debt of Xerium and its Restricted Subsidiaries as of such date over (II) the aggregate amount of unrestricted cash and Cash Equivalents held by Xerium and its Restricted Subsidiaries on such date to (B) the Consolidated EBITDA of Xerium for the four consecutive fiscal quarters ending on such date (or if such date is not the last day of a fiscal quarter of Xerium, for the four consecutive fiscal quarters most recently ended); provided that Consolidated EBITDA of Xerium will be calculated in the manner contemplated by, and subject to the pro forma and other adjustments provided in, the definition of the term “Fixed Charge Coverage Ratio.”

“Treasury Rate” means, as of any redemption date, the yield to maturity as of such redemption date of United States Treasury securities with a constant maturity (as compiled and published in the most recent Federal Reserve Statistical Release H.15 (519) that has become publicly available at least two business days prior to the redemption date (or, if such Statistical Release is no longer published, any publicly available source of similar market data)) most nearly equal to the period from the redemption date to August 15, 2018; provided, however, that if the period from the redemption date to August 15, 2018, is less than one year, the weekly average yield on actually traded United States Treasury securities adjusted to a constant maturity of one year will be used.

“Unrestricted Subsidiary” means any Subsidiary of Xerium that is designated by the Board of Directors of Xerium as an Unrestricted Subsidiary pursuant to a resolution of the Board of Directors, but only to the extent that such Subsidiary:

(1)	has no Indebtedness other than Non-Recourse Debt;

(2)	except as permitted by the covenant described above under the caption “— Certain Covenants — Transactions with Affiliates,” is not party to any agreement, contract, arrangement or understanding with Xerium or any Restricted Subsidiary of Xerium unless the terms of any such agreement, contract, arrangement or understanding are no less favorable to Xerium or such Restricted Subsidiary, as the case may be, than those that might reasonably be obtained at the time from Persons who are not Affiliates of Xerium;

(3)	is a Person with respect to which neither Xerium nor any of its Restricted Subsidiaries has any direct or indirect obligation:

(a) to subscribe for additional Equity Interests; or

(b) to maintain or preserve such Person’s financial condition or to cause such Person to achieve any specified levels of operating results; and

(4)	has not guaranteed or otherwise directly or indirectly provided credit support for any Indebtedness of Xerium or any of its Restricted Subsidiaries, unless such guarantee or credit support is released upon such designation.

“Use Period” means the period commencing on the date that the ABL Agent or an agent acting on its behalf (or a Credit Party acting with the consent of the ABL Agent) commences the liquidation and sale of the ABL Priority Collateral in a manner as provided in “—Security—Intercreditor Agreement—Actions of the Parties—Inspection and Access Rights” (having theretofore furnished the collateral agent with an Enforcement Notice) and ending 180 days thereafter. If any stay or other order that prohibits any of the ABL Agent, the other ABL Secured Parties or any Credit Party (with the consent of the ABL Agent) from commencing and continuing to Exercise Any Secured Creditor Remedies or from liquidating and selling the ABL Priority Collateral has been entered by a court of competent jurisdiction, such 180-day period shall be tolled during the pendency of any such stay or other order and the Use Period shall be so extended.

“Voting Stock” of any specified Person as of any date means the Capital Stock of such Person that is at the time entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing:

(1)	the sum of the products obtained by multiplying:

	(a)	the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of the Indebtedness; by

	(b)	the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by

(2)	the then outstanding principal amount of such Indebtedness.

“Wholly Owned Subsidiary” means, with respect to any Person, a direct or indirect Subsidiary of such Person, 100% of the outstanding Capital Stock or other ownership interest of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more other Wholly Owned Subsidiaries of such Person.

THE EXCHANGE OFFER

We sold $480,000,000 aggregate principal amount of the old notes in a private offering, which was completed on August 9, 2016. In connection with the issuance of the old notes, we entered into a registration rights agreement with the initial purchasers of the old notes, pursuant to which we agreed to file a registration statement relating to an offer to exchange the old notes for the exchange notes. The registration statement of which this prospectus forms a part was filed in compliance with this obligation. We also agreed to use our reasonable best efforts to cause the registration statement to be declared effective by the SEC within 270 days after the issuance of the old notes and to complete the exchange offer within 30 days after the registration statement becomes effective. We will keep the exchange offer open for 20 business days after the date notice of the exchange offer is mailed to the holders of the old notes.

The exchange offer will permit eligible holders of old notes to exchange the old notes for the exchange notes that are identical in all material respects with the old notes, except that the exchange notes (1) will have been registered under the Securities Act and therefore will not be subject to certain restrictions on transfer applicable to the old notes; (2) will not have registration rights or provide for any additional interest related to the obligation to register; and (3) the exchange notes will bear a different CUSIP number from the old notes. The exchange notes will evidence the same debt as the old notes. Holders of exchange notes will be entitled to the benefits of the Indenture.

We are not making the exchange offer to, and will not accept tenders for exchange from, holders of old notes in any jurisdiction in which an exchange offer or the acceptance thereof would not be in compliance with the securities or blue sky laws of such jurisdiction. Unless the context requires otherwise, the term “holder” with respect to the exchange offer means any person in whose name the old notes are registered on our books or any other person who has obtained a properly completed bond power from the registered holder, or any person whose old notes are held of record by The Depository Trust Company, or the Depository, who desires to deliver such old notes by book-entry transfer at the Depository.

We make no recommendation to the holders of old notes as to whether to tender or refrain from tendering all or any portion of their old notes pursuant to the exchange offer. In addition, no one has been authorized to make any such recommendation. Holders of old notes must make their own decision whether to tender pursuant to the exchange offer and, if so, the aggregate amount of old notes to tender after reading this prospectus and the letter of transmittal and consulting with their advisers, if any, based on their own financial position and requirements. Holders of old notes do not have any appraisal or dissenters’ rights in connection with the exchange offer.

Registration of the Offer and Sale of the Exchange Notes

We are registering the exchange notes under the Securities Act in reliance on the SEC staff’s position in the following no-action letters: Exxon Capital Holdings Corporation (available May 13, 1988), referred to as “Exxon Capital Letter,” Morgan Stanley & Co. Incorporated (available June 5, 1991), and Shearman & Sterling (available July 2, 1993). Neither we, nor any of our affiliates, have entered into any arrangement or understanding with any person (including any broker-dealer) to distribute the exchange notes, and, to the best of our information and belief, each person participating in the exchange offer is acquiring the exchange notes in the ordinary course of its business and has no arrangement or understanding with any person to participate in the distribution of the exchange notes to be received in the exchange offer.

Any person (including any broker-dealer) using the exchange offer to participate in a distribution of exchange notes to be acquired in the exchange offer (a) cannot rely on the SEC staff’s position in the Exxon Capital Letter or interpretive letters to similar effect and (b) must comply with the registration and prospectus delivery requirements of the Securities Act in connection with a secondary resale transaction unless such sale or transfer is made pursuant to an exemption from such requirements.

Eligibility

In order to participate in the exchange offer, you must represent to us in writing, among other things, that, at the time of the consummation of the exchange offer:

■	you are acquiring the exchange notes in the exchange offer in the ordinary course of business;
■

you are not engaged in, do not intend to engage in and do not and will not have any arrangement or understanding with any person to participate in a distribution of the exchange notes (within the meaning of the Securities Act);

■	you are not one of our “affiliates,” as defined in Rule 405 of the Securities Act; and
■	you are not acting on behalf of any person or entity who could not truthfully make these statements.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it will deliver (or, to the extent permitted by law, make available) a prospectus in connection with any resale of such exchange notes during the 90 days after the expiration of the exchange offer. Please read “Plan of Distribution.”

Terms of the Exchange Offer

Upon the terms and conditions described in this prospectus and in the accompanying letter of transmittal, which together constitute the exchange offer, we will accept for exchange old notes that are properly tendered at or before the expiration time and not withdrawn as permitted below. As of the date of this prospectus, $480,000,000 aggregate principal amount of old notes are outstanding. This prospectus, together with the letter of transmittal, is first being sent on or about the date on the cover page of the prospectus to all holders of old notes known to us. Old notes tendered in the exchange offer must be in denominations of principal amount of $2,000 and any integral multiple of $1,000 in excess thereof. The exchange offer is not conditioned upon any minimum aggregate principal amount of old notes being tendered for exchange.

We intend to conduct the exchange offer in accordance with the provisions of the registration rights agreement, the applicable requirements of the Securities Act and the Exchange Act and the rules and regulations of the SEC. Old notes that the holders thereof do not tender for exchange in the exchange offer will remain outstanding and continue to accrue interest. These old notes will continue to be entitled to the rights and benefits such holders have under the indenture relating to the notes.

Our acceptance of the tender of old notes by a tendering holder will form a binding agreement between the tendering holder and us upon the terms and subject to the conditions provided in this prospectus and in the accompanying letter of transmittal.

The form and terms of the exchange notes being issued in the exchange offer are the same as the form and terms of the old notes except that:

■	the exchange notes being issued in the exchange offer will have been registered under the Securities Act;
■	the exchange notes being issued in the exchange offer will not bear the restrictive legends restricting their transfer under the Securities Act;
■

the exchange notes being issued in the exchange offer will not contain the registration rights contained in the old notes or provide for any additional interest related to the obligation to register; and

■	the exchange notes will bear a different CUSIP number from the old notes.

Expiration, Extension and Amendment

The expiration time of the exchange offer is 5:00 P.M., New York City time, on           , 2016. However, we may, in our sole discretion, extend the period of time for which the exchange offer is open and set a later expiration date for the exchange offer. The term “expiration time” as used herein means the latest time and date to which we extend the exchange offer. If we decide to extend the exchange offer period, we will then delay acceptance of any old notes by giving oral or written notice of an extension to the holders of old notes as described below. During any extension period, all old notes previously tendered will remain subject to the exchange offer and may be accepted for exchange by us. Any old notes not accepted for exchange will be returned to the tendering holder after the expiration or termination of the exchange offer.

Our obligation to accept old notes for exchange in the exchange offer is subject to the conditions described below under “—Conditions to the Exchange Offer.” We may decide to waive any of the conditions in our sole reasonable discretion. Furthermore, we reserve the right to amend or terminate the exchange offer, and not to accept for exchange any old notes not previously accepted for exchange, upon the occurrence of any of the conditions of the exchange offer specified below under the same heading. We will give oral or written notice of any extension, amendment, non-acceptance or termination to the holders of the old notes as promptly as practicable. If we materially change the terms of the exchange offer, we will resolicit tenders of the old notes, file a post-effective amendment to the prospectus and provide notice to you. If the change is made less than five business days before the expiration of the exchange offer, we will extend the offer so that the holders have at least five business days to tender or withdraw. We will notify you of any extension by means of a press release or other public announcement no later than 9:00 A.M., New York City time, on the first business day after the previously scheduled expiration time.

Procedures for Tendering

Valid Tender

We have forwarded to you, along with this prospectus, a letter of transmittal relating to this exchange offer. Except as described below, a tendering holder must, prior to the expiration time, transmit to US Bank, the exchange agent, at the address listed below under the caption “—Exchange Agent”:

■	a properly completed and duly executed letter of transmittal, including all other documents required by the letter of transmittal; or
■	if old notes are tendered in accordance with the book-entry procedures listed below, an agent’s message transmitted through the Depository’s Automated Tender Offer Program, referred to as ATOP.

In addition, you must:

■	deliver certificates, if any, for the old notes to the exchange agent at or before the expiration time;
■

deliver a timely confirmation of the book-entry transfer of the old notes into the exchange agent’s account at the Depository, the book-entry transfer facility, along with the letter of transmittal or an agent’s message; or

■	comply with the guaranteed delivery procedures described below.

The term “agent’s message” means a message, transmitted by the Depository to, and received by, the exchange agent and forming a part of a book-entry confirmation, that states that the Depository has received an express acknowledgment that the tendering holder agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against such holder.

If the letter of transmittal is signed by a person other than the registered holder of old notes, the letter of transmittal must be accompanied by a written instrument of transfer or exchange in satisfactory form duly executed by the registered holder with the signature guaranteed by an eligible institution. The old notes must be endorsed or accompanied by appropriate powers of attorney. In either case, the old notes must be signed exactly as the name of any registered holder appears on the old notes.

If the letter of transmittal or any old notes or powers of attorney are signed by trustees, executors, administrators, guardians, attorneys-in-fact, officers of corporations or others acting in a fiduciary or representative capacity, these persons should so indicate when signing. Unless waived by us, proper evidence satisfactory to us of their authority to so act must be submitted.

By tendering, each holder will represent to us that, among other things, the person is not our affiliate, the exchange notes are being acquired in the ordinary course of business of the person receiving the exchange notes, whether or not that person is the holder, and neither the holder nor the other person has any arrangement or understanding with any person to participate in the distribution of the exchange notes. Each holder that is a broker-dealer will represent to us that it is not engaged in, and does not intend to engage in, a distribution of the exchange notes. Each broker-dealer that receives exchange notes for its own account in exchange for old notes, where such old notes were acquired by such broker-dealer as a result of market-making activities or other trading activities, must acknowledge that it has not entered into any arrangement or understanding with us or an affiliate of ours to distribute the exchange notes and that it will deliver a prospectus in connection with any resale of such exchange notes during the 90 days after the expiration of the exchange offer. Please read “Plan of Distribution.”

The method of delivery of old notes, letters of transmittal and all other required documents is at your election and risk, and the delivery will be deemed made only upon actual receipt or confirmation by the exchange agent. If the delivery is by mail, we recommend that you use registered mail, properly insured, with return receipt requested. In all cases, you should allow sufficient time to assure timely delivery. Holders tendering through the Depository’s ATOP system should allow sufficient time for completion of the ATOP procedures during the normal business hours of the Depository on such dates.

No old notes, agent’s messages, letters of transmittal or other required documents should be sent to us. Delivery of all old notes, agent’s messages, letters of transmittal and other documents must be made to the exchange agent. Holders may also request their respective brokers, dealers, commercial banks, trust companies or nominees to effect such tender for such holders.

If you are a beneficial owner whose old notes are registered in the name of a broker, dealer, commercial bank, trust company or other nominee, and wish to tender, you should promptly instruct the registered holder to tender on your behalf. Any registered holder that is a participant in the Depository’s ATOP system may make book-entry delivery of the old notes by causing the Depository to transfer the old notes into the exchange agent’s account. The tender by a holder of old notes, including pursuant to the delivery of an agent’s message through the Depository’s ATOP system, will constitute an agreement between such holder and us in accordance with the terms and subject to the conditions set forth herein and in the letter of transmittal.

All questions as to the validity, form, eligibility, time of receipt and withdrawal of the tendered old notes will be determined by us in our sole reasonable discretion or by the exchange agent, which determination will be final and binding. We reserve the absolute right to reject any and all old notes not validly tendered or any old notes which, if accepted, would, in the opinion of our counsel, be unlawful. We also reserve the absolute right to waive any irregularities or conditions of tender as to particular old notes. Our interpretation of the terms and conditions of this exchange offer, including the instructions in the letter of transmittal, will be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within such time as we shall determine. Although we intend to notify you of defects or irregularities with respect to tenders of old notes, none of us, the exchange agent, or any other person shall be under any duty to give notification of defects or irregularities with respect to tenders of old notes, nor shall any of them incur any liability for failure to give such notification. Tenders of old notes will not be deemed to have been made until such irregularities have been cured or waived. Any old notes received by the exchange agent that are not validly tendered and as to which the defects or irregularities have not been cured or waived will be returned without cost to such holder by the exchange agent, unless otherwise provided in the letter of transmittal, as soon as practicable following the expiration date of the exchange offer.

Although we have no present plan to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any old notes that are not tendered in the exchange offer, we reserve the right, in our sole discretion, to purchase or make offers for any old notes after the expiration date of the exchange offer, from time to time, through open market or privately negotiated transactions, one or more additional exchange or tender offers, or otherwise, as permitted by law, the Indenture and our other debt agreements. Following consummation of this exchange offer, the terms of any such purchases or offers could differ materially from the terms of this exchange offer.

Signature Guarantees

Signatures on a letter of transmittal or a notice of withdrawal must be guaranteed, unless the old notes surrendered for exchange are tendered:

■	by a registered holder of the old notes who has not completed the box entitled “Special Issuance Instructions” or “Special Delivery Instructions” on the letter of transmittal, or
■	for the account of an “eligible institution.”

If signatures on a letter of transmittal or a notice of withdrawal are required to be guaranteed, the guarantees must be by an “eligible institution.” An “eligible institution” is an “eligible guarantor institution” meeting the requirements of the registrar for the notes within the meaning of Rule 17Ad-15 under the Exchange Act.

Book-Entry Transfer

The exchange agent will make a request to establish an account for the old notes at the Depository for purposes of the exchange offer. Any financial institution that is a participant in the Depository’s system may make book-entry delivery of old notes by causing the Depository to transfer those old notes into the exchange agent’s account at the Depository in accordance with the Depository’s procedure for transfer. The participant should transmit its acceptance to the Depository at or prior to the expiration time or comply with the guaranteed delivery procedures described below. The Depository will verify this acceptance, execute a book-entry transfer of the tendered old notes into the exchange agent’s account at the Depository and then send to the exchange agent confirmation of this book-entry transfer. The confirmation of this book-entry transfer will include an agent’s message confirming that the Depository has received an express acknowledgment from this participant that this participant has received and agrees to be bound by the letter of transmittal and that we may enforce the letter of transmittal against this participant.

Delivery of exchange notes issued in the exchange offer may be effected through book-entry transfer at the Depository. However, the letter of transmittal or facsimile of it or an agent’s message, with any required signature guarantees and any other required documents, must:

■	be transmitted to and received by the exchange agent at the address listed under “—Exchange Agent” at or prior to the expiration time; or
■	comply with the guaranteed delivery procedures described below.

Delivery of documents to the Depository in accordance with the Depository’s procedures does not constitute delivery to the exchange agent.

Guaranteed Delivery

If a registered holder of old notes desires to tender the old notes, and the old notes are not immediately available, or time will not permit the holder’s old notes or other required documents to reach the exchange agent before the expiration time, or the procedures for book-entry transfer described above cannot be completed on a timely basis, a tender may nonetheless be made if:

■	the tender is made through an eligible institution;
■

prior to the expiration time, the exchange agent receives by facsimile transmission, mail or hand delivery from such eligible institution a properly and validly completed and duly executed notice of guaranteed delivery, substantially in the form provided by us:

	1.	stating the name and address of the holder of old notes and the amount of old notes tendered,

	2.	stating that the tender is being made, and

3.	guaranteeing that within three New York Stock Exchange trading days after the expiration time, the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and any other documents required by the letter of transmittal will be deposited by the eligible institution with the exchange agent; and

■

the certificates for all physically tendered old notes, in proper form for transfer, or a book-entry confirmation, as the case may be, and a properly completed and duly executed letter of transmittal, or an agent’s message, and all other documents required by the letter of transmittal, are received by the exchange agent within three New York Stock Exchange trading days after the date of execution of the notice of guaranteed delivery.

Determination of Validity

We will determine, in our sole reasonable discretion, all questions as to the validity, form and eligibility of old notes tendered for exchange. This discretion extends to the determination of all questions concerning the timing of receipts and acceptance of tenders. These determinations will be final and binding. We reserve the right to reject any particular old note not properly tendered or of which our acceptance might, in our judgment or our counsel’s judgment, be unlawful. We also reserve the right to waive any defects or irregularities or conditions of the exchange offer as to any particular old note either before or after the expiration time, including the right to waive the ineligibility of any tendering holder. Our interpretation of the terms and conditions of the exchange offer as to any particular old note either before or after the applicable expiration time, including the letter of transmittal and the instructions to the letter of transmittal, shall be final and binding on all parties. Unless waived, any defects or irregularities in connection with tenders of old notes must be cured within a reasonable period of time.

Neither we, the exchange agent nor any other person will be under any duty to give notification of any defect or irregularity in any tender of old notes. Moreover, neither we, the exchange agent nor any other person will incur any liability for failing to give notifications of any defect or irregularity.

Acceptance of Old Notes for Exchange; Issuance of Exchange Notes

Upon the terms and subject to the conditions of the exchange offer, we will accept, promptly after the expiration time, all old notes properly tendered. We will issue the exchange notes promptly after acceptance of the old notes. For purposes of an exchange offer, we will be deemed to have accepted properly tendered old notes for exchange when, as and if we have given oral or written notice to the exchange agent, with prompt written confirmation of any oral notice.

For each old note accepted for exchange, the holder will receive a new note having a principal amount equal to that of the surrendered old note. As a result, registered holders of exchange notes issued in the exchange offer on the relevant record date for the first interest payment date following the completion of the exchange offer will receive interest accruing from the most recent date to which interest has been paid on the old notes or, if no interest has been paid on the old notes, from the date of original issue. Old notes that we accept for exchange will cease to accrue interest from and after the date of completion of the exchange offer.

In all cases, issuance of exchange notes for old notes will be made only after timely receipt by the exchange agent of:

■	certificate for the old notes, or a timely book-entry confirmation of the old notes, into the exchange agent’s account at the book-entry transfer facility;
■	a properly completed and duly executed letter of transmittal or an agent’s message; and
■	all other required documents.

Unaccepted or non-exchanged old notes will be returned without expense to the tendering holder of the old notes. In the case of old notes tendered by book-entry transfer in accordance with the book-entry procedures described above, the non-exchanged old notes will be credited to an account maintained with the Depository as promptly as practicable after the expiration or termination of the exchange offer. For each old note accepted for exchange, the holder of the old note will receive an exchange note having a principal amount equal to that of the surrendered outstanding note.

Interest Payments on the Exchange Notes

Interest on the exchange notes accrues at a rate of 9.500% per annum from the original issue date of the old notes or from the most recent date from which interest on the old notes has been paid, whichever is later, and is payable semiannually in cash in arrears on February 15 and August 15 of each year, commencing on February 15, 2017.

Withdrawal Rights

Tenders of old notes may be properly withdrawn at any time prior to the close of business, New York time, on the last business day that the exchange offer is open.

For a withdrawal to be effective with respect to old notes, the exchange agent must receive a written notice of withdrawal before the expiration time delivered by hand, overnight by courier or by mail, at the address indicated under “—Exchange Agent” or, in the case of eligible institutions, at the facsimile number, or a properly transmitted “Request Message” through the Depository’s ATOP system. Any notice of withdrawal must:

■	specify the name of the person, referred to as the depositor, having tendered the old notes to be withdrawn;
■	identify the old notes to be withdrawn, including certificate numbers and principal amount of the old notes;
■	contain a statement that the holder is withdrawing its election to have the old notes exchanged;
■

other than a notice transmitted through the Depository’s ATOP system, be signed by the holder in the same manner as the original signature on the letter of transmittal by which the old notes were tendered, including any required signature guarantees, or be accompanied by documents of transfer to have the trustee with respect to the old notes register the transfer of the old notes in the name of the person withdrawing the tender; and

■	specify the name in which the old notes are registered, if different from that of the depositor.

If certificates for old notes have been delivered or otherwise identified to the exchange agent, then, prior to the release of these certificates the withdrawing holder must also submit the serial numbers of the particular certificates to be withdrawn and signed notice of withdrawal with signatures guaranteed by an eligible institution, unless this holder is an eligible institution. If old notes have been tendered in accordance with the procedure for book-entry transfer described above, any notice of withdrawal must specify the name and number of the account at the book-entry transfer facility to be credited with the withdrawn old notes.

Any old notes properly withdrawn will be deemed not to have been validly tendered for exchange. Exchange notes will not be issued in exchange unless the old notes so withdrawn are validly re-tendered.

Properly withdrawn old notes may be re-tendered by following the procedures described under “—Procedures for Tendering” above at any time at or before the expiration time.

We will determine all questions as to the validity, form and eligibility, including time of receipt, of notices of withdrawal.

Conditions to the Exchange Offer

Notwithstanding any other provisions of the exchange offer, or any extension of the exchange offer, we will not be required to accept for exchange, or to exchange, any old notes for any exchange notes, and, as described below, may terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any conditions to or amend the exchange offer, if any of the following conditions has occurred or exists:

■

there shall occur a change in the current interpretation by the staff of the SEC which permits the exchange notes issued pursuant to the exchange offer in exchange for old notes to be offered for resale, resold and otherwise transferred by the holders (other than broker-dealers and any holder which is an affiliate) without compliance with the registration and prospectus delivery provisions of the Securities Act, provided that such exchange notes are acquired in the ordinary course of such holders’ business and such holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes;

■

any action or proceeding shall have been instituted or threatened in any court or by or before any governmental agency or body seeking to enjoin, make illegal or delay completion of the exchange offer or otherwise relating to the exchange offer;

■	any law, statute, rule or regulation shall have been adopted or enacted which, in our judgment, would reasonably be expected to impair our ability to proceed with such exchange offer;
■	a banking moratorium shall have been declared by United States federal or New York State authorities;
■

trading on the New York Stock Exchange or generally in the United States over-the-counter market shall have been suspended, or a limitation on prices for securities imposed, by order of the SEC or any other governmental authority;

■

an attack on the United States, an outbreak or escalation of hostilities or acts of terrorism involving the United States, or any declaration by the United States of a national emergency or war shall have occurred;

■

a stop order shall have been issued by the SEC or any state securities authority suspending the effectiveness of the registration statement of which this prospectus is a part or proceedings shall have been initiated or, to our knowledge, threatened for that purpose or any governmental approval has not been obtained, which approval we shall, in our sole reasonable discretion, deem necessary for the consummation of such exchange offer; or

■

any change, or any development involving a prospective change, in our business or financial affairs or any of our subsidiaries has occurred which is or may be adverse to us or we shall have become aware of facts that have or may have an adverse impact on the value of the old notes or the exchange notes, which in our sole judgment in any case makes it inadvisable to proceed with such exchange offer and/or with such acceptance for exchange or with such exchange.

If any of the foregoing events or conditions has occurred or exists, we may, subject to applicable law, terminate the exchange offer, whether or not any old notes have been accepted for exchange, or may waive any such condition or otherwise amend the terms of such exchange offer in any respect. Please read “—Expiration, Extension and Amendment” above.

If any of the above events occur, we may:

■	terminate the exchange offer and promptly return all tendered old notes to tendering holders;
■	complete and/or extend the exchange offer and, subject to your withdrawal rights, retain all tendered old notes until the extended exchange offer expires;
■	amend the terms of the exchange offer; or
■	waive any unsatisfied condition and, subject to any requirement to extend the period of time during which the exchange offer is open, complete the exchange offer.

We may assert these conditions with respect to the exchange offer regardless of the circumstances giving rise to them. All conditions to the exchange offer, other than those dependent upon receipt of necessary government approvals, must be satisfied or waived by us before the expiration of the exchange offer. We may waive any condition in whole or in part at any time in our sole reasonable discretion. Our failure to exercise our rights under any of the above circumstances does not represent a waiver of these rights. Each right is an ongoing right that may be asserted at any time. Any determination by us concerning the conditions described above will be final and binding upon all parties.

If a waiver constitutes a material change to the exchange offer, we will promptly disclose the waiver by means of a prospectus supplement that we will distribute to the registered holders of the old notes, and we will extend the exchange offer for a period of five to ten business days, as required by applicable law, depending upon the significance of the waiver and the manner of disclosure to the registered holders, if the exchange offer would otherwise expire during the five to ten business day period.

Resales of Exchange Notes

Based on interpretations by the staff of the SEC, as described in no-action letters issued to third parties that are not related to us, we believe that exchange notes issued in the exchange offer in exchange for old notes may be offered for resale, resold or otherwise transferred by holders of the exchange notes without compliance with the registration and prospectus delivery provisions of the Securities Act, if:

■	the exchange notes are acquired in the ordinary course of the holder’s business;
■	the holders have no arrangement or understanding with any person to participate in the distribution of the exchange notes;
■	the holders are not “affiliates” of ours within the meaning of Rule 405 under the Securities Act; and
■	the holders are not a broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act.

However, the SEC has not considered the exchange offer described in this prospectus in the context of a no-action letter. The staff of the SEC may not make a similar determination with respect to the exchange offer as in the other circumstances. Each holder who wishes to exchange old notes for exchange notes will be required to represent that it meets the above four requirements.

Any holder who is an affiliate of ours or who intends to participate in the exchange offer for the purpose of distributing exchange notes or any broker-dealer who purchased old notes directly from us for resale pursuant to Rule 144A or any other available exemption under the Securities Act:

■	cannot rely on the applicable interpretations of the staff of the SEC mentioned above;
■	will not be permitted or entitled to tender the old notes in the exchange offer; and
■	must comply with the registration and prospectus delivery requirements of the Securities Act in connection with any secondary resale transaction.

Each broker-dealer that receives exchange notes for its own account in exchange for old notes must acknowledge that the old notes were acquired by it as a result of market-making activities or other trading activities and agree that it will deliver a prospectus that meets the requirements of the Securities Act in connection with any resale of the exchange notes. The letter of transmittal states that by so acknowledging and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act. Please read “Plan of Distribution.” A broker-dealer may use this prospectus, as it may be amended or supplemented from time to time, in connection with the resales of exchange notes received in exchange for old notes that the broker-dealer acquired as a result of market-making or other trading activities. Any holder that is a broker-dealer participating in the exchange offer must notify the exchange agent at the telephone number set forth in the enclosed letter of transmittal and must comply with the procedures for broker-dealers participating in the exchange offer. We have not entered into any arrangement or understanding with any person to distribute the exchange notes to be received in the exchange offer.

In addition, to comply with state securities laws, the exchange notes may not be offered or sold in any state unless they have been registered or qualified for sale in such state or an exemption from registration or qualification, with which there has been compliance, is available. The offer and sale of the exchange notes to “qualified institutional buyers,” as defined under Rule 144A of the Securities Act, is generally exempt from registration or qualification under the state securities laws. We currently do not intend to register or qualify the sale of exchange notes in any state where an exemption from registration or qualification is required and not available.

Exchange Agent

US Bank has been appointed as the exchange agent for the exchange offer. All executed letters of transmittal and any other required documents should be directed to the exchange agent at the address or facsimile number set forth below. Questions and requests for assistance, requests for additional copies of this prospectus or of the letter of transmittal and requests for notices of guaranteed delivery should be directed to the exchange agent addressed as follows:

U.S. Bank National Association

St. Paul, MN 55107-1402

Delivery by Registered	Facsimile Transmissions:	Overnight Delivery,
or Certified Mail:	(Eligible Institutions Only)	Regular Mail or In Person by Hand:

U.S. Bank National Association	(651) 466-7367	U.S. Bank National Association

Attn: Corporate Actions	Attn: Corporate Actions	Attn: Corporate Actions

111 Fillmore Avenue		111 Fillmore Avenue

St. Paul, MN 55107-1402		St. Paul, MN 55107-1402

To Confirm by Telephone
or for Information Call:
(800) 934-6802

Attn: Corporate Actions

Delivery of the letter of transmittal to an address other than as set forth above or transmission of such letter of transmittal via facsimile other than as set forth above does not constitute a valid delivery of the letter of transmittal.

Fees and Expenses

We will pay the expenses of soliciting tenders pursuant to this exchange offer. We have agreed to pay the exchange agent reasonable and customary fees for its services and will reimburse it for its reasonable out-of-pocket expenses in connection with the exchange offer. We will also pay brokerage houses and other custodians, nominees and fiduciaries the reasonable out-of-pocket expenses incurred by them in forwarding copies of this prospectus and related documents to the beneficial owners of old notes, and in handling or tendering for their customers. We will not make any payment to brokers, dealers or others soliciting acceptances of the exchange offer.

Holders who tender their old notes for exchange will not be obligated to pay any transfer taxes on the exchange. If, however, exchange notes are to be delivered to, or are to be issued in the name of, any person other than the registered holder of the old notes tendered, or if a transfer tax is imposed for any reason other than the exchange of old notes in connection with the exchange offer, then the amount of any such transfer taxes (whether imposed on the registered holder or any other persons) will be payable by the tendering holder. If satisfactory evidence of payment of such taxes or exemption therefrom is not submitted with the letter of transmittal, the amount of such transfer taxes will be billed directly to such tendering holder.

Transfer Taxes

We will pay all transfer taxes, if any, applicable to the exchange of old notes under the exchange offer. The tendering holder, however, will be required to pay any transfer taxes, whether imposed on the registered holder or any other person, if a transfer tax is imposed for any reason other than the exchange of old notes under the exchange offer.

Consequences of Failure to Exchange Outstanding Securities

Holders who desire to tender their old notes in exchange for exchange notes registered under the Securities Act should allow sufficient time to ensure timely delivery. Neither the exchange agent nor we are under any duty to give notification of defects or irregularities with respect to the tenders of old notes for exchange.

Old notes that are not tendered or are tendered but not accepted will, following the completion of the exchange offer, continue to be subject to the provisions in the Indenture regarding the transfer and exchange of the old notes and the existing restrictions on transfer set forth in the legend on the old notes as provided in the Indenture for the notes. We will have no further obligation to provide for the registration under the Securities Act of such old notes. In general, old notes, unless registered under the Securities Act, may not be offered or sold except pursuant to an exemption from, or in a transaction not subject to, the Securities Act and applicable state securities laws.

We do not currently anticipate that we will take any action to register the old notes under the Securities Act or under any state securities laws. Upon completion of the exchange offer, holders of the old notes will not be entitled to any further registration rights under the registration rights agreement. Holders of the exchange notes issued in the exchange offer and any old notes which remain outstanding after completion of the exchange offer will vote together as a single class for purposes of determining whether holders of the requisite percentage of the class have taken certain actions or exercised certain rights under the Indenture.

Accounting Treatment

We will record the exchange notes at the same carrying value as the old notes, as reflected in our accounting records on the date of the exchange. Accordingly, we will not recognize any gain or loss for accounting purposes. The expenses of the exchange offer will be amortized over the term of the exchange notes.

Other

Participation in the exchange offer is voluntary, and you should consider carefully whether to accept. You are urged to consult your financial and tax advisors in making your own decision on what action to take.

We may in the future seek to acquire untendered old notes in open market or privately negotiated transactions, through subsequent exchange offers or otherwise. We have no present plans to acquire any old notes that are not tendered in the exchange offer or to file a registration statement to permit resales of any untendered old notes.

Our obligations under the registration rights agreement to register the exchange notes will terminate upon the completion of the exchange offer. However, under certain circumstances specified in the registration rights agreement, we may be required to file a shelf registration statement for a continuous offer in connection with the old notes.

CERTAIN U.S. FEDERAL INCOME TAX CONSIDERATIONS

The following discussion summarizes certain material U.S. federal income tax considerations relating to the exchange of old notes for exchange notes in the exchange offer, but does not purport to be a complete analysis of all the potential tax considerations. This discussion is based upon the Internal Revenue Code of 1986, as amended (the “Code”), applicable U.S. Treasury Regulations promulgated thereunder, judicial interpretations thereof and administrative rulings and published positions of the Internal Revenue Service (the “IRS”), each as in effect as of the date hereof. These authorities are subject to change, possibly with retroactive effect, and any such change could affect the accuracy of the statements and conclusions set forth herein. We have not sought and will not seek any rulings from the IRS with respect to the statements made and the conclusions reached in the following discussion, and accordingly, there can be no assurance that the IRS will not successfully challenge the tax consequences described below.

This discussion only applies to holders that are beneficial owners of old notes that purchased old notes in the initial offering thereof at their original “issue price” (the first price at which a substantial amount of the old notes was sold for cash (excluding sales to bond houses, brokers, or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers)) for cash and that hold such old notes as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This summary does not address the tax considerations that may be relevant to subsequent purchasers of old notes or exchange notes. This discussion does not address the tax considerations arising under the laws of any foreign, state, local or other jurisdiction or any income tax treaty. In addition, this discussion does not purport to address all aspects of U.S. federal income taxation that may be relevant to a particular holder of notes in light of the holder’s particular circumstances or status or that may be relevant to holders subject to special rules under the U.S. federal income tax laws (including, for example, dealers in securities or currencies, traders in securities that have elected the mark-to-market method of accounting for their securities, holders whose functional currency is not the U.S. dollar, persons holding old notes as part of a hedge, straddle, conversion or other “synthetic security” or integrated transaction, former U.S. citizens or long-term residents of the United States, financial institutions, insurance companies, regulated investment companies, real estate investment trusts, persons subject to the alternative minimum tax, entities that are tax-exempt for U.S. federal income tax purposes, and entities or arrangements treated as a partnership or other pass-through entity for U.S. federal income tax purposes and holders of interests therein). In addition, this discussion does not address any tax consequences arising under the unearned income Medicare contribution tax pursuant to the Health Care and Education Reconciliation Act of 2010.

If an entity or arrangement treated as a partnership or other pass-through entity for U.S. federal income tax purposes holds old notes, the tax treatment of a person treated as a partner in such partnership, or as an owner of an interest in such other pass-through entity, will generally depend upon the status of the partner or owner and the activities of the partnership or pass-through entity. Any person that for U.S. federal income tax purposes is treated as a partner in a partnership holding old notes should consult its own tax advisor regarding the tax consequences to it of exchanging old notes for exchange notes in the exchange offer.

THIS SUMMARY IS FOR GENERAL INFORMATION ONLY AND IS NOT INTENDED TO CONSTITUTE A COMPLETE DESCRIPTION OF ALL TAX CONSEQUENCES RELATING TO THE EXCHANGE OF THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER. YOU ARE ADVISED TO CONSULT YOUR OWN TAX ADVISOR WITH RESPECT TO THE PARTICULAR U.S. FEDERAL INCOME TAX CONSEQUENCES TO YOU OF EXCHANGING THE OLD NOTES FOR EXCHANGE NOTES IN THE EXCHANGE OFFER AS WELL AS ANY TAX CONSEQUENCES ARISING UNDER THE U.S. FEDERAL ESTATE, GIFT OR ALTERNATIVE MINIMUM TAX RULES OR UNDER THE LAWS OF ANY STATE, LOCAL, FOREIGN OR OTHER TAXING JURISDICTION OR UNDER ANY APPLICABLE TAX TREATY.

Exchange Offer

The exchange of old notes for exchange notes in the exchange offer will not constitute a significant modification of the terms of the old notes under applicable tax rules and thus will not constitute a taxable exchange of the old notes for U.S. federal income tax purposes. Consequently, a beneficial owner of old notes will not recognize gain or loss upon the exchange of old notes for exchange notes pursuant to the exchange offer, the holding period of the exchange notes will include the holding period of the old notes surrendered in exchange therefor and the beneficial owner’s adjusted tax basis in the exchange notes will be the same as its adjusted tax basis in the old notes surrendered in exchange therefor immediately before the exchange. Beneficial owners of notes should consult their own tax advisors regarding the United States federal income tax consequences of holding and disposing of notes.

PLAN OF DISTRIBUTION

Each broker-dealer that receives exchange notes for its own account pursuant to this exchange offer must acknowledge that it will deliver a prospectus meeting the requirements of the Securities Act in connection with any resale of such exchange notes during the 90 days after the expiration of the exchange offer. This prospectus, as it may be amended or supplemented from time to time, may be used by a broker-dealer in connection with resales of exchange notes received in exchange for old notes where such old notes were acquired as a result of market-making activities or other trading activities. In addition, all dealers effecting transactions in the exchange notes may be required to deliver a prospectus. To the extent any such broker-dealer participates in the exchange offer, we have agreed that, for a period of 90 days after the date of this prospectus, we will make this prospectus, as amended or supplemented, available to any broker-dealer for use in connection with any such resale, and will deliver as many additional copies of this prospectus and any amendment or supplement to this prospectus to any broker-dealer that requests such documents in the letter of transmittal.

We will not receive any proceeds from any sale of exchange notes by broker-dealers. Exchange notes received by broker-dealers for their own account pursuant to the exchange offer may be sold from time to time in one or more transactions in the over-the-counter market, in negotiated transactions, through the writing of options on the exchange notes or a combination of such methods of resale, at market prices prevailing at the time of resale, at prices related to such prevailing market prices or negotiated prices. Any such resale may be made directly to purchasers or to or through brokers or dealers who may receive compensation in the form of commissions or concessions from any such broker-dealer and/or the purchasers of any exchange notes. Any broker-dealer that resells exchange notes that were received by it for its own account pursuant to this exchange offer and any broker or dealer that participates in a distribution of such exchange notes may be deemed to be an “underwriter” within the meaning of the Securities Act and any profit on any such resale of exchange notes and any commissions or concessions received by any such persons may be deemed to be underwriting compensation under the Securities Act. The letter of transmittal states that, by acknowledging that it will deliver and by delivering a prospectus, a broker-dealer will not be deemed to admit that it is an “underwriter” within the meaning of the Securities Act.

We have agreed to pay all expenses incident to the exchange offer other than commissions or concessions of any brokers or dealers and will indemnify the holders of the exchange notes (including any broker-dealers) against certain liabilities, including liabilities under the Securities Act.

LEGAL MATTERS

Certain legal matters with regard to the validity of the exchange notes will be passed upon for us and the Subsidiary Guarantors by Dentons US LLP, New York, New York. White & Case LLP, New York, New York, has advised the initial purchasers of the old notes in connection with the offering of the exchange notes.

EXPERTS

The consolidated financial statements of Xerium Technologies, Inc. appearing in Xerium Technologies, Inc.’s Annual Report (Form 10-K) for the year ended December 31, 2015 (including the schedules appearing therein), and the effectiveness of Xerium Technologies Inc.’s internal control over financial reporting as of December 31, 2015 have been audited by Ernst & Young LLP, independent registered public accounting firm, as set forth in their reports thereon, included therein, and incorporated herein by reference. Such consolidated financial statements are incorporated herein by reference in reliance upon such reports given on the authority of such firm as experts in accounting and auditing.

Exchange Offer for $480,000,000

Xerium Technologies, Inc.

9.500% Senior Secured Notes due 2021

______________________________

PROSPECTUS
______________________________

          , 2016

PART II

Information Not Required in Prospectus

Item 20. Indemnification of Directors and Officers.

(a)	The following entities are incorporated under the laws of Delaware: Xerium Technologies, Inc., Huyck Licensco Inc., Xerium III (US) Limited, Xerium IV (US) Limited and Xerium V (US) Limited (collectively, the “Delaware Corporations”).

The General Corporation Law of the State of Delaware (“DGCL”) authorizes corporations to limit or eliminate the personal liability of directors to corporations and their stockholders for monetary damages for breaches of directors’ fiduciary duties. Each of the certificates of incorporation, as amended and/or restated, of the Delaware Corporations includes a provision that eliminates the personal liability of directors for monetary damages for actions taken as a director to the fullest extent from time to time permitted by law, except for liability for breach of duty of loyalty; for acts or omissions not in good faith or involving intentional misconduct or knowing violation of law; under Section 174 of the DGCL (unlawful dividends and stock repurchases); or for transactions from which the director derived improper personal benefit.

The certificates of incorporation and/or bylaws of each of the Delaware Corporations provide that the corporation must indemnify its directors and officers to the maximum extent permitted by the DGCL and must also pay expenses incurred in defending any such proceeding in advance of its final disposition upon delivery of an undertaking, by or on behalf of an indemnified person, to repay all amounts so advanced if it should be determined ultimately that such person is not entitled to be indemnified under the certificate of incorporation and/or bylaws. Xerium’s second amended and restated certificate of incorporation provides that Xerium shall not indemnify a person in connection with an action initiated by the person, unless the initiation of the action was approved by the directors.

The indemnification rights set forth above shall not be exclusive of any other right which an indemnified person may have or hereafter acquire under any statute, provision of the applicable Delaware Corporation’s certificate of incorporation or bylaws, agreement, vote of stockholders or disinterested directors or otherwise.

(b)	The following are limited liability companies organized under the laws of Delaware: JJ Plank Company, LLC, Robec Brazil LLC, Stowe Woodward LLC, Stowe Woodward Licensco LLC, Wangner Itelpa I LLC, Wangner Itelpa II LLC, Weavexx, LLC, Xerium Asia, LLC and XTI LLC.

Section 18-108 of the Delaware Limited Liability Company Act empowers a Delaware limited liability company to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

In accordance with these provisions, each of the limited liability company agreements of Robec Brazil LLC, Wangner Itelpa I LLC, Wangner Itelpa II LLC and XTI LLC state the company shall indemnify a member, manager, an officer, a person to whom the managers delegate management responsibilities, any affiliate, officer, director or shareholder of a member, or manager, or any employee or agent of the company or of the indemnified party from any loss, damage or claim incurred by the indemnified party by reason of any act performed or omitted to be performed by the indemnified party pursuant to the authority granted by the limited liability company agreement or in connection with the business of the company including expenses (including legal fees) incurred by such indemnified person in defending any claim, demand, action, suit or proceeding; provided however, that an indemnified party shall not be indemnified for any loss, damage or claim incurred by such party by reason of gross negligence or willful misconduct with such acts or omissions. The limited liability company agreements of Stowe Woodward LLC and Stowe Woodward Licensco LLC provide for the indemnification of members, directors, officers and employees to the maximum extent provided by law. The limited liability company agreements of Weavexx, LLC and Xerium Asia, LLC provide for indemnification of the officers and managers, to the maximum extent provided by law; provided, however, that no officer or manager shall be indemnified from any liability for fraud, intentional misconduct, gross negligence or a knowing violation of the law which was material to the cause of action. The limited liability company agreement of JJ Plank Company, LLC provides for indemnification of its member from and against any and all liabilities of every kind, arising from or relating to its business, except as to those matters arising from the member’s fraud, gross negligence or willful misconduct.

The limited liability company agreements of JJ Plank Company, LLC, Stowe Woodward LLC, Stowe Woodward Licensco LLC, Robec Brazil LLC, Wangner Itelpa I LLC, Wangner Itelpa II LLC and XTI LLC eliminate the liability, loss or damage that arises out of any act performed or omitted to be performed by any indemnified party pursuant to the authority granted by the limited liability company agreement or otherwise in connection with the business or affairs of the company except for liabilities, losses or damages resulting from such party’s fraud, gross negligence or willful misconduct.

(c)	Xerium maintains insurance to protect itself, its subsidiaries and its directors and officers, and those of its subsidiaries, against any such expense, liability or loss, whether or not Xerium would have the power to indemnify them against such expense, liability or loss under applicable law.

Item 21. Exhibits and Financial Statement Schedules.

(a)	Exhibits.

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1(1)*	Joint Prepackaged Plan of Reorganization, as confirmed by the bankruptcy court on May 12, 2010.
2.2(2)	Confirmation Order, dated May 12, 2010.
3.1(3)	Second Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc.
3.2(4)	Amended and Restated By-Laws of Xerium Technologies, Inc.
3.3(5)	Certificate of Incorporation of Huyck Licensco Inc.
3.4(6)	By-Laws of Huyck Licensco Inc., as Amended.
3.5**	Certificate of Formation of JJ Plank Company, LLC.
3.6**	Limited Liability Company Agreement of JJ Plank Company, LLC.
3.7(7)	Certificate of Formation of Robec Brazil LLC.
3.8(8)	Limited Liability Company Agreement of Robec Brazil LLC.
3.9(9)	Certificate of Formation of Stowe Woodward LLC.
3.10(10)	Limited Liability Company Agreement of Stowe Woodward LLC.
3.11(11)	Certificate of Formation of Stowe Woodward Licensco LLC.
3.12(12)	Limited Liability Company Agreement of Stowe Woodward Licensco LLC.
3.13(13)	Certificate of Formation of Wangner Itelpa I LLC.
3.14(14)	Limited Liability Company Agreement of Wangner Itelpa I LLC.
3.15(15)	Certificate of Formation of Wangner Itelpa II LLC.
3.16(16)	Limited Liability Company Agreement of Wangner Itelpa II LLC.
3.17(17)	Certificate of Formation of Weavexx, LLC.
3.18(18)	Limited Liability Company Agreement of Weavexx, LLC.
3.19(19)	Certificate of Formation of Xerium Asia, LLC.
3.20(20)	Limited Liability Company Agreement of Xerium Asia, LLC.
3.21(21)	Certificate of Incorporation of Xerium III (US) Limited.
3.22(22)	By-Laws of Xerium III (US) Limited.
3.23(23)	Certificate of Incorporation of Xerium IV (US) Limited.
3.24(24)	By-Laws of Xerium IV (US) Limited.
3.25(25)	Certificate of Incorporation of Xerium V (US) Limited.
3.26(26)	By-Laws of Xerium V (US) Limited.
3.27(27)	Certificate of Formation of XTI LLC.
3.28(28)	Limited Liability Company Agreement of XTI LLC.
4.1(29)	Indenture among the Company, the guarantor parties thereto and U.S. Bank National Association as Trustee, dated August 9, 2016.
4.2(30)	Registration Rights Agreement among the Company, the guarantor parties thereto and the Initial Purchasers, dated August 9, 2016.

Exhibit No.	Description of Exhibit
4.3(31)	Form of 9.500% Senior Secured Notes due 2021 (included in exhibit 4.1).
4.4(32)	Pledge and Security Agreement among the Company, the grantor parties thereto and U.S. Bank National Association as Collateral Agent, dated August 9, 2016.
5.1**	Legal Opinion of Dentons US LLP
12.1**	Computation of Ratio of Earnings to Fixed Charges.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Dentons US LLP (contained in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature pages hereto).
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to the Indenture.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery.
99.3**	Form of Letter from Xerium Technologies, Inc. to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4**	Form of Letter to Clients.

(1)	Filed as Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 14, 2010, and incorporated herein by reference.
(2)	Filed as Exhibit 2.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 14, 2010, and incorporated herein by reference.
(3)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2010, and incorporated herein by reference.
(4)	Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 11, 2015, and incorporated herein by reference.
(5)	Filed as Exhibit 3.27 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(6)	Filed as Exhibit 3.28 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(7)	Filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(8)	Filed as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(9)	Filed as Exhibit 3.35 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(10)	Filed as Exhibit 3.36 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(11)	Filed as Exhibit 3.33 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(12)	Filed as Exhibit 3.34 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(13)	Filed as Exhibit 3.11 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(14)	Filed as Exhibit 3.12 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(15)	Filed as Exhibit 3.13 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(16)	Filed as Exhibit 3.14 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(17)	Filed as Exhibit 3.15 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(18)	Filed as Exhibit 3.16 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(19)	Filed as Exhibit 3.17 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.

(20)	Filed as Exhibit 3.18 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(21)	Filed as Exhibit 3.21 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(22)	Filed as Exhibit 3.22 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(23)	Filed as Exhibit 3.31 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(24)	Filed as Exhibit 3.32 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(25)	Filed as Exhibit 3.37 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(26)	Filed as Exhibit 3.38 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(27)	Filed as Exhibit 3.39 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on July 9, 2004, and incorporated herein by reference.
(28)	Filed as Exhibit 3.40 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on July 9, 2004, and incorporated herein by reference.
(29)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2016, and incorporated herein by reference.
(30)	Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 9, 2016, and incorporated herein by reference.
(31)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2016, and incorporated herein by reference.
(32)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2016, and incorporated herein by reference.
*	The following exhibits to the Joint Prepackaged Plan of Reorganization were filed with the bankruptcy court, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Registration Statement on Form S-4. We will furnish supplementally a copy of any exhibit to the Joint Prepackaged Plan of Reorganization to the Securities and Exchange Commission upon request.
**	Filed Herewith

Exhibit A	Amended and Restated Credit Facility
Exhibit B	Commitment Letter
Exhibit C	New Management Incentive Plan
Exhibit D	New Warrants
Exhibit E	Executory Contracts and Unexpired Leases to be Rejected
Exhibit F	Amended and Restated Pledge and Security Agreement
Exhibit G	Austria Contribution Agreement
Exhibit H	Austria Note
Exhibit I	Austria Purchase Agreement
Exhibit J	Canada Direction Letter Agreement
Exhibit K	Exit Facility Credit Agreement
Exhibit L	Exit Facility Pledge and Security Agreement
Exhibit M	Germany Assumption Agreement
Exhibit N	Intercreditor Agreement
Exhibit O	Nominating Agreement
Exhibit P	Registration Rights Agreement
Exhibit Q	Restated Bylaws of each Reorganized Debtor
Exhibit R	Restated Charters of each Reorganized Debtor
Exhibit S	Shareholder Rights Plan
Exhibit T	U.S. Direction Letter Agreement
Exhibit U	Initial Directors and Initial Officers of the Reorganized Debtors
Exhibit V	Retained Actions
Exhibit W	Additional Intercompany Transactions

(b) Financial Statement Schedules.

XERIUM TECHNOLOGIES, INC.
SCHEDULE II
VALUATION AND QUALIFYING ACCOUNTS
(dollars in thousands)
ALLOWANCE FOR DOUBTFUL ACCOUNTS

For the years ended:

	Balance at		Effect of Foreign
	Beginning	Charged to Cost	Currency	Deduction from	Balance at End
	of Year	and Expense	Translation	Reserves	of Year
2015	$5,002	$1,117	$(641)	$(294)	$5,184
2014	$5,553	$274	$(579)	$(246)	$5,002
2013	$5,300	$425	$(47)	$(125)	$5,553

ALLOWANCE FOR SALES RETURNS

For the years ended:

	Balance at		Effect of Foreign
	Beginning	Charged to	Currency	Deduction from	Balance at End
	of Year	Revenue	Translation	Reserves	of Year
2015	$5,052	$2,173	$(687)	$(2,502)	$4,036
2014	$7,074	$5,453	$(6,937)	$(538)	$5,052
2013	$5,336	$7,660	$(397)	$(5,525)	$7,074

ALLOWANCE FOR CUSTOMER REBATES

For the years ended:

	Balance at		Effect of Foreign
	Beginning	Charged to	Currency	Deduction from	Balance at End
	of Year	Revenue	Translation	Reserves	of Year
2015	$1,595	$1,296	$(101)	$(1,105)	$1,685
2014	$1,314	$1,009	$(129)	$(599)	$1,595
2013	$1,364	$647	$(34)	$(663)	$1,314

INCOME TAX VALUATION ACCOUNT

For the years ended:

	Balance at	Charged to (Credited	Effect of Foreign
	Beginning	to) Income Tax	Currency	Deduction from	Balance at End
	of Year	Provision	Translation (1)	Reserves	of Year
2015	$102,795	$2,422	$(8,932)	$(1,955)	$94,330
2014	$99,859	$7,519	$2,042	$(6,625)	$102,795
2013	$112,143	$(2,973)	$(2,840)	$(6,471)	$99,859

(1)       This includes amounts recorded to accumulated other comprehensive income (loss).

Item 22. Undertakings.

The undersigned registrants hereby undertake:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

	(a)	To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

	(b)	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

	(c)	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)	That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser, if the registrant is subject to Rule 430C, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)	That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities: The undersigned registrants undertake that in a primary offering of securities of the undersigned registrants pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrants will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

	(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

	(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

	(iii)	The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

	(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(6)	That, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7)	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrants have been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrants of expenses incurred or paid by a director, officer or controlling person of the registrants in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrants will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(8)	To respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of this Form, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(9)	To supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

XERIUM TECHNOLOGIES, INC.

By:	/s/ Harold C. Bevis
Harold C. Bevis
Director, President and Chief Executive Officer

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President, Chief Executive Officer and Director
Harold C. Bevis	(Principal Executive Officer)

/s/ Clifford E. Pietrafitta	Executive Vice President, Chief Financial Officer and Treasurer
Clifford E. Pietrafitta	(Principal Financial and Principal Accounting Officer)

/s/ Roger A. Bailey	Director
Roger A. Bailey

/s/ Ambassador April H. Foley	Director
Ambassador April H. Foley

/s/ Jay J. Gurandiano	Director
Jay J. Gurandiano

/s/ John F. McGovern	Director
John F. McGovern

/s/ Alexander Toeldte	Director
Alexander Toeldte

/s/ James F. Wilson	Director
James F. Wilson

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

HUYCK LICENSCO INC.

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Director (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Director
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Director
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

JJ PLANK COMPANY, LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Manager (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Manager
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Manager
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

ROBEC BRAZIL LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Manager (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Manager
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Manager
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

STOWE WOODWARD LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Manager (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Manager
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Manager
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

STOWE WOODWARD LICENSCO LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Director (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Director
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Director
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

WANGNER ITELPA I LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Manager (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Manager
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Manager
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

WANGNER ITELPA II LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Manager (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Manager
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Manager
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

WEAVEXX, LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Manager (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Manager
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Manager
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

XERIUM ASIA, LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Manager (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Manager
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Manager
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

XERIUM III (US) LIMITED

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Director (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Director
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Director
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

XERIUM IV (US) LIMITED

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Director (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Director
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Director
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

XERIUM V (US) LIMITED

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Director (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Director
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Director
Michael F. Bly

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Youngsville, State of North Carolina, on December 6, 2016.

XTI LLC

By:	/s/ Harold C. Bevis
Harold C. Bevis
President

POWER OF ATTORNEY

KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below on this Registration Statement constitutes and appoints Harold C. Bevis and Clifford E. Pietrafitta, each of whom may act without joinder of the other, as their true and lawful attorneys-in-fact and agents, each with full power of substitution and resubstitution, for such person and in his or her name, place and stead, in any and all capacities, to sign any and all amendments to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or their substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, as amended, this registration statement has been signed below by the following persons in the capacities indicated on December 6, 2016.

Signature	Title

/s/ Harold C. Bevis	President and Manager (Principal Executive Officer)
Harold C. Bevis

/s/ Clifford E. Pietrafitta	Vice President, Chief Financial Officer, Treasurer and Manager
Clifford E. Pietrafitta	(Principal Financial and Accounting Officer)

/s/ Michael F. Bly	Manager
Michael F. Bly

EXHIBIT INDEX

Exhibit No.	Description of Exhibit
2.1(1)*	Joint Prepackaged Plan of Reorganization, as confirmed by the bankruptcy court on May 12, 2010.
2.2(2)	Confirmation Order, dated May 12, 2010.
3.1(3)	Second Amended and Restated Certificate of Incorporation of Xerium Technologies, Inc.
3.2(4)	Amended and Restated By-Laws of Xerium Technologies, Inc.
3.3(5)	Certificate of Incorporation of Huyck Licensco Inc.
3.4(6)	By-Laws of Huyck Licensco Inc., as Amended.
3.5**	Certificate of Formation of JJ Plank Company, LLC.
3.6**	Limited Liability Company Agreement of JJ Plank Company, LLC.
3.7(7)	Certificate of Formation of Robec Brazil LLC.
3.8(8)	Limited Liability Company Agreement of Robec Brazil LLC.
3.9(9)	Certificate of Formation of Stowe Woodward LLC.
3.10(10)	Limited Liability Company Agreement of Stowe Woodward LLC.
3.11(11)	Certificate of Formation of Stowe Woodward Licensco LLC.
3.12(12)	Limited Liability Company Agreement of Stowe Woodward Licensco LLC.
3.13(13)	Certificate of Formation of Wangner Itelpa I LLC.
3.14(14)	Limited Liability Company Agreement of Wangner Itelpa I LLC.
3.15(15)	Certificate of Formation of Wangner Itelpa II LLC.
3.16(16)	Limited Liability Company Agreement of Wangner Itelpa II LLC.
3.17(17)	Certificate of Formation of Weavexx, LLC.
3.18(18)	Limited Liability Company Agreement of Weavexx, LLC.
3.19(19)	Certificate of Formation of Xerium Asia, LLC.
3.20(20)	Limited Liability Company Agreement of Xerium Asia, LLC.
3.21(21)	Certificate of Incorporation of Xerium III (US) Limited.
3.22(22)	By-Laws of Xerium III (US) Limited.
3.23(23)	Certificate of Incorporation of Xerium IV (US) Limited.
3.24(24)	By-Laws of Xerium IV (US) Limited.
3.25(25)	Certificate of Incorporation of Xerium V (US) Limited.
3.26(26)	By-Laws of Xerium V (US) Limited.
3.27(27)	Certificate of Formation of XTI LLC.
3.28(28)	Limited Liability Company Agreement of XTI LLC.
4.1(29)	Indenture among the Company, the guarantor parties thereto and U.S. Bank National Association as Trustee, dated August 9, 2016.
4.2(30)	Registration Rights Agreement among the Company, the guarantor parties thereto and the Initial Purchasers, dated August 9, 2016.
4.3(31)	Form of 9.500% Senior Secured Notes due 2021 (included in exhibit 4.1).
4.4(32)	Pledge and Security Agreement among the Company, the grantor parties thereto and U.S. Bank National Association as Collateral Agent, dated August 9, 2016.
5.1**	Legal Opinion of Dentons US LLP
12.1**	Computation of Ratio of Earnings to Fixed Charges.
23.1**	Consent of Ernst & Young LLP.
23.2**	Consent of Dentons US LLP (contained in Exhibit 5.1).
24.1**	Power of Attorney (included on the signature pages hereto).

Exhibit No.	Description of Exhibit
25.1**	Form T-1 Statement of Eligibility under the Trust Indenture Act of 1939 of U.S. Bank National Association with respect to the Indenture.
99.1**	Form of Letter of Transmittal.
99.2**	Form of Notice of Guaranteed Delivery.
99.3**	Form of Letter from Xerium Technologies, Inc. to Brokers, Dealers, Commercial Banks, Trust Companies and Other Nominees.
99.4**	Form of Letter to Clients.

(1)	Filed as Exhibit 2.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 14, 2010, and incorporated herein by reference.
(2)	Filed as Exhibit 2.2 to the Registrant’s Quarterly Report on Form 10-Q filed on May 14, 2010, and incorporated herein by reference.
(3)	Filed as Exhibit 3.1 to the Registrant’s Current Report on Form 8-K filed on May 28, 2010, and incorporated herein by reference.
(4)	Filed as Exhibit 3.1 to the Registrant’s Quarterly Report on Form 10-Q filed on May 11, 2015, and incorporated herein by reference.
(5)	Filed as Exhibit 3.27 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(6)	Filed as Exhibit 3.28 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(7)	Filed as Exhibit 3.5 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(8)	Filed as Exhibit 3.6 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(9)	Filed as Exhibit 3.35 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(10)	Filed as Exhibit 3.36 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(11)	Filed as Exhibit 3.33 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(12)	Filed as Exhibit 3.34 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(13)	Filed as Exhibit 3.11 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(14)	Filed as Exhibit 3.12 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(15)	Filed as Exhibit 3.13 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(16)	Filed as Exhibit 3.14 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(17)	Filed as Exhibit 3.15 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(18)	Filed as Exhibit 3.16 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(19)	Filed as Exhibit 3.17 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(20)	Filed as Exhibit 3.18 to the Registrant’s Registration Statement on Form S-4 filed on December 22, 2011, and incorporated herein by reference.
(21)	Filed as Exhibit 3.21 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(22)	Filed as Exhibit 3.22 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(23)	Filed as Exhibit 3.31 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(24)	Filed as Exhibit 3.32 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.

(25)	Filed as Exhibit 3.37 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(26)	Filed as Exhibit 3.38 to Amendment No. 1 to the Registrant’s Registration Statement on Form S-1 filed on June 11, 2004, and incorporated herein by reference.
(27)	Filed as Exhibit 3.39 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on July 9, 2004, and incorporated herein by reference.
(28)	Filed as Exhibit 3.40 to Amendment No. 2 to the Registrant’s Registration Statement on Form S-1 filed on July 9, 2004, and incorporated herein by reference.
(29)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2016, and incorporated herein by reference.
(30)	Filed as Exhibit 10.2 to the Registrant’s Current Report on Form 8-K filed on August 9, 2016, and incorporated herein by reference.
(31)	Filed as Exhibit 4.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2016, and incorporated herein by reference.
(32)	Filed as Exhibit 10.1 to the Registrant’s Current Report on Form 8-K filed on August 9, 2016, and incorporated herein by reference.
*	The following exhibits to the Joint Prepackaged Plan of Reorganization were filed with the bankruptcy court, which, as permitted by Item 601(b)(2) of Regulation S-K, have been omitted from this Registration Statement on Form S-4 . We will furnish supplementally a copy of any exhibit to the Joint Prepackaged Plan of Reorganization to the Securities and Exchange Commission upon request.
**	Filed Herewith

	Exhibit A	Amended and Restated Credit Facility
	Exhibit B	Commitment Letter
	Exhibit C	New Management Incentive Plan
	Exhibit D	New Warrants
	Exhibit E	Executory Contracts and Unexpired Leases to be Rejected
	Exhibit F	Amended and Restated Pledge and Security Agreement
	Exhibit G	Austria Contribution Agreement
Exhibit H	Austria Note
Exhibit I	Austria Purchase Agreement
Exhibit J	Canada Direction Letter Agreement
Exhibit K	Exit Facility Credit Agreement
Exhibit L	Exit Facility Pledge and Security Agreement
Exhibit M	Germany Assumption Agreement
Exhibit N	Intercreditor Agreement
Exhibit O	Nominating Agreement
Exhibit P	Registration Rights Agreement
Exhibit Q	Restated Bylaws of each Reorganized Debtor
Exhibit R	Restated Charters of each Reorganized Debtor
Exhibit S	Shareholder Rights Plan
Exhibit T	U.S. Direction Letter Agreement
Exhibit U	Initial Directors and Initial Officers of the Reorganized Debtors
Exhibit V	Retained Actions
Exhibit W	Additional Intercompany Transactions